      As filed with the Securities and Exchange Commission on May 10, 1999
                                                        Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                     National Discount Brokers Group, Inc.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   22-2394480
                    (I.R.S. Employer Identification Number)

                            10 Exchange Place Centre
                         Jersey City, New Jersey 07302
                                 (201) 946-2200
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ---------------

                          Frank E. Lawatsch, Jr., Esq.
            Executive Vice President, Secretary and General Counsel
                     National Discount Brokers Group, Inc.
                            10 Exchange Place Centre
                         Jersey City, New Jersey 07302
                                 (201) 946-2200
                              Fax: (201) 946-4510
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                ---------------

                                   Copies to:

      James B. Keenan, Esq.               Eduardo Vidal, Esq.           Richard C. Tilghman, Jr. Esq.
     Gibbons, Del Deo, Dolan,         Morgan, Lewis & Bockius LLP           Piper & Marbury L.L.P.
      Griffinger & Vecchione                101 Park Avenue                36 South Charles Street
       One Riverfront Plaza             New York, New York 10178          Baltimore, Maryland 21201
     Newark, New Jersey 07102                (212) 309-6000                     (410) 539-2530
          (973) 596-4500                  Fax: (212) 309-6273                Fax: (410) 539-0489
       Fax: (973) 596-0545

  Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                              Proposed
                                                         Maximum Aggregate            Amount of
          Title of Shares to Be Registered             Offering Price (1)(2)       Registration Fee
---------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share.............         $157,722,500              $43,846.86
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------

(1) Includes shares to be sold upon exercise of the underwriters' over-allotment option. See "Underwriting."
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 of Regulation C under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Company's common stock on the New York Stock Exchange on May 5, 1999.
                                ---------------
  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities, and we are not soliciting offers to buy these +
+securities, in any state where the offer or sale is not permitted.            +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                                               Subject to
                                               Completion
                                                    May 10, 1999

                                2,600,000 Shares

                                     [LOGO]

                                  Common Stock

                                 ------------

  We are a leading provider of online retail discount brokerage services and a leading market maker in Nasdaq securities. We are offering all of the shares of common stock offered under this prospectus.

  Our common stock is listed on the New York Stock Exchange under the symbol "NDB." On May 7, 1999, the last reported sale price of our common stock on the New York Stock Exchange was $52 15/16 per share.

  Investing in our common stock involves risks. Please read the "Risk Factors" section beginning on page 5 to read about certain risks that you should consider before buying shares of our common stock.

                                 ------------

                                                                      Per
                                                                     Share Total
                                                                     ----- -----
  Public offering price............................................. $     $
  Underwriting discounts and commissions............................ $     $
  Total proceeds, before expenses, to us............................ $     $

  Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                 ------------

  We have granted the underwriters a 30-day option to purchase up to an additional 390,000 shares of common stock from us at the offering price less the underwriting discounts and commissions to cover any over-allotments.

  The underwriters expect to deliver the shares of common stock against payment
in Baltimore, Maryland on      , 1999.

BT Alex. Brown                                        U.S. Bancorp Piper Jaffray

                            Deutsche Bank Securities

                                       , 1999.

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Summary..................................................................   1
The Offering.............................................................   3
Summary Pro Forma Consolidated Financial Information.....................   4
Risk Factors.............................................................   5
Use of Proceeds..........................................................  15
Price Range of Common Stock and Dividend Policy..........................  15
Capitalization...........................................................  16
Business.................................................................  17
Management...............................................................  36
Principal Stockholders...................................................  39
Underwriting.............................................................  41
Legal Matters............................................................  42
Experts..................................................................  42
Where You Can Find More Information......................................  43
Incorporation of Certain Documents by Reference..........................  43
Index to Pro Forma Condensed Consolidated Financial Statements and
 Consolidated Financial Statements.......................................  44

                               ----------------
This prospectus contains registered service marks, trademarks, and trade names of National Discount Brokers Group, Inc. and its subsidiaries.

                                    SUMMARY

  This summary highlights selected information from this prospectus. It may not contain all the information that is important to you. To understand this offering fully, you should carefully read the entire prospectus, including the risk factors and our financial statements and the related notes. In this prospectus, "we," "us" and "our" refer to National Discount Brokers Group, Inc. and its subsidiaries, unless the context requires otherwise. References to NDB.com refer to Triak Services Corp., our wholly owned subsidiary doing business as National Discount Brokers/NDB.com. References to Sherwood Securities refer to Sherwood Securities Corp., our wholly owned subsidiary.

  We have a 46.845% membership interest in Equitrade Partners, L.L.C., which we have agreed to sell to Spear, Leeds & Kellogg Specialists L.L.C. We have not included any information regarding Equitrade in this prospectus.

  Our fiscal year ends on May 31 of each year. For example, when we refer to our "fiscal year 1998", we mean our fiscal year that ended on May 31, 1998.

Our Business

  We are a leading provider of online retail discount brokerage services and a leading market maker in Nasdaq equity securities. NDB.com is one of the first online retail discount brokers and the first to offer flat fee trading. We offer customers automated securities order placement and information services through the Internet, as well as through touch tone telephone and registered representatives. NDB.com intends to introduce a new Web site by June 30, 1999. Until then, customers can continue to access our existing Web site. Based upon the performance of our new Web site, Barron's ranked us the number two online broker in a study testing trade execution, ease of use, reliability, amenities and commissions. Our customers can place orders, monitor their portfolios and research investments online 24 hours a day, seven days a week. We offer a wide range of products and services designed to appeal to all self-directed investors, including trading on all major U.S. equity markets, real-time market information, cash management services and educational programs. NDB.com currently has over 137,000 accounts, an increase of 750% since May 31, 1994.

  Sherwood Securities makes a market in over 3,900 Nasdaq securities, making it the fifth largest Nasdaq market maker based on the number of stocks in which it makes a market. We provide best execution trading services to our broker-dealer and institutional customers through our proprietary trading methodologies and sophisticated trading systems, which we have designed to manage the risk inherent in trading securities. Sherwood Securities has also experienced significant growth. Our annual trading volume has increased 92% over the past four years to over six billion shares.

Our Market Opportunity

  The U.S. market for equity securities has grown dramatically in recent years. The large increase in the average daily trading volume on Nasdaq has resulted from the combination of historic market highs and the growing number of issuers listed on Nasdaq. At the same time, technology has advanced to the point where more investors are trading online. This has created a new class of self-reliant and value-oriented investors that are comfortable with electronic commerce. We believe we are well positioned to take advantage of the significant market opportunity that exists for faster, easier, more reliable and less expensive trading systems because we are both an online retail discount broker and a Nasdaq market maker. Since many of NDB.com customer orders for Nasdaq stocks are directed to Sherwood Securities, we are involved in both the placement and execution of these orders, which increases our opportunity to generate revenues from each transaction.

Our Strategy

  As part of our strategy to leverage this market opportunity, we intend to:

  . Build our brand awareness through marketing, advertising and affinity relationships;

  .  Maintain our leading technology;

  . Differentiate our products and services by providing superior customer service;

  . Become a full service provider by expanding the financial products and services we offer customers;

  .  Enhance the content of the information we provide our customers online;
     and

  .  Expand our vertical integration by beginning self-clearing operations.

Our Competitive Advantages

  We believe our competitive advantages will enable us to achieve our goals of becoming the leading, branded provider of online retail discount brokerage services and enhancing our position as a leading Nasdaq market maker. These competitive advantages include:

  . Easy-to-use systems. Our new Web site has been designed to be easy to use and navigate. We also offer our customers the option to access our services by telephone, via our PowerBroker system, or through our registered representatives.

  . Superior customer service. Our "high tech and high touch" approach emphasizes our commitment to providing customers not only with the technology and information services necessary for them to make their own investment decisions, but also with the customer service support self-directed investors now demand.

  . Breadth of products and services. Our wide range of products and services offers something for every investor, whether an active trader, life goal planner or serious investor.

  . Strong risk management systems. Sherwood Securities has increased its trading volume to offset narrowing spreads while effectively managing its risk though its sophisticated trading methodologies and risk management systems.

  . Experienced management. Our senior executive officers have an average of 25 years of experience in all aspects of equity securities transactions and have designed our technology systems and our products and services with the needs of our users in mind.

Recent Developments

  We own a 46.845% membership interest in Equitrade Partners, L.L.C., a registered specialist in over 200 securities listed on the NYSE. We have reached an agreement with Spear, Leeds & Kellogg Specialists L.L.C. to sell our interest in Equitrade and expect to realize a pre-tax gain, net of CEO bonus accrual, on the sale of approximately $36 million. We expect the transaction to close during the first quarter of fiscal year 2000. We cannot assure you that the closing will occur on schedule or at all. There are conditions to the closing of this transaction, including the approval of the NYSE. We cannot assure you that this approval will be received at all or that it will be on terms acceptable to Spear, Leeds & Kellogg.

Our History

  We are a Delaware corporation formed in 1981. Our executive offices are located at 10 Exchange Place Centre, Jersey City, New Jersey 07302. Our telephone number is (201) 946-2200. We are the holding company for National Discount Brokers/NDB.com, our online retail discount broker subsidiary and Sherwood Securities, our Nasdaq market maker subsidiary. NDB.com and Sherwood Securities are licensed by the SEC as broker-dealers and are members of the National Association of Securities Dealers (NASD).

                                  THE OFFERING

 Common stock offered by us..........................  2,600,000 shares
 Common stock to be outstanding after this offering.. 16,594,883 shares (1)
 Use of proceeds..................................... We intend to use the net proceeds from this
                                                      offering for
                                                      infrastructure and
                                                      technological
                                                      improvements,
                                                      commencement of self-
                                                      clearing operations,
                                                      marketing and advertising
                                                      and working capital.
 New York Stock Exchange symbol......................  NDB

--------
(1) Excludes 1,738,987 shares of common stock reserved for issuance under our stock option plans. Options to purchase 1,488,760 shares were outstanding at April 30, 1999. This information also assumes no exercise of the underwriters' over-allotment option.

              SUMMARY PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

  The following unaudited pro forma condensed consolidated financial information gives effect to the proposed sale of Equitrade as if it occurred as of June 1, 1995. This financial information is not necessarily indicative of what the financial results would have been if Equitrade had been sold as of June 1, 1995 and are not necessarily indicative of future results. These financial statements reflect the following adjustments:

  . eliminating the assets and liabilities of Equitrade;
  . recording cash of approximately $82,400,000 (consisting of gain on sale, return of capital and net repayment of notes receivable);
  .  recording CEO bonus accrual of approximately $6,400,000;
  . recording after-tax gain of approximately $20,500,000; and . recording the increase in income taxes payable on the gain of approximately $15,500,000 calculated using the statutory tax rate of 43%.

                                                                           Nine Months Ended February
                                      Years Ended May 31,                              28,
                          ----------------------------------------------  ------------------------------
                               1996            1997            1998            1998            1999
                          --------------  --------------  --------------  --------------  --------------
                                     (in thousands, except per share and operating data)
Statement of Income
 Data:
 Revenues:
 Firm securities
  transactions--net.....  $      122,691  $      117,491  $       90,256  $       65,485  $       97,693
 Commission income......          30,724          32,639          37,052          27,359          30,992
 Other revenues.........           8,320          11,052          11,504           8,481          12,314
  Total revenues........         161,735         161,182         138,812         101,325         140,999
 Income before taxes....          29,313          12,647          11,739           7,141          21,516
 Net income from
  continuing
  operations............          16,589           6,350           5,691           3,799          11,442
 Net income per share
  from continuing
  operations:
 Basic..................           $1.31            $.49            $.42            $.29            $.82
 Diluted................           $1.26            $.49            $.42            $.29            $.81
Operating Data:
 NDB.com:
 Number of accounts.....          59,000          79,000          99,000          92,000         128,000
 Average daily trades...           4,500           4,700           6,100           6,000           7,200
 Total account assets...  $3,200,000,000  $4,000,000,000  $5,300,000,000  $5,000,000,000  $6,500,000,000
 Total marketing
  expenses..............  $    1,722,000  $    2,376,000  $    3,240,000  $    1,217,000  $    4,592,000
 Sherwood Securities:
 Trading volume
  (shares)..............   5,438,000,000   5,564,000,000   6,473,000,000   4,764,000,000   5,251,000,000
 Average daily trades...          12,400          12,700          16,800          16,200          22,000
 Stocks in which we make
  a market:
  Number................           3,200           3,300           3,400           3,400           3,700
  National Market System
   listed...............              63%             64%             76%             76%             81%
                                                February 28, 1999
                                          ------------------------------
                                                            Pro forma
                                            Pro forma     as adjusted(1)
                                          --------------  --------------
Statement of Financial
 Condition Data:
 Cash...................                  $       83,599  $      216,619
 Total assets...........                         242,470         375,490
 Total liabilities......                          88,589          88,589
 Stockholders' equity...                         153,880         286,900

--------
(1) As adjusted to reflect the sale of 2,600,000 shares of our common stock in this offering at an assumed offering price of $55.00 per share (after deducting underwriting discounts and commissions and estimated offering expenses).

                                  RISK FACTORS

  You should carefully consider the following risks before you decide to buy our common stock. Our business, financial condition or operating results may suffer if any of the following risks actually occur. Additional risks and uncertainties not currently known to us may also adversely effect our business, financial condition or operating results. If any of these risks or uncertainties occurs, the trading price of our common stock could decline, and you may lose all or part of the money you paid to buy our common stock.

  We have made statements in this prospectus and in documents that are incorporated by reference into this prospectus that constitute forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties. These forward-looking statements generally are accompanied by words such as "intend," "anticipate," "believe," "estimate," "expect," "should," or similar expressions. You should understand that these forward-looking statements are subject to a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from estimates or projections contained in forward-looking statements include those described in "Risk Factors."

Adverse Economic and Political Conditions May Cause Substantial Declines in the Securities Markets and Adversely Affect Our Results of Operations

  The securities business is, by its nature, risky and volatile and is directly affected by many national and international factors that are beyond our control. Any one of these factors may cause a substantial decline in the securities markets, which could materially adversely affect our business. These factors include:

  . economic and political conditions in the United States and elsewhere in the world;

  .  concerns over inflation;

  . the availability of cash for investment by mutual funds and other institutional and retail investors;

  .  rising interest rates;

  .  legislative and regulatory changes; and

  .  currency values.

  In the past several years, the U.S. securities markets have achieved historic highs. We do not believe these strong markets can continue indefinitely. Our revenues and profitability are likely to decline significantly during periods of weak economic or securities market conditions. Even if the securities markets remain strong, trading in securities is inherently risky due to market volatility, and we may incur substantial losses. The securities business is also subject to various other risks, including customer default, employee mistakes or misconduct and litigation. These risks could have a material adverse effect on our business, financial condition and operating results.

Sherwood Securities Accounted for 66% of our Revenues in the Nine Months Ended February 28, 1999

  We derive a substantial portion of our revenues from Nasdaq market making activities and expect this to continue for the foreseeable future. Any factor adversely affecting market making in general, or our market making activities in particular, is likely to have a materially adverse effect on our business, financial condition and operating results. Our future success will depend on continued growth in demand for our market making services and our ability to respond to regulatory and technological changes and customer demands. If demand for our market making services fails to grow at the rates we anticipate and we are unable to increase revenues in other areas of our business, our business, financial condition and operating results would be materially and adversely affected.

  NASD rules require broker-dealers to get best execution of customer orders. If Sherwood Securities does not adequately assess the market for the best available price, its customers may direct order flow to other market makers for execution. In that case, we will miss an opportunity to generate additional consolidated revenues.

Our Agreement to Sell Equitrade May Not Close

  We have an agreement to sell Equitrade to Spear, Leeds & Kellogg Specialists L.L.C. This agreement contains several conditions to closing, including the approval of the NYSE. We can not assure you that these conditions to closing will all be satisfied and that the sale of Equitrade will occur on schedule or that it will occur at all. If we do not sell Equitrade to Spear, Leeds & Kellogg, we cannot assure you that we will be able to sell Equitrade to another buyer.

Our Revenues May Decrease Because of Declines in Securities Market Volume or Securities Prices

  Our revenues and profits may decrease because of declines in either the volume of the securities transactions we engage in or the prices of securities we trade. Sudden sharp declines in market values of securities can result in:

  .  illiquid markets;

  . declines in the market values of the securities we hold in our inventory;

  . the failure of buyers and sellers of the securities we trade to fulfill their settlement obligations; and

  .increases in claims against us on account of our securities business.

  More and more of our revenues in the past few years have come from our online discount brokerage business. Our brokerage business is also directly affected by economic and political conditions, broad trends in business and finance and changes in the volume and price levels of securities and futures transactions. We are particularly affected by volatility in technology and Internet-related stocks because a significant portion of our customers invest in these types of stocks. Lower trading volumes will adversely affect our revenues and our profitability because our overhead remains relatively fixed. Our brokerage business, by its nature, is subject to various other risks, including customer default and employee misconduct and errors. When we permit customers to purchase securities on margin, we assume the risk of a decline in the value of the customers' collateral. In a volatile market, the value of our customers' margin collateral may decline quickly, and we may be unable to liquidate the collateral before its value drops below what our customers owe us. This could cause us to incur substantial losses.

Changes in the Securities Industry May Adversely Affect Our Profitability

  The securities industry has undergone several fundamental changes over the past few years. These have caused an increase in the volume of equity securities traded in the U.S. securities markets and a decrease in the spreads received by market makers. We cannot assure you that market making spreads will remain at the same levels in the future. Factors affecting spreads include the following:

  .  the emergence of online discount brokers;

  .  the increased prominence of online retail investors;

  .  the increased prominence of institutional investors;

  .  consolidation among firms in the securities industry;

  .  new regulations at the federal and state level; and

  .  the increased use of technology.

  We derive a substantial portion of our revenues from our market making activities in securities that trade on Nasdaq. Over the past several years, Nasdaq has taken regulatory actions to reduce spreads between bid and ask prices for securities. Nasdaq, the NYSE and AMEX are currently considering regulations to require that securities trade in decimals rather than fractions. Adoption of these regulations may result in a further decrease in spreads between bid and ask prices, which could make our market making less profitable.

Our Operating Results May Fluctuate

  Our revenues and profitability have fluctuated from quarter to quarter in the past. We expect this trend to continue in the future because of a number of factors, including:

  . changes in the value of our inventory of securities and our ability to manage related risks;

  .  changes in trade execution and clearance fees we have to pay;

  .  the addition or loss of some of our sales and trading professionals;

  .  our cost of complying with government regulations;

  .  declines in market confidence in Internet and other emerging companies;

  .  the amount and timing of our capital expenditures;

  .  timing of our expenditures on marketing;

  . timing of the introduction of, or enhancement to, online products and services by NDB.com or its competitors;

  .changes we or our competitors make in pricing policies;

  .changes in our strategy; and

  .seasonal trends.


  Due to these and other factors, period to period comparisons of our operating results may not be meaningful. You should not rely on these comparisons as an indication of our expected future performance. We also cannot assure you that we will be able to grow our revenues or increase our profitability. Our future operating results may be below the expectations of securities analysts and investors. If that happens, the market price of our common stock could decline substantially.

Our Securities Business is Subject to Extensive Government Regulation

  The SEC, NASD and other agencies extensively regulate the U.S. securities industry. We are required to comply strictly with the rules and regulations of these agencies. As a matter of public policy, these regulatory bodies are responsible for safeguarding the integrity of the securities and other financial markets and protecting the interests of investors in those markets. As a market maker and broker-dealer, most aspects of our business are highly regulated, including:

  .  our market making practices;

  .the way we deal with our individual and institutional customers;

  .our capital structure;

  .our record keeping and retention; and

  .the conduct of our directors, officers and employees.

  If we fail to comply with any of these laws, rules or regulations, we are subject to censure, fines, cease-and-desist orders or suspension of our business. Also, one or more of our directors, officers or employees could be subject to the same penalties. Any of these could have a material adverse effect on our business reputation, as well as our financial condition and operating results. These agencies have broad powers to investigate and enforce compliance and punish non-compliance with their rules and regulations. We cannot assure you that we and/or our directors, officers and employees will be able to fully comply and will not be subject to claims or actions by these agencies.

The Regulatory Environment in Which We Operate Is Subject to Change

  There are frequent changes in the laws and regulations affecting the securities industry and the securities markets. Additional regulation, changes in existing laws and rules or changes in interpretations or the method of enforcement of existing laws and rules often directly affect the operations and profitability of the securities business. For example, the profitability of our market making activities could decline because of changes in the government's antitrust policy, the interest rate policies of the Board of Governors of the Federal Reserve System or the tax treatment of capital gains from securities transactions. Additional regulation, changes in the interpretation or enforcement of existing laws, rules and policies by the SEC, the NASD or other agencies could have a material adverse effect on our business, financial condition and operating results.

  Our business, both directly and indirectly, relies on the Internet and other electronic communications gateways. We intend to expand our use of these gateways. To date, the use of the Internet has been relatively free from regulation. However, the SEC, the NASD and several states are considering whether to regulate various aspects of use of the Internet for securities transactions. As a result, there may be new laws or regulations that constrain our and our customers' ability to transact business over the Internet or by other electronic communications gateways. This could have a material adverse effect on our business, financial condition and operating results.

We Are Subject to Net Capital Requirements

  The SEC and the NASD have strict rules that require us to maintain sufficient net capital. If we fail to maintain the required net capital, the SEC or the NASD may suspend or revoke our broker-dealer licenses. Also, a change in the net capital rules, the imposition of new rules or any unusually large charge against our net capital could limit our operations. A significant operating loss or any unusually large charge against our net capital could adversely affect our ability to expand or even maintain our present levels of business, which could have a material adverse effect on our business, financial condition and operating results. Also, these net capital requirements limit our ability to transfer funds from our broker-dealer subsidiaries to ourselves. This means that we may be unable to repay our debts, fund our operations or repurchase our stock.

Our Business Involves Substantial Credit Risks

  We clear our securities transactions through unaffiliated clearing agents. Under the terms of our clearing agent agreements, our clearing agents have the right to charge us for losses that result from our customers' failure to fulfill their contractual obligations. Our policy is to monitor the credit standing of our customers. However, we cannot assure you that our customers will not default on their obligations. Any customer default could have a material adverse effect on our business, financial condition and operating results. Also, most of our securities assets are held at one or more clearing agents. Therefore, we would incur substantial losses if one of our clearing agents were to become insolvent or otherwise unable to meet its financial obligations. Our clearing agents also lend money to our brokerage customers through the use of margin credit secured by customers' securities, cash or cash equivalents. Under the terms of our agreements with the clearing agents, if our customers fail to (a) pay for their purchases, (b) deliver the securities that they have sold, or (c) repay funds they have borrowed, the clearing agent has the right to charge us for any losses it incurs.

We Depend on Our Clearing Agents

  Our communications and information systems are coordinated with the information systems of our clearing agents. They furnish us with the information necessary to run our business, including transaction summaries, data feeds for compliance and risk management, execution reports and trade confirmations. We rely on our clearing brokers to discharge their obligations to us and our customers on a timely basis. If they fail to do so, or experience systems failure, Year 2000 issues, interruptions or capacity constraints, our business, financial condition and operating results may suffer.

Our Proposed Self-Clearing Operations Will Subject us to Additional Regulation and Risk of Loss Related to Handling Customer Funds

  We intend to use a portion of the net proceeds of this offering to begin our own clearing operations. This involves the confirmation, receipt, settlement and delivery functions involved in securities transactions. Self-clearing operations involve substantial risks of losses, including losses from clerical errors in the handling of customer funds and securities. Self-clearing securities firms are subject to substantially more regulatory control and examination than firms using third party clearing agents. If we make errors in clearing securities trades or reporting them, we could incur civil penalties from the SEC or the NASD and claims from parties to those trades who are financially harmed. Any liability arising from self-clearing operations could have a material adverse effect on our business, financial condition and operating results. There can be no assurance that our self-clearing operations will result in reduced expenses or that we will be successful in commencing self-clearing operations.

Our NDB.com Business Depends on the Development of E-Commerce and the Internet

  Adoption of e-commerce, especially by those consumers who have historically relied on traditional means of commerce, will require broad acceptance and use by consumers of new and substantially different methods. Our services involve a relatively new approach to trading securities. As a result, we may have to expend significant time and money on marketing to educate prospective customers about the benefits of purchasing our products and using our services. We cannot assure you that a large base of consumers will adopt and continue to use the Internet as a medium to purchase and sell securities.

  The demand for online discount brokerage services is at an early stage and is rapidly evolving. We cannot be certain that the infrastructure of the Internet will develop sufficiently to support an increase in e-commerce. Consumers may reject the Internet as a medium for commerce and communication for a number of reasons, including:

  . concerns about transaction security, privacy, reliability, cost, ease of use, accessibility and quality of service;

  . the infrastructure and related services necessary to support e-commerce and Internet access and service may fail to develop sufficiently and have a negative effect on growth of the Internet;

  . delays in the development or implementation of new protocols and standards may cause the Internet to fail to maintain viability;

  . slow communication speed on the Internet or our system may delay the execution of customer transactions; and

  .  increased governmental regulation of the Internet.

  If the Internet fails to further develop as a viable commercial medium, or if consumers fail to adopt e-commerce as an acceptable and widely used medium for commerce and communication or do not have confidence in our services and their security, our NDB.com business is unlikely to succeed over the longer term.

Our Encryption Technology may be Breached or Compromised

  Consumers have significant concerns about secure transmissions of confidential information, especially financial and credit card information, over public networks like the Internet. This remains a significant barrier to general acceptance of e-commerce and other aspects of our business. We rely on encryption, authentication technology, including public key cryptography technology and firewalls, to provide the necessary security for the confidential information transmitted to and from NDB.com customers over the Internet. If we experience a breach or compromise involving the algorithms used to secure our Internet transmissions, or if consumers are not satisfied that those transmissions are secure, our NDB.com business may not succeed.

We Depend on Third Parties to Provide Accurate and Timely Financial Information, Analyses, Quotes and Other Data

  We receive market and financial information, including quotes, news stories, company research reports, technical analyses and analysts' recommendations from a number of third parties, including eLogic, Reuters and Briefing.com. We then distribute this information to our NDB.com customers, primarily through our Web site. We depend upon these information suppliers to accurately provide and format this data, in many cases on a real-time basis. If these suppliers fail to supply accurate or timely information, our customers may develop an adverse perception of our NDB.com business and cease doing business with us. We may also be subject to claims for negligence, copyright or trademark infringement or other theories based on the nature and content of information we provide our customers. We do not maintain insurance to cover most of these types of liabilities. Any uninsured or underinsured liability could have a material adverse effect on our business, financial condition and operating results.

We Depend Significantly on Our Computer and Communications Systems; System Failures and Capacity Constraints Could Harm Our Business

  We rely heavily on various computer and communications systems to operate and support our business, including NDB.com's new Web site. We rely particularly on third parties such as Nasdaq, our telephone companies, online service providers, data processors and software and hardware vendors. Our systems, including NDB.com's new Web site, or those of our third party providers may fail or operate slowly, causing one or more of the following:

  .  unanticipated disruptions in service to our customers;

  .  slower response times;

  .  delays in trading;

  .  failed settlement of trades;

  .  decreased customer service and customer satisfaction;

  .  incomplete or inaccurate accounting, recording or processing of trades;

  .  delays in our introduction of new products and services;

  .  financial losses;

  .  litigation or other customer claims; and

  .  regulatory sanctions.

  We cannot assure you that we will not experience systems failures from power, telecommunications or computer hardware failure, acts of God or war, human error, natural disasters, fire, power loss, sabotage, computer viruses, software failure, intentional acts of vandalism and similar events. We do not currently maintain a disaster recovery center for our systems, although we are in the process of developing such a center. In the event of a system disruption or failure, we do not have any back-up system to provide any computer-related services to our customers, including NDB.com's new Web site. Any system failure that causes an interruption in service or decreases the responsiveness of our service could impair our reputation, damage our brand name and have a material adverse effect on our business, financial condition and operating results. Additionally, we may be required to expend significant time and money to protect against the threat of security breaches or to alleviate problems caused by any breaches.

Successful Introduction of New Web Site by NDB.com May be Delayed

  NDB.com's future growth depends significantly on the successful introduction of its new Web site. Our inability to successfully introduce this Web site by June 30, 1999 or an introduction that suffers operational difficulties could substantially impair the future prospects of NDB.com. This would have a material adverse effect on our business, financial condition and operating results.

Our Systems as Well as Those of Others May Prove Not to Be Year 2000 Compliant, Which Could Significantly Disrupt Our Business

  Any significant disruption of our computer infrastructure caused by the inability to recognize dates beginning on January 1, 2000 could significantly disrupt our business. If our efforts to address Year 2000 compliance issues fail, or if third parties with whom we do business do not successfully address this issue, we could experience a systems failure beyond our control. This would cause prolonged Internet, telecommunications or electrical failure, which would make it difficult or impossible for us to conduct business. These events could have a material adverse effect on our business, financial condition and operating results.

We are Subject to the Risks of Litigation and Securities Laws Liability

  Many aspects of our business involve substantial risks of liability. As a market maker, we are exposed to substantial liability under Federal and state laws and court decisions, as well as the rules and regulations of the SEC and the NASD. Additionally, dissatisfied customers frequently make claims of unauthorized trading, mismanagement, breach of fiduciary duty or even fraud. We could incur significant legal expenses defending claims, even those without merit. An adverse resolution of any lawsuits or claims against us could have a material adverse effect on our business, financial condition and operating results.

We May Have Difficulty in Managing Our Growth

  We have rapidly and significantly expanded our operations over the past few years and intend to continue to do so. The growth of our business and expansion of our customer base has placed, and will continue to place, a significant strain on our management, computer systems and facilities. This growth has required and will continue to require us to make substantial investments in our management personnel, financial and management systems and controls and facilities. If our revenue growth is less than we project, the costs associated with these investments will cause our operating margins to decline from current levels. If we fail to make these investments on a timely basis, we may be unable to operate and manage our business effectively. This could have a materially adverse effect on our business, financial condition and results of operations.

  We use internally developed systems to operate many parts of our business, including transaction processing systems that were designed to be scalable. However, if our customer base increases substantially, we will need to expand significantly and upgrade our technology, transaction processing systems and network infrastructure. We cannot be sure that we can expand and upgrade our systems quickly enough to keep up with growth in our business. Also, we may not be able to accurately project the necessary timing or cost of our systems' expansion and upgrades.

We Depend on Our Ability to Attract and Retain Key Personnel

  Our future success depends, in significant part, upon the continued service of our executive officers, managers, and our sales, trading, compliance and technical personnel. We require highly skilled, and often specialized, individuals for these positions. We face intense competition for highly qualified executives, managers and sales, trading, compliance and technical personnel. From time to time, companies in the securities industry experience loss of sales and trading professionals. We cannot assure you that we will be able to retain our key personnel or that we will be able to attract, assimilate or retain other highly qualified personnel in the future. The loss of the services of any of our key personnel or the inability to identify, hire, train and retain other qualified personnel in the future could have a material adverse effect on our business, financial condition and operating results.

  Several members of our management team, including our Chief Financial Officer and General Counsel, have recently joined us. We are currently seeking a marketing director and a Chief Information Officer. We cannot be sure that our management can work together successfully or that we can find appropriately qualified people to join our management team.

We Face Intensifying Competition from Both Established and Recently Formed Entities

  We derive a substantial portion of our revenues from our market making activities. The market for these services, particularly market-making services through electronic communications gateways, is rapidly evolving and intensely competitive. Electronic Communications Networks and Instinet have emerged as an alternative way for broker-dealers and institutions to direct their limit order flow and avoid executing their trades through market makers. This may capture a greater amount of limit order flow, and we may experience a reduction in our limit order flow. This may cause a decline in our revenues and profits.

  Our online discount brokerage business encounters direct competition from many other companies. These include an increasing number of discount brokerage firms, some of which are Internet-based, and full-service brokerage firms. Discount brokerage competitors include Ameritrade, Charles Schwab, Datek Online, Discover Brokerage Direct, DLJ Direct, E*Trade Securities, Fidelity Brokerage Services, Quick & Reilly, and Waterhouse Securities. Full-service brokerage firm competitors include Morgan Stanley Dean Witter, Merrill Lynch and Paine Webber.

  Many of these market makers and brokerage firms are better known, capitalized and staffed than we are and have significantly larger, more established customer bases than we do. We are also experiencing increasing competition from other sources, such as commercial banks and insurance companies offering financial products and services. These competitors may be able to respond more quickly to new or evolving opportunities, technologies and customer requirements than we can, and may be able to undertake more extensive promotional activities and offer more attractive terms to customers. Moreover, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties or may consolidate to enhance their services and products. New competitors or alliances among competitors may emerge and may acquire significant market share.

We Will Need To Introduce New Services and Products To Remain Competitive

  The demand for market making and online discount brokerage services, particularly services that rely on the Internet and other electronic communications gateways, is characterized by:

  .  rapid technological change;

  .  changing customer demands;

  . the need to enhance existing services and products and introduce new ones; and

  .  evolving industry standards.

  Some of our discount brokerage competitors offer a broader range of products and services than we do. We are in the process of evaluating a number of new products and services, such as consumer loans, electronic bill presentment and payment, electronic access to public offerings and various insurance products. If we fail to introduce these, we may not be able to attract enough new customers to achieve our growth plans. Also, we may lose some of our existing customers if they turn to our competitors for products or services we do not offer.

  Services, products and technologies that we or third parties introduce may render our existing services, products and technologies less competitive. Our future success will depend, in part, on our ability to respond to the demand for new services, products and technologies on a timely and cost-effective basis, and to adapt to technological advancements and changing standards to address the increasingly sophisticated requirements of our customers. We cannot assure you that we will be successful in developing, introducing or marketing new services, products and technologies.

We Have Broad Discretion in How We Use the Proceeds From This Offering

  We intend to use the net proceeds of this offering to support the growth of our online retail discount broker, including for infrastructure and technological improvements, commencement of self-clearing operations, marketing and advertising and working capital purposes. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. The failure of our management to apply these proceeds effectively could have a material adverse effect on our business, financial condition and operating results.

We Cannot Predict Our Future Capital Needs or Our Ability to Secure Additional Financing

  Historically, we satisfied our capital needs from internally generated funds and from the sale of our common stock. We currently anticipate, based on our experience and current industry trends, that our existing cash resources, combined with the net proceeds we receive from this offering, will be sufficient to meet our anticipated working capital and capital expenditure requirements for at least the next 12 months. However, we may need to raise additional funds to:

  .  increase the capital necessary to support our securities positions;

  . support more rapid growth in our business, including the purchase of computer hardware and software;

  .  develop new or enhanced services and products;

  .  respond to competitive pressures; and

  .  respond to unanticipated requirements.

  We do not have any credit facilities in place, and we cannot assure you that we can obtain additional financing when needed on terms acceptable to us.

Third Parties May Infringe Upon Our Intellectual Property Rights; Licenses to Essential Intellectual Property May Not be Renewed

  We rely primarily on copyright, trade secret and trademark laws to protect our proprietary technology and business methods. Despite the precautions we have taken to protect our intellectual property rights, it is possible that third parties may copy or otherwise obtain and use our proprietary technology without authorization. It is also possible that third parties may independently develop technologies similar to ours. It may be difficult for us to monitor unauthorized use of our proprietary technology and intellectual property rights. We cannot assure you that the steps we have taken will prevent misappropriation of our technology or intellectual property rights.

  We are heavily dependent on our proprietary order entry and execution software system. We monitor the daily operation of our computer system to detect problems with its operation. We internally support and maintain most of our computer systems. Our failure to maintain these systems, or to find a replacement for this technology in a timely and cost-effective manner, would have a material adverse effect on our business, financial condition and operating results.

  We also license software from third parties, much of which is integral to our systems and our business. The licenses, and the licensors' daily operation and support obligations, are terminable if we breach our obligations under the license agreements. If any of these relationships were terminated or if any of these third parties were to cease doing business, we may be forced to spend significant time and money to replace the licensed software. However, we cannot assure you that the necessary replacements will be available on reasonable terms, if at all.

  Also, we may have to resort to litigation to enforce our intellectual property rights, protect our trade secrets, determine the validity and scope of the proprietary rights of others, or defend ourselves from claims of infringement or invalidity. We may incur substantial costs and diversions of resources as a result of litigation, even if we win. This could have a material adverse effect on our business, financial condition and operating results. We may face claims that we have infringed on the proprietary rights of others or that our proprietary rights are invalid. These claims, even if without merit, could be time consuming to defend, result in costly litigation, divert management's attention and resources or require us to enter into royalty or licensing agreements. We cannot assure you that licenses would be available to us on reasonable terms, if at all. Assertion or prosecution of claims of this type, whether successful or unsuccessful, could have a material adverse effect on our business, financial condition and operating results.

                                USE OF PROCEEDS

  We estimate that we will receive net proceeds from the sale of our common stock offered by this prospectus at an assumed offering price of $55.00 per share (after deducting underwriting discounts and commissions and estimated offering expenses) of approximately $133.0 million (approximately $153.2 million if the underwriters exercise their over-allotment option in full).

  We intend to use the net proceeds from this offering as follows:

  . approximately $55 million for infrastructure and technological improvements, including the development of a disaster recovery system;

  . approximately $35 million to begin self-clearing operations, including an increase of approximately $20 million in our regulatory net capital requirement; and

  .  up to $30 million for marketing and advertising by NDB.com.

  We intend to use the remainder of the net proceeds for working capital. Pending these uses, we will invest the net proceeds in United States government securities and investment-grade, interest-bearing instruments.

                PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

  Our common stock is listed on the NYSE under the symbol "NDB." Prior to December 12, 1997, the symbol was "SHD." The following table shows the high and low sales price per share for our common stock for the periods shown, as reported by the NYSE.

                                                   High   Low
                                                  ------ ------
         Fiscal Year 1997
          First Quarter.......................... $12.00 $10.25
          Second Quarter.........................  11.00   9.50
          Third Quarter..........................  10.75   9.25
          Fourth Quarter ........................  12.38   9.75
         Fiscal Year 1998
          First Quarter..........................  18.50  12.50
          Second Quarter.........................  16.19  11.63
          Third Quarter..........................  13.50  10.00
          Fourth Quarter ........................  12.31  11.00
         Fiscal Year 1999
          First Quarter..........................  11.63   9.38
          Second Quarter.........................   9.56   8.13
          Third Quarter..........................  47.00   8.75
          Fourth Quarter (through April 30,
           1999).................................  92.94  22.38

  There were approximately 4,000 holders of record of our common stock as of April 30, 1999.

  We did not pay any cash dividends on our common stock during the past three years, and we do not intend to pay dividends in the foreseeable future. Funds available for cash dividends are limited to the extent assets are needed to meet our minimum net capital requirements.

                                 CAPITALIZATION

  The following table shows our pro forma capitalization as of February 28, 1999:

  .  on a pro forma basis to reflect the sale of Equitrade; and

  . on a pro forma as adjusted basis to reflect the sale of Equitrade and the sale of 2,600,000 shares of our common stock in this offering at an assumed offering price of $55.00 per share (after deducting underwriting discounts and commissions and estimated offering expenses).

  This table excludes 1,738,987 shares of our common stock reserved for issuance under our stock option plans. As of April 30, 1999, options to purchase 1,488,760 shares were outstanding. You should read this table in conjunction with our financial statements and notes thereto included elsewhere in this prospectus.

                                                   February 28, 1999
                                               --------------------------  ---
                                                              Pro Forma
                                                Pro Forma    As Adjusted
                                               ------------  ------------
                                                    (in thousands)
Total debt.................................... $         --  $         --
                                               ============  ============
Preferred stock, $.01 par value, 1,000,000
 shares authorized; none issued and
 outstanding.................................. $         --  $         --
Common stock, $.01 par value; 50,000,000
 shares authorized; 14,343,201 issued, pro
 forma; 16,943,201 issued, pro forma as
 adjusted.....................................      143,432       169,432
Treasury stock, at cost; 362,010 shares pro
 forma and pro forma as adjusted..............   (4,322,747)   (4,322,747)
Additional paid in capital....................   65,522,767   198,516,767
Retained earnings.............................   92,436,992    92,436,992
Cumulative other comprehensive income -
 unrealized gain on securities available for
 sale ........................................      100,000       100,000
                                               ------------  ------------
  Total stockholders' equity..................  153,880,444   286,900,444
                                               ------------  ------------
    Total capitalization...................... $153,880,444  $286,900,444
                                               ============  ============

                                    BUSINESS

Introduction

  We are a leading provider of online retail discount brokerage services, offering customers automated securities order placement and information capabilities through the Internet via our Web site, as well as through touch tone telephone, via PowerBroker, and through our registered representatives. We are also a leading market maker in Nasdaq equity securities. As a market maker, we execute trades by buying and selling equity securities for our own account.

  NDB.com, one of the first online retail discount brokers, has grown rapidly since it began operations in 1994. NDB.com currently has over 137,000 accounts, an increase of 750% since May 31, 1994. Customer assets currently equal about $6.9 billion, a 2,624% increase over the same period. The assets in our customer accounts currently average over $50,000, which we believe is among the highest in the online discount brokerage business. NDB.com's revenues have also experienced rapid growth, increasing 45% from the third fiscal quarter of 1998 to the third fiscal quarter of 1999. Based on NDB.com's new Web site which we intend to introduce by June 30, 1999, Barron's recently ranked NDB.com as the number two online broker in a study testing trade execution, ease of use, reliability, amenities and commissions.

  Sherwood Securities, established in 1968, is the fifth largest Nasdaq market maker based on the number of securities in which it makes a market and tenth largest based on the volume of shares traded. Sherwood Securities makes a market in over 3,900 Nasdaq securities, about 73% of which are traded in the Nasdaq National Market System. Sherwood Securities has also experienced significant growth. Our annual trading volume has increased 92% over the last four years to over six billion shares.

Industry Overview

  The U.S. market for equity securities has grown dramatically in recent years. The U.S. equity markets have more than doubled over the past five years, to $13.5 trillion in total market capitalization in 1998. Nasdaq trading volume has also experienced rapid growth as favorable market conditions have resulted in companies increasingly raising capital through the U.S. markets. This has resulted in a significant increase in the volume of shares traded over Nasdaq and the number of stocks quoted on Nasdaq. The annual trading volume of Nasdaq securities has grown from 66 billion shares in 1993 to 202 billion shares in 1998, and the number of issuers whose stocks are quoted on Nasdaq has seen a net increase of almost 10% to 5,100 over the same period. As the U.S. equity markets have grown, the way in which retail brokers and market makers conduct their businesses has been significantly impacted by technological and regulatory changes.

 Online Retail Discount Brokerage

  The favorable investing environment and advances in technology have led to the rapid development of the online retail discount brokerage business. Technological advances have created new and inexpensive means for individual investors to access and participate in the equity markets. Access to information over the Internet and the growing availability of more powerful, less expensive personal computers has helped create a new type of investor. This investor is more self-reliant, comfortable with technology and value-oriented and accepts the Internet as a convenient, secure and reliable means of commerce. According to International Data Corporation, the number of online brokerage accounts grew from about one million at the end of 1994 to about 3.7 million at the end of 1997. IDC estimates that there were over 6.4 million online accounts at the end of 1998, representing $324.0 billion in assets and over 300,000 trades per day. IDC also estimates that by 2002, 30% of investors will trade online, and there will be over 24 million online accounts, a 275% increase from 1998.

  We believe that as more investors utilize online retail discount brokerage services to manage their investment portfolios, they will expect their online brokerage service providers to have broad capabilities. We believe these investors will differentiate among online retail brokerage service providers based on their capabilities. These capabilities must include:

  . Web sites that are customer-friendly and easy to navigate and use; . multiple points of access to services that are fast, secure and reliable;
  .  efficient and quick order entry and processing;
  .  high levels of online and offline customer service;
  .  a wide range of investment tools;
  .  a large variety of financial products and services;
  . educational services for customers; and . brokers' ability to execute trades outside of current market hours.

 Nasdaq Market Making

  Market makers offer to buy securities from, and sell securities to, broker-dealers and institutional investors. Firms that make a market in a security display the price at which they are willing to buy (bid) or sell (ask) these securities. They adjust their bid and ask prices in response to the forces of supply and demand for each security. Historically, market makers relied on wider spreads between bid and ask prices to ensure profitability and built cost structures based on these spreads. Regulatory changes have narrowed the spreads available to market makers and have also made available to retail customers much of the same information that was previously available only to institutional investors. The SEC's Limit Order Display Rule, implemented in 1997, allows investors to advertise their orders directly to the market. This rule has created competition with market maker quotes and reduced the spread between the bid and ask. Additional regulations recently adopted by the NASD require market makers to fill customer limit orders before trading for their own accounts.

  Most market makers are either part of diversified securities firms or independent businesses. The four largest independent market makers, which include Sherwood Securities, had a combined market share of 30.2% of Nasdaq trading volumes for the quarter ended February 28, 1999, according to the AutEx Group, a widely recognized industry reporting service that provides daily trading volume and market share statistics for market makers. This represented an increase from 21.7% in the same quarter of the prior year. We believe the growth of independent market makers is the result of both a strong overall U.S. securities market and an inability of traditional brokerage firms to maintain profitable market making operations in this competitive environment. Internal market making departments of diversified securities firms have increasingly chosen to reduce the number of stocks in which they make a market. This has contributed to increased trading volume for the independent market makers.

 Challenges

  In this new narrower spread environment, market makers are finding it more difficult to maintain profitability. At the same time, customers are demanding better execution standards and improved service. To maintain profit levels in this environment, market makers must execute a larger volume of trades and maintain larger security positions in inventory. However, significant increases in trading volumes and inventory are only a benefit if market makers are able to manage the risks associated with larger inventory positions. As a result, market makers have had to make significant investments in technology and human resources to enhance their risk management systems.

  In addition to the challenges facing market makers, the rapid growth of the online retail brokerage business has resulted in a number of challenges to both customers and online brokers. Many of the largest online brokers have focused on a Web-only strategy, offering limited opportunities for customers to execute transactions by phone, slow e-mail response times and limited customer service. Many of the largest online brokers have experienced significant system outages, leaving customers with no alternative channel to buy or sell stocks. As competition has increased among online brokers, increasingly larger mass media advertising campaigns are driving up the costs to acquire a customer account. We believe that many of the early customers of online brokers had higher levels of Internet and trading sophistication and that customers opening online accounts over the next two years will be less sophisticated. They will require greater customer service and education in investing in the stock market.

Our Solution

  We are a leading provider of online retail discount brokerage services and a leading market maker in Nasdaq equity securities. Our senior management team has used its average of over 25 years of experience and success in trading securities to design our NDB.com products and services to appeal to a wide range of investors. The team's experience has also allowed it to respond to the challenges of a narrowing spread environment at Sherwood Securities by increasing volume while enhancing risk management systems.

  Our online retail discount brokerage business combines:

  . multiple points of access to services through the Internet, touch tone telephone and our registered representatives;

  . advanced proprietary technologies and systems for superior trade processing, speed and reliability both during and outside of market hours;

  .  superior customer service;

  . a broad range of customer-friendly products, services and investment tools; and

  .  consumer oriented educational programs.

  Our objective is to make our online retail discount brokerage business both "high tech and high touch." We believe this combination delivers the best value to our customers. Based on NDB.com's new Web site, we were recently named the number two online broker by Barron's in a study testing trade execution, ease of use, reliability, amenities and commissions. We have attracted over 137,000 accounts even though we have engaged in only limited advertising and promotion. NDB.com processed an average of 12,200 trades per day during April 1999.

  Sherwood Securities is the fifth largest market maker of Nasdaq securities based on the number of stocks in which it makes a market and tenth largest based on the volume of shares traded. We have designed our trading systems to utilize techniques derived from our long experience and success in trading Nasdaq securities. We believe that our automated execution system for over 3,000 stocks offers superior execution opportunities in these stocks for NDB.com and other Sherwood Securities' customers. Our combination of a market making business with our online discount brokerage business also provides us with the opportunity to generate multiple revenue streams from a single order placed at NDB.com. Sherwood Securities executed an average of 41,900 trades per day during April 1999, an increase of 230% from April 1996.

NDB.com's Advantages

  We believe NDB.com's advantages include:

  Easy-to-use systems. Our technology provides our customers with rapid, easy-to-use online investing services. Customers can access our system 24 hours a day, seven days a week through the

Internet or touch tone telephone and can speak to our registered representatives between 7:00 am and 8:30 pm. Our system also provides customers with the same real-time portfolio information no matter how they access it. We have designed our system to maximize security, scalability and adaptability, which allows us to continue to provide the same high level of service to our customers in times of high trading volume. We have spent over $17 million in the last four years developing and enhancing our technology infrastructure to maximize the experience of our online customers. We have received industry recognition for our efforts.

  Superior customer service and value. We are committed to providing the highest quality customer service. Our customer service representatives are trained to respond to any customer inquiry, including questions about order placement and execution. We believe that our "high tech and high touch" approach provides customers not only with the technology and information necessary for them to make their own investment decisions, but also with the customer service support self-directed investors now demand. We charge a flat fee commission rate for all Nasdaq or exchange market orders. For Nasdaq stocks, the flat fee is the same regardless of the number of shares or dollar amount involved. These rates range from $14.75 for online trades to $24.95 for trades through our registered representatives. We believe that the combination of our superior customer service and flat fees offer maximum value to our customers.

  Breadth of products and services. We offer our customers a broad range of financial products and services designed by our experienced traders to appeal to all self-directed investors, from active traders and life goal planners to serious investors. We offer customers real-time market information and commentary, the ability to trade securities in all major U.S. securities markets, investment tools and educational programs. We also offer customers credit cards, research reports, fundamental and technical analysis tools and access to SEC filings. We currently provide 15 courses through NDB University free of charge to any visitor to our Web site and expect to offer an additional eight courses in the next few months.

Sherwood Securities' Advantages

  We believe Sherwood Securities' advantages include:

  Risk management. We have developed proprietary trading methodologies and systems designed to manage the risks inherent in trading stocks. Drawing from our extensive and successful trading experience, we use both technology and human resources to evaluate and act rapidly on market trends to manage risk. Key components of our trading methodologies include:

  .constant supervision of all traders and review of securities positions;

  .a limit on the amount of risk capital each trader may use; and

  .extensive in-house training programs.

  Advanced technology. We have customized our systems to meet the specific needs of our traders. We have spent over $13 million in the last four years to enhance our ability to efficiently and rapidly process large volumes of order flow without diminishing the speed of execution. Our systems are also designed to assure compliance with regulatory requirements.

  Customer service. Our customer service workforce is dedicated to establishing and maintaining customer relationships and facilitating trade executions for our institutional, broker-dealer and trade program clients. The level of expertise we offer our customers comes from years of experience and success in trading securities.

Growth Strategy

  Our objectives are to be the leading, branded provider of online retail discount brokerage services by enhancing our relationships with our existing customers and attracting new ones, and to enhance our position as a leading Nasdaq market maker. The key elements of our strategy to achieve these objectives are:

  Build Brand Awareness. We intend to increase our brand name recognition through an aggressive marketing and advertising campaign and also by expanding our affinity relationships. We have attracted over 137,000 accounts with limited advertising and promotion. We will significantly increase the amount we spend on marketing and advertising from $3.2 million in fiscal year 1998 up to $30 million in fiscal year 2000.

  Maintain Leading Technology. We intend to continue to upgrade our technology as necessary to increase capacity, reliability and speed and to provide an expanding base of NDB.com customers with greater ease of access to our wide range of financial products and services. We also intend to continue to invest in state-of-the-art technology for Sherwood Securities to support higher trading volumes and further enhance our risk management systems.

  Differentiate through Customer Service. We intend to continue our commitment to superior customer service. As part of this strategy, we plan to hire additional customer service representatives and expand customer service hours of operation to 24 hours a day, seven days a week (other than holidays). We also intend to enhance our existing customer service guarantees to include guarantees of our customer service response times.

  Become a Full Service Provider. We intend to provide a full array of products and services designed to meet the financial needs of individual investors. We expect to offer electronic access to initial public offerings and after hours trading within the next 12 months and are currently evaluating a variety of products and services such as insurance, electronic bill presentment and payment and consumer mortgages and other credit products. We also plan to host the Web sites of smaller commercial banks as a way for us to market our products and services to their customers.

  Enhance Content. To assist our customers in making investment decisions, we intend to expand our relationships with content providers who can supply us with a broader range of real-time investment tools. We believe that real-time investment tools facilitate and encourage customer investment ideas and increase transaction volume. We also intend to enhance the free educational programs we offer through NDB University.

  Expand our Vertical Integration. We intend to further expand our involvement in all phases of securities transactions by beginning self-clearing operations. We expect this to reduce our costs and allow us to realize additional revenue as some of our customers elect to use our clearing services.

NDB.com Products and Services

  We offer our customers a wide variety of financial products and services and investment tools designed to appeal to all self-directed investors, from active traders and life goal planners to serious investors. We have designed our products and services to allow investors to create their own diversified, manageable portfolios.

 Trading Services

  Our customers can place orders with us to buy or sell:

  . any stock listed on Nasdaq, the NYSE or AMEX. Customers can place market orders, limit orders (good until canceled or day), stop loss orders, stop limit orders and short sales;

  . more than 10,000 load, no load and no transaction fee mutual funds. Customers can search our Web site mutual fund center for funds meeting their investment needs. We also offer monthly investments in any of these mutual funds through automatic account debit;

  . equity and index options listed on the NYSE, AMEX, Chicago Board Options Exchange or the Philadelphia Stock Exchange; and

  . fixed income securities, such as U.S. Treasury obligations, municipal bonds and corporate bonds.

  We offer our customers the ability to place orders after the securities markets close. These orders are automatically submitted prior to the next day's market opening. We also provide customers real-time notification of trade execution by automated call back, fax or e-mail and arrange for the transmittal of shareholder information, such as proxy statements, annual reports and tender offer materials.

  Through our Flat Fee Trading program, we execute all orders at the following prices regardless of the number of Nasdaq shares involved (limited to 5,000 shares for exchange listed securities):

           Market Orders                            Limit Orders


 .$14.75 for orders placed online     .  $19.75 for orders placed online
 .$19.95 for orders placed by         .  $22.95 for orders placed by
PowerBroker                             PowerBroker
 .  $24.95 for orders placed with     .  $27.95 for orders placed with our
   our registered representatives       registered representatives

  We recently developed an interactive application capability on our Web site. This allows new customers to start trading within one business day after electronically submitting an application. The entire process takes just a few minutes to complete. First, a new customer selects the type of brokerage account he or she wishes to open, such as an individual, joint or custodial. Then, the customer completes a simple, user-friendly application and electronically submits the application. We conduct a compliance and credit review for each application and then notify the customer whether his or her application has been accepted. When combined with an electronic transfer of funds from the new customer, trading can begin the next business day.

  We believe individual investors gain many advantages from their NDB.com accounts, including:

  . flat fee commission rates for all Nasdaq trades regardless of the number of shares or dollar amount involved;

  . full commission refund if, for any reason, a customer is not satisfied with our service;

  .  real-time account balances and a list of pending orders;

  .  no minimum account balance requirement;

  . unlimited insurance protection provided through our clearing broker for securities;

  . our "Same Stock-Same Side-Same Day" program so customers can place multiple orders for the same stock, on the same side of the market (i.e. all buys or all sells), on the same day for a single flat fee commission;

  . our free dividend reinvestment program that allows customers to purchase additional shares by automatically reinvesting cash dividends and capital gains; and

  . educational programs through NDB University, our joint venture with Time Inc. New Media's money.com.

 Market Data and Financial Information

  During trading hours, we continually receive and post detailed real-time stock quotes, market information and financial news to provide investors with the information necessary to make investment decisions. We believe that real-time information services facilitate and encourage customer investment ideas and increase transaction volume. We have arrangements with leading content providers to supply us with information we believe meets customers needs. Unless otherwise noted, all information is available free of charge to both visitors to our Web site and our customers.

  We have engaged eLogic Communications to gather, integrate and manage the data supplied by our content providers. eLogic presents these data to us in a format that is easy to use and navigate. Real-time quotes, newsletters and some research reports are fed directly to NDB.com by individual content providers.

  Quotes. Real-time quotes are provided by Reuters and delayed quotes by S&P Comstock. Real-time quotes are only available to our customers.

  News. We receive news and press releases from Reuters, PR Newswire and Business Wire. The latest business stories and earnings reports are posted throughout the day, and users can search for information on particular companies or topics.

  Charts. eLogic has developed charting tools that use historical information provided by Inverson Financial to compare companies and industries.

  Analyst Reports. Zacks Investment Research provides research analysts' recommendations and earnings forecasts.

  Insider Trading. Vicker's Stock Research provides detailed insider trading data. This information is available only to our customers.

  Research Reports. Market Guide provides fundamental research reports on over 11,000 public companies, including price performance history, key ratios, sales and earnings and historical financial statements. This information is only available to our customers.

  Market Commentary. Briefing.com and TheStreet.com provide live market commentary and continual market analysis throughout the day. This information is available only to our customers.

  Market Information. We offer a complete market summary, including current market indices, most active stocks, intraday market graphics and 90 day market graphics. Customers can access more comprehensive information, such as international market indices and treasury bond, yen and euro quotes.

  SEC Filings. We provide a link to full-text SEC filings by every public company.

Portfolio Tracking and Records Management

  Customers can access a list of all portfolio assets they hold in their NDB.com accounts online, by telephone and through our registered representatives. Customers also receive:

  .real-time listing of all their portfolio assets, including current price and current market value;

  . detailed account balance and transaction information, including cash and money fund balances, net market value, dividends received, interest income, deposits and withdrawals;

  .  quarterly account statements;

  .  annual tax statements;

  .  daily profit and loss statements; and

  . monthly account statements for active customers, summarizing account activity, including asset valuation, transaction history, interest income and distribution summary.

  We are currently evaluating supporting the Open Financial Exchange (OFX) standard so that customers can download their online account information directly into personal financial software programs such as Intuit's Quicken 98 and 99, Microsoft's MSN MoneyCentral Investor Portfolio and Microsoft's Money 99.

 Cash Management Services

  We offer several cash management options to our customers. These include ProCash Plus accounts which feature unlimited check writing privileges, telephone bill payment and access to a Mastercard debit card. We also offer customers access to a no fee First USA Visa credit card and electronic funds transfer by touch tone telephone. Customers earn interest on uninvested funds at NDB.com's competitive rates or by investing in several Alliance money market funds.

 NDB University

  We offer all Web site users lessons in finance, investing and money management through NDB University, our joint venture with Time Inc. New Media's money.com. These programs are designed to help customers invest, save, borrow and spend more wisely. New lessons are introduced every other week and include topics such as the fundamentals of investing in the stock market, issues to consider when setting investment priorities and tips for saving for college and planning for retirement. Interactive programs allow investors to personalize the lessons to fit their individual objectives.

 Specialized Services

  We offer specialized services designed to appeal to registered investment advisors, institutional investors and high net worth individuals. We provide custodial, trading and support services to registered investment advisors
(RIAs) who manage their customers' portfolios. We assign each RIA to an account manager who assists in opening the account and acts as a liaison with the trading department. We also have customer service representatives and a preferred trading desk dedicated to RIAs.

  We have established an institutional trading desk to meet the needs of institutional investors and hedge funds, who tend to be more active traders. They frequently place block trades, usually trades of 10,000 shares or more. We charge negotiated fees rather than flat fees for these trades.

  We have customer service representatives dedicated to meeting the needs of high net worth individuals who maintain large account balances at NDB.com. We intend to establish a premium service desk for these investors which we will staff with dedicated registered representatives who can answer customer questions, as well as place trades.

 Investment Tools

  We offer several investment tools designed to assist customers in making investment decisions. These investment tools include:

  Stock Screening. Stockpoint provides two stock screening tools that permit investors to search for stocks that fit their particular needs on the NYSE, Nasdaq and AMEX. Customers can search fundamental data on over 8,900 companies based on a variety of parameters, including market capitalization, price, return on equity and percentage of institutional ownership.

  Mutual Fund Center. eLogic has developed a searchable database of more than 10,000 mutual funds based upon information provided by Value Line. Customers can use research and analysis tools to screen funds based on a variety of defined parameters. They can also obtain a list of the top performing funds in over 75 categories.

  Newsletters. Customers can subscribe to over 100 investment newsletters provided by newsletters.com.

  Research on Demand. We offer access to other premium investment research and analysis for a fee. Available reports include S&P Stock and Industry Reports and First Call Earnings Estimates.

 New Product and Service Development

  We constantly evaluate new ideas to expand or improve the products and services we offer our customers. Our business analyst group is responsible for researching and implementing projects, including those initiated by our executive management. The group currently consists of six associates with expertise in accounting, finance, facilities management and project management. The group performs cost benefit analyses and trend projections and manages the development of new products and services within specified timeframes and budgets. The group also seeks qualified companies with whom we may develop affinity relationships to provide these new products and services.

Delivery of NDB.com Services

  During April 1999, we executed as many as 16,300 trades per day. We provide our customers with three points of access to trade securities, obtain research and monitor account balances: our Internet Web site, our interactive telephone system and our registered representatives.

  Online services. Our Web site allows customers to electronically place orders to buy or sell securities from their personal computers 24 hours a day, seven days a week for execution during regular market hours. Based upon NDB.com's new Web site, we were ranked the number two online broker by Barron's. Our Web site is designed to be user-friendly with easily accessed help pages and messages that repeat orders for accuracy and confirmation. Online investors can access real-time quotes and news as well as a broad array of free investment research and tools to help them make more informed investment decisions. Approximately 60% of our executed trades currently originate online.

  Interactive telephone system. PowerBroker, our touch-tone telephone interactive response system, is available 24 hours a day, seven days a week. With PowerBroker, customers can check account positions and balances, perform account administration and place orders for execution during regular market hours. PowerBroker is available in four languages: English, Spanish, Mandarin and Cantonese. Approximately 26% of our executed trades currently originate through PowerBroker.

  Registered representatives. We have approximately 60 experienced NASD registered representatives to answer questions, accept orders and provide quote and account information. These representatives are available Monday through Friday, from 7:00 am to 8:30 pm (other than holidays) and place orders for execution during regular market hours. We are committed to offering our customers the ability to place trades with registered representatives and will continue to hire additional representatives as needed. Approximately 14% of our executed trades currently originate through our registered representatives.

NDB.com Affinity Relationships

  We pursue relationships with affinity partners to increase our access to potential customers, build brand name recognition and expand the products and services we can offer to our customers. We are actively pursuing alliances with a variety of companies whose customers are likely to use our products and services. We believe that our focus on affinity relationships has resulted in lower account acquisition costs than many other discount brokers. We intend to expand our affinity program and will evaluate potential relationships with new affinity partners in the future as opportunities arise.

  To assure a high level of customer satisfaction, we have dedicated a number of our customer service representatives to servicing the accounts of customers obtained through these relationships. We currently have relationships with the following affinity partners:

  AST StockPlan. AST StockPlan is a leading full-service provider of administrative services for employee stock option and stock purchase plans. We have developed NetLink as a service to the more than 300 corporate clients served by AST StockPlan. These clients have a total employee base of several hundred thousand. We currently have agreements with 35 of these clients, which have generated almost 19,000 accounts. Through NetLink, we establish an account for each participant in the stock option or stock purchase plan, which contains information on each option grant. Participants are able to exercise their options online, by touch tone telephone or through one of our registered representatives. They can also immediately sell the stock received upon the option exercise. This highly automated process greatly simplifies the exercise of options.

  Crosswalk.com. Crosswalk.com is a fast growing Christian community site that serves over 200,000 people in more than 80 countries. We recently established a direct link to our services through their Web site.

  womenconnect.com. womenconnect.com is an Internet site targeted to business women. There is a direct link to our services through their Web site.

  University Alumni Fund. University Alumni Fund is a registered broker-dealer seeking agreements with alumni associations to offer financial services to their members, including online trading, financial planning and financial education. We will be the exclusive online broker recommended by UAF to alumni associations. The alumni associations will receive fees for each NDB.com account opened by their members.

NDB.com Marketing and Advertising

  To date, we have limited our advertising to print and broadcast media. During fiscal year 2000 and after the introduction of NDB.com's new Web site, we intend to significantly expand our advertising to build awareness of our brand, quality customer service and depth and breadth of products and services. We will market our online investing services to individual investors as a better way of handing securities transactions, accessing financial and market data and managing portfolios. We intend to use a variety of media forms to reach individual investors who may use our services, including broadcast media, print advertisements, online advertisements and direct mail.

  Our advertising agency has prepared a comprehensive advertising and marketing campaign that we are in the process of implementing. We are currently seeking a marketing director with significant experience in e-commerce to oversee and refine our marketing and advertising strategies.

NDB.com Customer Service

  We believe that providing excellent customer service is critical to our success. Our 68 customer service representatives and supervisors are trained to handle all types of customer inquiries. Our customer service department receives over 2,000 telephone calls and 325 e-mails per day. We respond promptly to all inquiries. Customer service representatives answer inquiries about account status, such as balances, portfolio holdings and trade executions, and address more complex issues such as margin requirements and research questions. They also act as a liaison with the trading department to provide overall customer satisfaction. Representatives are available weekdays from 7:00 am to 8:30 pm New York time. We expect to implement 24 hour a day, seven day a week coverage (other than holidays) during the next fiscal year. We are in the process of hiring about 50 additional customer service representatives.

  About 20% of our customer service representatives are dedicated to servicing accounts gained through our affinity relationships, such as AST StockPlan and womenconnect.com. All of these employees are registered representatives that can assist customers in all aspects of trading.

 Telephone and E-mail Support and Technology

  Our customer service telephone system is state-of-the-art and designed along "open architecture" lines to permit regular hardware and software upgrades with a minimum of disruption and expense. New releases of both programs and equipment are only integrated into the customer service system after adequate testing and training. PowerBroker, our automated interactive voice response system, currently handles approximately 14,000 incoming calls daily, greatly reducing the volume of calls which our representatives must handle. This reduces wait times during high volume trading hours and helps reduce overall customer service costs.

  We also provide customer support by e-mail. All customer service representatives are trained to respond to electronic requests using both pre-composed and original e-mails. All e-mail responses are reviewed by a customer service manager before being sent to a customer.

 Personnel and Training

  We believe that training is key to creating an efficient and motivated customer service team. We are committed to providing the best available training to our customer service representatives in an ongoing manner. We focus on career development for our staff, which we believe improves employee retention.

  We maintain a ratio of one supervisor for each five customer service representatives. We believe that this promotes high quality customer service. Supervisors monitor customer service calls and e-mail to improve training and customer satisfaction. All customer service representatives undergo both monthly and annual performance reviews to measure their knowledge of our products and services, their level of teamwork, their work ethic and personal objectives and their ability to deliver our expected level of customer satisfaction.

  New customer service representatives take a two month initial course that covers our products, services and policies. Topics include trading over the Internet, equity and option trading, margin accounts and individual retirement accounts. Customer service representatives also receive ongoing training as new products and services are developed and our technology infrastructure is modified or upgraded.

NDB.com Customer Accounts

  NDB.com currently has over 137,000 accounts, up from 96,000 accounts one year ago. Our customers include individual investors, businesses, investment clubs, registered investment advisors and institutions. During the fiscal quarter ended February 28, 1999, we averaged 4.6 executed trades per account, an increase from 3.8 executed trades per account in the comparable period last year. Our assets per account currently average over $50,000, which we believe to be among the highest in the industry.

NDB.com Technology

  Our technology department develops and maintains a combination of proprietary and vendor software to support our online brokerage business and to automate traditionally labor-intensive transactions. The department's primary responsibility is to ensure customer access to our system through the Internet and the telephone, full availability of our products and services and rapid transmission of trades. The 55 people in our technology department have many years of experience with a variety of operating systems and software.

  Our technology is designed along "open architecture" lines to permit regular hardware and software upgrades with minimal disruption and expense. This design allows us to respond quickly to growth in both trading volumes and number of accounts by adding new computers and improving software.

  We believe there are many advantages to our technology infrastructure. Our system is designed to be

  . highly scalable, which allows us to easily change its size or configuration to adapt to increased volume and numbers of users;

  . highly fault tolerant, which allows our customers continued access in the event of hardware or software failure;

  . highly integrated, which allows it to communicate with any customer's personal computer;

  .  load balanced, which allows it to respond to surges in trading volume;
     and

  . secure. We use sophisticated encryption, authentication technology and firewalls to secure the confidential information transmitted to and from our customers.

 NDB.com's Web Site

  The primary components of our new Web site are the presentation layer, the application servers and the databases.

  Presentation Layer. The presentation layer is the display screen of our Web site accessed by our customers over the Internet. It allows us to offer our services on many platforms without the need to specifically modify our technology for each platform. The presentation layer uses the computer languages HTML, Java and Java Script and is designed to be user-friendly and easy to navigate.

  Application Servers. Our Netscape application servers use the computer languages C++ and Java to permit the interaction between our customers' computers and our databases. Our proprietary technology establishes a common language among these components and allows them to function on different platforms and in different protocols. The servers also automatically distribute traffic throughout our system to maintain reliability.

  Databases. Our Oracle databases store all information necessary to allow customers to execute trades and monitor their accounts. The databases contain a complete history of each customer's account, including past trades and current portfolio positions. In addition, the databases allow customers to personalize their trading experience by customizing quote lists and screen graphics and alerting them to current news on their stocks.

 NDB.com's Trading System

  All customer orders, whether received through the Internet or by telephone, pass through our Unix-based automated processor, which is designed to provide customers with the same real-time portfolio information no matter how it is accessed. The automated processor was designed to rapidly read data, process transactions and transmit information to multiple locations, which provides a high degree of automation for all transactions. It applies preprogrammed rules to each order to determine whether it should be routed to a market maker for execution, reviewed internally or automatically rejected for a number of reasons, such as inadequate margin availability. If a market maker experiences technical difficulties or is unable to execute a trade, our processor reroutes the customer order to an alternate market maker.

Sherwood Securities

  Sherwood Securities is a market maker in over 3,700 Nasdaq securities. We are the fifth largest market maker based on the number of stocks in which we make a market and the tenth largest based on the volume of shares traded. We believe we have attained this leadership position by providing better execution services to our broker-dealer and institutional investor customers because of our sophisticated and reliable trading systems and technologies and highly skilled and experienced traders. We have also developed proprietary trading methods and a comprehensive risk management system designed to protect our capital and maximize our trading profits.

 Technology and Operations

  Sherwood Securities' technology platform and systems are designed to enable it to process a large volume of order flow reliably and efficiently without diminishing speed of execution. Recently we have been processing between 30,000 and 40,000 trades per day, and our systems are currently capable of processing up to 150,000 trades per day. At its peak, Sherwood Securities can process between 40 and 80 trades per second. Sherwood Securities processes a significant portion of its trading volume over a dedicated electronic communications network, which connects its trading operations to the order entry departments of its broker-dealer and institutional customers. This private communications network provides our customers with immediate access to our trading operations and facilitates our handling of their customers' orders. As part of this system, we maintain direct communication lines with 40 regional brokerage firms across the country as well as our branch offices in Los Angeles, Chicago, Boston and Denver. Other brokerage firms in the same geographic regions can use these dedicated private lines to directly access our trading operations. We intend to continue to invest in technology to further enhance our order processing capabilities.

 Risk Management

  Our trading profits depend on our ability to evaluate and act rapidly on market trends and manage risk successfully. To achieve these objectives, we have developed a trading methodology designed to monitor and analyze market activity, price movements and risk on a real time basis. We continually analyze our trading positions in individual securities and monitor our overall short and long positions and aggregate profits and losses. Our trading systems provide real time, online risk management and inventory control functions, including a 15 minute on-screen scroll that shows all losses greater than $5,000. Our trading systems also identify all positions held by different traders in the same security. As part of our risk management policies and procedures, we allocate each of our traders a limited amount of risk capital with which to trade and require that a trader seek permission from his or her supervisor prior to exceeding that amount. We also require that our traders maintain positions meeting a specified potential profit/loss ratio. We have 12 trading team captains who are responsible for continually monitoring their team members' positions and profits and losses. Each of these team captains meets with all members of his or her trading team weekly to assess individual and team performance and strategy.

  Recently, there has been a sharp increase in the price volatility and record trading volume of many stocks, particularly those of companies that sell products or services over the Internet. Customers eager to trade Internet and other stocks have flooded brokers with larger numbers of orders, periodically leading to large order imbalances and system backlogs. Sherwood Securities has implemented procedures designed to allow continuous execution of customers' orders, while lessening the exposure of the firm to extraordinary market risk. Our normal policy is to provide continuous automatic execution on orders of up to 2,000 shares. However, we may reduce or suspend our automatic execution policy during unusual conditions and at our discretion.

 Execution and Customer Services

  We believe that providing a highly skilled and experienced trading and customer service workforce is critical to delivering best execution practices and high quality customer service. Our trading workforce consists of approximately 65 traders and 115 assistants/trainees. Our traders have an average of five years of trading experience, and we generally require that our trainees complete a minimum of two years of extensive in-house training and apprenticeship prior to permitting them to trade independently. We also have in-house training programs for traders and trainees which focus on specialized trading situations, such as the handling of large institutional orders, large institutional blocks, new issues and highly volatile stocks. Our customer service workforce consists of 37 salespeople and assistants. These people are dedicated to establishing and maintaining customer relationships and facilitating trade executions for our institutional, broker-dealer and trade program clients.

 Customer Accounts

  Our customers consist of approximately 850 institutional investors, such as mutual funds, pension plan sponsors, foundations and endowments, more than 400 hedge funds and almost all of the currently registered national and regional broker-dealers. NDB.com provides approximately 25% of Sherwood Securities' order flow.

Sherwood Securities Positions

  Sherwood Securities takes both long (we own assets) and short (we have sold assets we do not own) positions in the securities in which it makes a market. The following table illustrates our highest, lowest and average month-end inventory at market value (based on the aggregate of our long and short positions) of securities.

                                             Highest      Lowest      Average
                                            Month End    Month End   Month End
                                           ------------ ----------- -----------
     Fiscal year ended May 31, 1996....... $ 37,711,783 $26,053,415 $32,009,824
     Fiscal year ended May 31, 1997.......   38,561,528  17,472,124  29,820,182
     Fiscal year ended May 31, 1998.......  128,078,159  27,106,790  53,688,382
     Nine months ended February 28,
      1999................................  145,951,865  21,329,531  61,358,858

  Our securities positions on any one day may not be representative of our exposure on any other day because our securities positions may vary substantially with economic and market conditions, allocations and availability of capital, and trading volume.

NDB.com and Sherwood Securities Operations

 Clearing

  We currently maintain relationships with two clearing brokers to clear and settle our securities transactions. The clearing brokers also provide record keeping and other services, such as custody of cash and securities. Sherwood Securities clears its market making transactions through Broadcort Capital Corp., a subsidiary of Merrill Lynch. Broadcort also clears Sherwood Securities' customer transactions. Our agreement with Broadcort is for an indefinite period of time but may be terminated upon 180 days prior written notice by either party. NDB.com's transactions are cleared through the Pershing Division of Donaldson, Lufkin & Jenrette. The agreement with Pershing expires in March 2000, subject to termination by either party.

  We intend to use a portion of the net proceeds from this offering to begin self-clearing operations. We expect to initially contract with a third party to provide computer services to support these operations during the development stage. Our regulatory net capital requirement will increase when we begin to self-clear. The level of that required net capital will vary with the amount of customer assets we will hold from time to time.

  We believe that performing our own clearing operations will offer the following advantages:

  . Margin lending. We will be permitted to use customer free credit balances and securities for our margin lending activities, subject to SEC and NASD rules;

  . Reduction in costs. We believe, that over time, we will be able to perform our own clearing less expensively and more efficiently than our current clearing brokers;

  . Securities lending. We will receive fees for lending securities to other brokers to cover their short sales; and

  . Additional source of revenue. We will be able to offer clearing services to other broker-dealers and institutions, which will give us an additional source of revenue.

 Legal and Compliance

  Our legal and compliance departments are responsible for overseeing our compliance with applicable laws and regulations. Our legal and compliance staff of 27 employees works with our trading personnel in implementing required new regulatory procedures, maintaining the required trading records, maintaining appropriate files and monitoring trading activity. Our legal and compliance departments also approve all account applications, conduct periodic audit and quality assurance reviews and handle all contacts with the various regulatory agencies. These duties are diverse and range from giving comments on proposed legislation to responding to requests for information regarding trading activity. Our legal and compliance departments are also responsible for the registration of our personnel and responding to customer complaints.

Competition

  The market for online investing services, particularly over the Internet, is new, rapidly evolving and intensely competitive. We expect competition to continue to intensify in the future. We encounter direct competition from discount brokerage firms providing either touch-tone telephone or online investing services, or both. These competitors include Ameritrade, Charles Schwab, Datek Online, Discover Brokerage Direct, DLJdirect, E*Trade Securities, Fidelity Brokerage Services, Quick & Reilly and Waterhouse Securities. We also encounter competition from the many established full-commission brokerage firms, such as Merrill Lynch and PaineWebber. We also compete with financial institutions, mutual fund sponsors and other organizations, some of which provide online investing services.

  We believe that the principal competitive factors affecting the market for our services are cost, customer service, quality, execution, delivery platform capabilities, ease of use, presentation layer look and feel, depth and breadth of services and content, financial strength and innovation. We believe that we currently compete favorably with respect to each of these factors.

  Many of our competitors have longer operating histories and significantly greater financial, technical, marketing and other resources than we have. Many current and potential competitors also have greater name recognition and more extensive customer bases that could be leveraged, thereby gaining market share to our detriment. Additionally, new competitors or alliances among competitors may emerge and rapidly acquire significant market share.

  Sherwood Securities is one of several independent broker-dealers whose principal activity is making markets in a broad range of Nasdaq securities. There are many other broker-dealers making markets in these securities. We generally have one or more competing market makers for each security in which we make a market. We compete primarily on the basis of price, our experience in market making, our relationship with our customers, the availability of our dedicated private electronic communications network and our ability to effect large transactions in an orderly manner. We now face increasing competition from Electronic Communications Networks and the Instinet trading market, which enable buyers and sellers to interact more directly, and allow for trading without a market maker.

Impact of the Year 2000 Issue

  The following information is subject to the Year 2000 Information and Readiness Disclosure Act of 1998.

  State of Readiness. We are preparing for the issues associated with the year 2000, including changes in the programming of internal and vendor computer systems. The "year 2000" problem is pervasive and complex because virtually every computer operation will be affected by the rollover of the two digit year value to 00. The issue is whether computer systems will properly recognize date sensitive information when the year changes to 2000. Systems that do not properly recognize this information could generate erroneous data or cause a system to fail.

  Our plan to deal with the year 2000 issue is a five-step one, which includes both information technology (IT) and non-information technology (non-IT) systems. IT systems include our trading system, our accounting software and our Web site. Non-IT systems include our headquarters' water, sprinkler and elevator systems. The five steps of our plan are awareness, assessment, renovation, validation and implementation. Awareness required the notification of all employees, particularly senior management, of the potential year 2000 problem. Assessment included taking inventory of every product or service produced or used by us that relies on the use of dates. The date could be used to store, search, retrieve or calculate information. The awareness and assessment phases of the plan were completed by February 28, 1999. Renovation, which was substantially completed by February 28, 1999, included the conversion of year 2000 non-compliant systems into year 2000 compliant systems. We believe that internal software and hardware identified as non-compliant had been made compliant, or replaced, with the exception of one software application which was upgraded in April 1999. We are internally verifying compliance of our new Web site which is expected to be completed by June 30, 1999. Validation includes the testing of all systems by using test data with dates that include the year 2000. This is the certification phase of our production platforms. Implementation will be a final review of all year 2000 production systems in service. We have constructed a dedicated year 2000 test development environment to eliminate any potential risks to the production platforms for use in the validation phase of this plan. We expect the validation and implementation phases to be completed within the next two months. We are dependent upon services rendered by third parties, such as telecommunications, electric and clearance, which have a material effect on our operations. These essential service providers have indicated to us that they will be year 2000 compliant in time to meet our schedule, although we cannot be sure that such plans will be implemented on a timely basis.

  Costs. We estimate that we will spend about $500,000 for software modifications, hardware and testing related to year 2000. Through February 28, 1999, we spent approximately $145,000, of which $52,000 was incurred during the quarter ended February 28, 1999. We do not track our internal costs related to year 2000 issues, which consist primarily of payroll expenses and, as a result, the foregoing estimate and actual expenditures do not include our internal costs.

  Worst Case Scenario. We have assessed that business interruption is the most reasonably likely worst case year 2000 scenario, although the full effect upon our results of operations, liquidity and financial condition is unknown.

  Contingency Plan. At this time, we have formulated a preliminary contingency plan should internal systems, vendors or customers fail to become compliant or fail to operate as a result of year 2000 problems. In case of a non-replaceable vendor suffering a failure in the year 2000, we could be materially affected.

Regulation

  Our business is subject to extensive regulation applicable to the securities industry in the United States. As a matter of public policy, regulatory bodies in the United States are charged with safeguarding the integrity of the securities and other financial markets and with protecting the interests of customers participating in those markets. The SEC is the federal agency charged with administration of the federal securities laws. However, the SEC has delegated some regulatory matters to self-regulatory organizations, such as the NASD. The NASD adopts rules (which are subject to approval by the SEC), examines broker-dealers and requires strict compliance with its rules and regulations. Securities firms are also subject to regulation by state securities commissions in the states in which they are registered. As of April 30, 1999, Sherwood Securities was registered as a broker-dealer with the SEC, the NASD and in 20 states and the District of Columbia. As of April 30, 1999, NDB.com was registered as a broker-dealer with the SEC, the NASD and in all 50 states, the District of Columbia and the Commonwealth of Puerto Rico. NDB.com is also a member of the Boston Stock Exchange and the Chicago Stock Exchange.

  SEC and NASD regulations cover many aspects of a broker-dealer's business, including, but not limited to, capital structure and withdrawals, sales methods, trade practices among broker-dealers, use and safekeeping of customers' funds and securities, recordkeeping, the financing of customers' purchases, broker-dealer and employee registration and the conduct of directors, officers and employees. Additional legislation, changes in rules promulgated by the SEC and the NASD, or changes in the interpretation or enforcement of existing law and rules may directly affect the method of operation and profitability of broker-dealers. The SEC, the NASD and state securities commissions may conduct administrative proceedings, which can result in censure, fine, the issuance of cease-and-desist orders or the suspension or expulsion of a broker-dealer, its officers or employees.

  Sherwood Securities' and NDB.com's sales and trading personnel, and certain member of management, are required to take examinations given by the NASD. In some circumstances, additional examinations are required for sales and trading personnel to be qualified to do business in various states.

  Changes in regulations pertaining to Nasdaq may have a material effect on Sherwood Securities' trading activities. For example, in August 1996, the SEC adopted new rules known as the order handling rules, which alter the manner in which orders for stocks are handled. These rules became effective on January 20, 1997, and were phased in for additional Nasdaq stocks during 1997. These rules, and other rules that were proposed, as well as regulatory actions and changes in market practices, have had, and may continue to have, an adverse effect on Sherwood Securities' revenues, profit margins and the manner in which it conducts its business.

Customer Protection and Insurance

  Customers of Sherwood Securities and NDB.com are protected against some losses by the Securities Investor Protection Corporation. SIPC provides protection against lost, stolen or missing securities (except loss in value due to a rise or fall in market prices) for customers in the event of failure of a broker-dealer. Accounts are protected up to $500,000 per customer, with a limit of $100,000 for cash balances. Both Sherwood Securities and NDB.com are members of SIPC. However, because the funds and securities of our customers are held by our clearing firms, Broadcort and Pershing, our customers are treated for SIPC purposes as customers of Broadcort and Pershing. Therefore, SIPC coverage comes into play only in the event of the financial failure of one of those firms. In addition to being members of SIPC, our clearing firms also carry private insurance which provides unlimited coverage for securities held in customer accounts in the event of the failure of those clearing firms.

  We also carry brokers' blanket bonds covering us for loss or theft of securities, forgery of checks and drafts, embezzlement, certain employee misconduct and misplacement of securities. These bonds provide total coverage of $1,000,000 for Sherwood Securities and $500,000 for NDB.com. Each bond contains a deductible of $10,000.

Net Capital Requirements

  As registered broker-dealers and members of the NASD, Sherwood Securities and NDB.com are subject to the SEC's Uniform Net Capital Rule. This rule specifies the minimum level of net capital a broker-dealer must maintain and also requires that at least a minimum part of its assets be kept in relatively liquid form. As of March 31, 1999, Sherwood Securities was required to maintain minimum net capital of $1,000,000 and had total net capital of $48,539,397. As of March 31, 1999, NDB.com was required to maintain minimum net capital of $250,000 and had total net capital of $4,706,401.

  In computing net capital under this rule, various adjustments are made to exclude assets not readily convertible into cash and to provide a conservative statement of other assets, such as the firm's inventory of securities. Therefore, a deduction is made against the market value of securities to reflect the possibility of a market decline prior to their disposition. Thus, this net capital rule imposes financial restrictions upon our businesses that are more severe than those imposed on concerns in other types of businesses.

  In addition, the SEC and NASD impose rules that require notification when net capital falls below certain predefined levels, dictate the ratio of debt to equity in the regulatory capital composition of a broker-dealer and limit the ability of a broker-dealer to expand its business volume under certain circumstances. Moreover, the Uniform Net Capital Rule and the NASD's rules impose requirements that may have the effect of prohibiting a broker-dealer from distributing or withdrawing capital and requiring prior notice to the SEC and NASD for certain withdrawals of capital, even capital in excess of regulatory requirements. Since our principal assets are our ownership of our broker-dealer subsidiaries, the rules governing net capital and restrictions on capital withdrawals could prevent us from meeting our financial obligations on a timely basis.

  Compliance with the net capital rule may also limit those operations of Sherwood Securities and NDB.com that require the use of significant amounts of capital, such as market making activities. Further, assets which are included in our minimum net capital are not available for distribution to our shareholders in the form of dividends or otherwise. We believe Sherwood Securities and NDB.com are currently in compliance with the net capital requirements. Failure to maintain the required net capital may subject them to suspension of business and may ultimately require their liquidation.

Personnel

  As of March 31, 1999, we had 581 full-time employees, 353 of whom were salespeople, traders and trading assistants. None of our personnel is covered by a collective bargaining agreement. We consider our relations with our personnel to be satisfactory.

  Through August 1997, Sherwood Securities' traders and salespeople were paid a percentage of trading profits as compensation. Since September 1997, they have been paid under an "Annual Trading/Sales Production Guarantee" program, based on a number of factors and subject to an annual review. NDB.com's registered representatives work on a salary basis.

Offices

  Sherwood Securities' office and trading facilities and our headquarters occupy approximately 51,600 square feet of leased space at 10 Exchange Place Centre, Jersey City, New Jersey. This lease began on January 1, 1995 and expires on January 31, 2007. Base rent for this space is approximately $1,500,000 per year with periodic escalations.

  NDB.com's office and sales facilities are located in 36,000 square feet of leased space at 7 Hanover Square, New York, New York. This lease began on April 1, 1996 and expires on September 29, 2008. Base rent on this space is approximately $718,000 per year.

  We have signed an 18 month lease for an additional 10,000 square feet in New York for base rent of approximately $320,000 per year. This space will be used by NDB.com for its operations and compliance. We have also signed a lease for an additional 96,000 square feet near our headquarters in Jersey City, New Jersey, for base rent of approximately $2,900,000 per year. This lease is for a term of 15 years, which may be extended. This space will be used by NDB.com for its self-clearing operations and its technology and marketing departments.

Legal Proceedings

  Many aspects of our broker-dealer businesses involve substantial litigation risks. In recent years, there has been an increasing incidence of litigation in the industry, including class action suits that generally seek substantial damages. Companies engaged in the underwriting and distribution of securities are exposed to substantial liability under federal and state securities laws. We are, from time to time, involved in proceedings with, and investigations by, governmental and self-regulatory agencies.

  We have been named as a defendant in a number of lawsuits and arbitrations and are the subject of investigations that allege, among other things, violations of Federal and state securities laws and other laws. A substantial settlement or judgment in any of these cases could have a material adverse effect on us. Except as we describe below, we believe that none of these pending lawsuits, arbitrations and investigations is likely to have a material adverse effect on our financial condition, results of operations or liquidity, although we cannot be certain of this.

  On March 22, 1999, Weiss, Peck & Greer, L.L.C. filed an NASD arbitration action against Sherwood Securities. Weiss, Peck alleges that Sherwood Securities contravened standards of "commercial reasonableness" and "just and equitable principles of trade" in connection with the execution of trades of approximately 1.5 million shares of the stock of Amazon.com. from Carnegie, Childs & Co. on January 8, 1999. Weiss, Peck was Carnegie's clearing broker and alleges that the trades resulted in Carnegie's having a net short position in 1,462,000 shares of Amazon.com. Weiss, Peck covered the short position on January 11, 1999 and alleges it sustained losses of more than $11 million. We believe we have a valid defense to these claims and intend to assert counterclaims, including a claim of approximately $1.3 million for losses we suffered in connection with these trades. We cannot be certain, however, that we will prevail in this arbitration.

                                   MANAGEMENT

  The following table lists our directors, executive officers and key employees:

   Name                             Age Position
   ----                             --- --------
   Directors and Executive Officers
    James H. Lynch, Jr.............  68 Chairman of the Board
    Arthur Kontos (1)..............  53 Director, Vice Chairman of the Board
                                        and Chief Executive Officer
    Dennis Marino (1)..............  53 Director, Chief Administrative Officer
                                        and Chairman of NDB.com
    Thomas W. Neumann (1)..........  35 Director, Executive Vice President and
                                        President of Sherwood Securities
    Matthew S. Stadler (1).........  44 Senior Vice President and Chief
                                        Financial Officer
    Denise Isaac (1)...............  32 Executive Vice President and Treasurer
    Frank E. Lawatsch, Jr. (1).....  54 Executive Vice President, Secretary and
                                        General Counsel
    Stephen J. DiLascio............  44 Director and President of Equitrade
    Ralph N. Del Deo...............  74 Director
    John P. Duffy..................  58 Director
    Charles Kirk Kellogg...........  30 Director
   Key Employees
    James Romano (1)...............  52 Executive Vice President and Head of
                                        Capital Markets of Sherwood Securities
    Gregg Sharenow (1).............  35 Co-Chief Operating Officer of NDB.com
    Samir M. Shah (1)..............  32 Co-Chief Operating Officer of NDB.com
    John Benedickson(1)............  35 Head of Institutional Sales of Sherwood
                                        Securities

--------
(1) Member of Executive Committee

  James H. Lynch, Jr. has been Chairman of the Board of Directors since July 1989. Mr. Lynch was a general partner and member of the executive committee of Spear, Leeds & Kellogg for more than five years prior to his retirement from Spear Leeds in June 1985. Spear Leeds is a broker-dealer and a member of all major U.S. stock exchanges and acts as a specialist on the New York and American Stock Exchanges. Mr. Lynch also served as President of Spear, Leeds & Kellogg Securities, Inc. and as an officer and director of its wholly-owned subsidiaries, First Options of Chicago and Troster Singer Corporation. Mr. Lynch is also a director of Consolidated Purchasing Services, Inc.

  Arthur Kontos became our Vice Chairman of the Board and Chief Executive Officer in October 1988. Mr. Kontos was a managing director of Spear Leeds from June 1988 until October 1988, when he joined us. He became a general partner of Spear Leeds in 1982 and President of S.G.I. Capital Holdings, Inc. in 1988, and he resigned from both positions in December 1991. From July 1978 until May 1988, Mr. Kontos served as a director and as President and Chief Executive Officer of Troster Singer Corporation, a Nasdaq market maker.

  Dennis Marino has been a Director since 1981. He has been employed by us since February 1969 and has served as our Chief Administrative Officer since 1986. Mr. Marino was appointed President of Sherwood Securities in January 1988, a position he held until December 1997, at which time he became Chairman of NDB.com. In February 1998, Mr. Marino also assumed the positions of President and Chief Executive Officer of NDB.com. He has been our Executive Vice President since 1977.

Mr. Marino served as President of the Securities Traders Association of New York for a term that expired in 1991, served as Chairman of the Securities Traders Association (STA) in 1997 and currently serves as a governor of the STA.

  Thomas W. Neumann has been a Director since 1992. He has served as our Executive Vice President since 1991 and was appointed President of Sherwood Securities in December 1997. Mr. Neumann joined Sherwood Securities in October 1988 and held various trading positions with Sherwood Securities prior to being appointed a Senior Vice President in 1990 and Head of Capital Markets in 1995. From June 1986 until October 1988, Mr. Neumann was an employee of Troster Singer Corporation, a Nasdaq market maker.

  Matthew S. Stadler became our Senior Vice President and Chief Financial Officer in May 1999. From September 1994 to May 1999, he was a Senior Vice President and Chief Financial Officer of Santander Investment Securities, Inc., a registered broker-dealer. Prior to that time, he was the Chief Financial Officer of Latinvest Securities, Inc.

  Denise Isaac joined us in October 1995 as our Chief Financial Officer, became Treasurer in April 1998 and became our Executive Vice President in May 1999. Prior to her employment with us, Ms. Isaac was a Senior Manager in the financial services practice of KPMG Peat Marwick LLP. Ms. Isaac was employed by KPMG Peat Marwick LLP since 1986 where she worked on various assignments and taught courses to the securities industry.

  Frank E. Lawatsch, Jr. was appointed as our Executive Vice President, Secretary and General Counsel in April 1999. Prior to that time, he was a senior partner of Gibbons, Del Deo, Dolan, Griffinger & Vecchione, P.C., a New Jersey law firm that provides legal services to us. Prior to 1992, Mr. Lawatsch served as general counsel to two publicly traded financial service corporations. Mr. Lawatsch has been a member of the bar since 1969. He is responsible for our legal, corporate, secretarial, compliance and personnel functions.

  Stephen J. DiLascio has been a Director since 1995. He is the President of Equitrade. Mr. DiLascio began his career on the trading floor in 1973 with Weiss, Peck & Greer's specialist operation, the predecessor to Equitrade. He became a specialist in 1978, a partner in 1980 and the managing partner in 1989. Mr. DiLascio became President of Equitrade in November 1998 when it converted from a limited partnership to a limited liability company. As President of Equitrade, he is responsible for all aspects of its day-to-day operations. Mr. DiLascio is also a director of Securities Industry Automation Corporation, a governor of the NYSE, a member of the Alliance of Floor Brokers and a member of the Technology, Planning and Oversight Committee at the NYSE.

  Ralph N. Del Deo has been a Director since 1993. Mr. Del Deo is a senior partner of Gibbons, Del Deo, Dolan, Griffinger & Vecchione, P.C., a New Jersey law firm that provides legal services to us. His practice areas include litigation and general practice.

  John P. Duffy has been a Director since 1992. He retired from his position as a managing director of Spear Leeds in 1991, a position he held from prior to September 1987 until his retirement. As a managing director of Spear Leeds, Mr. Duffy acted as a specialist on the NYSE. Mr. Duffy is also a director of Kinney Oil Co.

  Charles Kirk Kellogg became a Director in April 1999. Mr. Kellogg is currently attending graduate school at The College of William and Mary. From 1996 to 1997, he served as special projects coordinator for NDB.com where he assisted in developing our online trading system. From 1992 to 1995, Mr. Kellogg served in various trading positions at Sherwood Securities and Equitrade.

  James Romano joined Sherwood Securities in June 1992 as Vice President of Trading and had responsibility over the trading department. In December 1994, Mr. Romano became our Executive Vice President and in January 1998 he became Head of Capital Markets of Sherwood Securities. For eleven years prior to joining us, Mr. Romano held various trading positions at Troster Singer Corporation, including Vice President of Trading.

  Gregg Sharenow joined NDB.com in April 1996 as Director of Cost Analysis and served as a Managing Director of NDB.com before becoming Co-Chief Operating Officer in April 1999. Prior to joining us, Mr. Sharenow was an auditor at Swiss Bank from July 1995 to April 1996 and a Senior Manager in the financial services practice of KPMG Peat Marwick LLP from December 1993 to July 1995.

  Samir M. Shah joined NDB.com in May 1996 as a Managing Director and became Co-Chief Operating Officer in April 1999. From June 1992 to May 1996, Mr. Shah was a Vice President of Operations at Chase Investment Services Corp., a wholly owned subsidiary of Chase Bank.

  John Benedickson joined Sherwood Securities in 1993 as an institutional trader. In January 1998, he became Head of Institutional Sales of Sherwood Securities.

                             PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 30, 1999 by:

  . each person or entity that we know beneficially owns 5% or more of our common stock;

  . our chief executive officer and other four most highly compensated executive officers as of May 31, 1998;

  .  each of our directors; and

  .  all of our current directors and executive officers as a group.

                                   Number of
                                     Shares      Percentage of Common
                                  Beneficially Stock Beneficially Owned
                                     Owned     -----------------------------
                                    Prior to    Prior to           After
Name of Beneficial Owner(1)        Offering(2)  Offering        Offering (3)
---------------------------       ------------ ------------    -------------
Arthur Kontos(4).................  2,831,100             19.9%            16.9%
Peter R. Kellogg(5)..............  2,940,222             21.0             17.7
Richard Marino(6) ...............    297,135              2.1              1.8
Thomas W. Neumann(7).............    203,517              1.4              1.2
Dennis Marino(8).................    158,254              1.1                *
John P. Duffy(9).................     53,800                *                *
James H. Lynch, Jr. .............     35,000                *                *
Ralph N. Del Deo(10).............     30,000                *                *
James Romano(11).................     11,666                *                *
Charles Kirk Kellogg.............      1,500                *                *
Stephen J. DiLascio..............      1,000                *                *
All Directors and Executive
 Officers as a Group
 (13 persons) (12)...............  3,635,889             25.4%            21.5%

--------

* Less than 1%

(1) The address of each of the persons listed above is 10 Exchange Place Centre, Jersey City, New Jersey 07302, except Mr. Peter R. Kellogg, whose address is 120 Broadway, New York, New York 10271.
(2) Beneficial ownership is determined in accordance with the rules of the SEC. In general, a person who has voting power and/or investment power with respect to securities is treated as a beneficial owner of those securities. Shares of common stock subject to options, warrants or rights currently exercisable or exercisable within 60 days of April 30, 1999 are considered as beneficially owned by the person holding such options, warrants or rights. Unless indicated otherwise, we believe that the persons named in this table have sole voting and investment power with respect to the shares of common stock shown. The amounts and percentages are based upon 13,981,191 shares of common stock outstanding as of February 28, 1999.
(3)  Assumes no exercise of the underwriters' over-allotment option.
(4) Consists of 1,337,854 shares of our common stock held by Mr. Kontos, 197,387 shares of our common stock underlying Mr. Kontos' currently exercisable stock options, 125,000 shares of our common stock held by the Arthur Kontos Foundation, 753,562 shares of our common stock held by limited partnerships of which Mr. Kontos is the general partner and Mr. Kontos' children are sole limited partners and 417,297 shares over which he has sole voting power and which are subject to a voting trust agreement with his former wife.
(5) Consists of 730,942 shares of our common stock held by Mr. Kellogg, 1,850,000 shares of our common stock held by IAT Reinsurance Syndicate Ltd., a corporation, all of whose voting stock is held by Mr. Kellogg and of which Mr. Kellogg is president, 346,500 shares of our common stock held by the Cynthia and Peter Kellogg Foundation and 12,780 shares of our common stock held by the J.C. Kellogg Foundation. Mr. Kellogg has shared beneficial ownership over the shares owned by the Cynthia and Peter Kellogg Foundation and the J.C. Kellogg Foundation.
(6) Consists of 286,966 shares of our common stock held by Mr. R. Marino and 10,169 shares of our common stock underlying Mr. R. Marino's currently exercisable stock options.
(7) Consists of 121,477 shares of our common stock held by Mr. Neumann and 82,040 shares of our common stock underlying Mr. Neumann's currently exercisable stock options.
(8) Consists of 118,622 shares of our common stock held by Mr. D. Marino and 39,632 shares of our common stock underlying Mr. D. Marino's currently exercisable stock options.
(9) Consists of 49,800 shares of our common stock held by Mr. Duffy and 4,000 shares of our common stock held in trust for Mr. Duffy's children.
(10) Consists of 20,000 shares of our common stock held by Mr. Del Deo and 10,000 shares of our common stock held by his wife.
(11) Consists of 11,666 shares of our common stock underlying Mr. Romano's currently exercisable stock options.
(12) Includes 350,561 shares of our common stock underlying currently exercisable stock options.

                                  UNDERWRITING

  The underwriters named below, through their representatives BT Alex. Brown Incorporated, U.S. Bancorp Piper Jaffray and Deutsche Bank Securities Inc., have severally agreed to purchase from us the following numbers of shares of our common stock at the public offering price less the underwriting discounts and commissions shown on the cover page of this prospectus.

                                                                      Number of
   Underwriter                                                         Shares
   ----------------------------------------------------------------- -----------
   BT Alex. Brown Incorporated......................................
   U.S. Bancorp Piper Jaffray.......................................
   Deutsche Bank Securities Inc. ...................................
                                                                     -----------
     Total..........................................................   2,600,000
                                                                     ===========

  We will enter into an underwriting agreement with the underwriters which provides that the underwriters are obligated to purchase all of the shares of common stock we are offering to sell in this offering, other than shares covered by the over-allotment option described below, if any of the shares are
purchased. We expect to issue these shares on       , 1999.

  The underwriters propose to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus and to
dealers at a price that represents a concession not in excess of $   per share
under the public offering price. The underwriters may allow, and dealers may re-allow, a concession not in excess of $ per share to other dealers. After commencement of the offering, the offering price and other selling terms may be changed by the representatives of the underwriters.

  We have granted to the underwriters an option, exercisable not later than 30 days after the date of this prospectus, to purchase up to 390,000 additional shares of our common stock at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus. The underwriters may exercise this option only to cover over-allotments made in connection with the sale of the common stock offered in this offering. To the extent that the underwriters exercise this option, each of the underwriters will become obligated to purchase approximately the same percentage of additional shares of common stock as the number of shares of common stock to be purchased by it in the above table bears to 2,600,000, and we will be obligated to sell these shares to the underwriters to the extent they exercise the option. If any additional shares of common stock are purchased, the underwriters will offer these additional shares on the same terms as those on which the initial 2,600,000 shares are being offered.

  We have agreed to indemnify the underwriters against liabilities in connection with this offering, including liabilities under the Securities Act.

  We have agreed with the underwriters that we will not issue any additional shares of common stock for 180 days following the date of this offering, except that we may issue, and grant options or warrants to purchase, shares of our common stock or securities convertible into, exercisable for or exchangeable for shares of common stock, under our employee stock option plans and in connection with any acquisitions. Our executive officers and directors and two significant shareholders also have agreed not to sell or otherwise dispose of any shares of our common stock for 180 days following the date of this offering.

  To facilitate the offering of our common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the market price of the common stock. Specifically, the underwriters may over-allot shares of the common stock in connection with this offering by creating a short position in the common stock for their own accounts. Additionally, to cover these over-allotments or to stabilize the market price of the common stock, the underwriters may bid for, and purchase, shares of common stock in the open market. Finally, the representatives, on behalf of the underwriters, also may reclaim selling concessions allowed to an underwriter or dealer if the underwriting syndicate repurchases shares distributed by that underwriter or dealer. Any of these activities may maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. The underwriters are not required to engage in these activities and, if commenced, may end any of these activities at any time.

                                 LEGAL MATTERS

  The validity of common stock offered by this prospectus will be passed upon for us by Gibbons, Del Deo, Dolan, Griffinger & Vecchione, a Professional Corporation, Newark, New Jersey. Gibbons, Del Deo, Dolan, Griffinger & Vecchione provides legal services to us on an ongoing basis. Mr. Del Deo, one of our Directors, is a partner of Gibbons, Del Deo, Dolan, Griffinger & Vecchione and, together with his wife, owns 30,000 shares of our common stock. In addition, certain legal matters will be passed upon for us by Morgan, Lewis & Bockius LLP, New York, New York, our special securities counsel. Certain legal matters related to this offering will be passed upon for the underwriters by Piper & Marbury, L.L.P., Baltimore, Maryland.

                                    EXPERTS

  Our statements of financial condition as of May 31, 1997 and 1998 and the statements of income and comprehensive income, stockholders' equity and cash flows for each of three years ended May 31, 1998, have been included in this registration statement in reliance on the report of KPMG LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing. Our financial statements as of February 28, 1999 and for the nine months then ended included in this registration statement have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

  We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at the Internet site maintained by the SEC at "http://www.sec.gov." Reports, proxy statements and other information filed by us should also be available for inspection at the offices of the New York Stock Exchange, 120 Broad Street, New York, New York 10005.

  We filed a Registration Statement on Form S-3 (the "Registration Statement") to register with the SEC the shares of our common stock to be issued and sold in this offering. This prospectus is a part of the Registration Statement. As allowed by SEC rules, this prospectus does not contain all of the information you can find in the Registration Statement or the exhibits to that Registration Statement. You should rely only on the information contained or incorporated by reference in this prospectus.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered part of this prospectus, except for any information superseded by information contained directly in this prospectus or in later filed documents incorporated by reference in this prospectus.

  The following documents that we have previously filed with the SEC are incorporated by reference in this prospectus. These documents contain important information about us and our finances and should be reviewed carefully and fully:

  .  Annual Report on Form 10-K for the year ended May 31, 1998;

  . Quarterly Reports on Form 10-Q for the quarters ended August 31, 1998, November 30, 1998 and February 28, 1999; and

  .  Current Reports on Form 8-K filed on February 11, February 25 and May 7,
     1999.

  We incorporate by reference additional documents that we may file with the SEC until all of the shares of our common stock offered by this prospectus have been sold. These documents include periodic reports, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

  Any documents filed by us with the SEC and incorporated by reference (excluding exhibits, unless specifically incorporated in this prospectus) are available without charge upon written or oral request to Frank E. Lawatsch, Jr. Esq. Secretary, National Discount Brokers Group, Inc. Telephone requests may be directed to Mr. Lawatsch at (201) 946-2200.

             National Discount Brokers Group, Inc. and Subsidiaries

       Index to Pro Forma Condensed Consolidated Financial Statements and
                       Consolidated Financial Statements

                                                                         Page
                                                                        -------
Pro Forma Condensed Consolidated Financial Statements:
  Pro Forma Condensed Consolidated Financial Statements Introductory
   Paragraph...........................................................   P-1
  Pro Forma Condensed Consolidated Statements of Financial Condition--
   February 28, 1999...................................................   P-2
  Pro Forma Condensed Consolidated Statements of Income--
   Years Ended May 31, 1996, 1997 and 1998 and
   nine months ended February 28, 1998 and 1999........................  P-3-7
Consolidated Financial Statements and Notes:
  Reports of Independent Accountants...................................  F-1-2
  Consolidated Statements of Financial Condition--
   May 31, 1997 and 1998 and February 28, 1999.........................  F-3-4
  Consolidated Statements of Income and Comprehensive Income--
   Years ended May 31, 1996, 1997 and 1998 and
   nine months ended February 28, 1998 (unaudited) and 1999............  F-5-6
  Consolidated Statements of Changes in Stockholders' Equity--
   Years ended May 31, 1997 and 1998 and
   nine months ended February 28, 1999.................................   F-7
  Consolidated Statements of Cash Flows--
   Years ended May 31, 1996, 1997 and 1998 and
   nine months ended February 28, 1998 (unaudited) and 1999............ F-8-11
  Notes to Consolidated Financial Statements........................... F-12-26

             National Discount Brokers Group, Inc. and Subsidiaries

             Pro Forma Condensed Consolidated Financial Statements

                             Introductory Paragraph

  The Company has entered into a definitive agreement to sell 100% of its membership interests in Equitrade Partners, LLC ("Equitrade") to Spear, Leeds & Kellogg Specialists, LLC. Under the terms of the proposed sale agreement, all intercompany assets and liabilities will be cash settled and the Company will repay its $15,000,000 loan payable to Spear, Leeds & Kellogg, LP. The following unaudited pro forma condensed consolidated financial statements give effect to the proposed sale agreement as if it occurred as of June 1, 1995. The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of what the financial results would have been if Equitrade had been sold on June 1, 1995 and are not necessarily indicative of future results. These unaudited pro forma condensed consolidated financial statements are based on certain assumptions which are set forth below.

  The following unaudited pro forma condensed consolidated financial statements give effect to the adjustments to record the sale of the Company's membership interests in Equitrade. The adjustments comprise the elimination of the assets and liabilities of Equitrade, receipt of cash of approximately $82,400,000 (consisting of gain on sale, return of capital and net repayment of notes receivable), recording the after-tax gain of approximately $20,500,000, accruing income taxes payable of $15,500,000 and the CEO bonus of approximately $6,400,000, and additional adjustments which are directly attributable to the proposed sale. Such pro forma information is based upon the historical consolidated statement of financial condition of the Company and Equitrade as of February 28, 1999.

  The unaudited pro forma condensed consolidated statements of income give effect to the proposed sale of the Company's membership interests in Equitrade as if the sale had occurred as of June 1, 1995. Therefore, the revenues and expenses of Equitrade subsequent to June 1, 1995 have been eliminated and additional adjustments which are directly attributable to the proposed sale have been recorded. The unaudited pro forma condensed consolidated statements of income are presented for the three years ended May 31, 1996, 1997, and 1998 and for the nine months ended February 28, 1998 and 1999.

  These unaudited pro forma condensed consolidated financial statements should be read in conjunction with the Company's historical financial statements and notes thereto included elsewhere in this registration statement.

             National Discount Brokers Group, Inc. and Subsidiaries

             Pro Forma Condensed Consolidated Financial Statements

                        Statement of Financial Condition

                                           February 28, 1999
                          ----------------------------------------------------------
                               Condensed                              Pro Forma
                             Consolidated                             Condensed
                             Statement of                           Consolidated
                          Financial Condition                       Statement of
                              as Reported     Adjustments        Financial Condition
                          ------------------- ------------       -------------------
                                              (unaudited)            (unaudited)
         ASSETS
Cash....................     $  1,975,501     $ 81,623,461 (/1/)    $ 83,598,962
Receivables.............      109,628,832      (22,198,176)(/2/)      87,430,656
  Securities owned, at
 market value...........       89,158,495      (37,549,610)           51,608,885
  Fixed and intangible
 assets.................       33,731,883      (15,475,864)           18,256,019
Other assets............        9,125,195       (7,550,024)(/3/)       1,575,171
                             ------------     ------------          ------------
                             $243,619,906     $ (1,150,213)         $242,469,693
                             ============     ============          ============
    LIABILITIES AND
  STOCKHOLDERS' EQUITY
Liabilities:
 Securities sold, not
  yet purchased, at
  market value..........     $ 39,358,930     $ (7,412,570)         $ 31,946,360
 Accounts payable and
  accrued expenses, and
  loans and secured
  demand notes payable..       50,987,403      (12,675,642)(/4/)      38,311,761
 Income taxes payable...        2,913,112       15,418,016 (/5/)      18,331,128
 Minority interest in
  Equitrade.............       17,021,118      (17,021,118)                   --
                             ------------     ------------          ------------
Total liabilities.......      110,280,563      (21,691,314)           88,589,249
Stockholders' equity:
 Preferred stock--$.01
  par value; authorized
  1,000,000 shares; none
  issued................               --               --                    --
 Common stock--$.01 par
  value; authorized
  50,000,000 shares;
  issued 14,343,201
  shares................          143,432               --               143,432
   Additional paid-in
  capital...............       65,522,767               --            65,522,767
 Retained earnings and
  cumulative
  comprehensive income..       71,995,891       20,541,101 (/6/)      92,536,992
                             ------------     ------------          ------------
                              137,662,090       20,541,101           158,203,191
Less: treasury stock--at
 cost, 362,010 shares...       (4,322,747)              --            (4,322,747)
                             ------------     ------------          ------------
  Total stockholders'
 equity.................      133,339,343       20,541,101           153,880,444
                             ------------     ------------          ------------
                             $243,619,906     $ (1,150,213)         $242,469,693
                             ============     ============          ============

--------
(1) To record the cash received on the sale net of the elimination of Equitrade's cash of approximately $740,000.
(2) To eliminate Equitrade's accounts and notes receivables of approximately $21,300,000 and, pursuant to the terms of the sale agreement, to reflect the repayment of principal and interest of approximately $930,000 for NDBG's note receivable from an Equitrade minority interest owner.
(3) To eliminate Equitrade's NYSE memberships and other assets of approximately $7,200,000 and, pursuant to the terms of the sale agreement, to reflect the sale of NDBG's NYSE membership interest of approximately $351,000, previously leased to Equitrade.
(4) To eliminate Equitrade's accounts payable and subordinated notes payable of approximately $4,000,000 and, pursuant to the sale agreement, to reflect the repayment by NDBG of principal and interest of approximately $15,065,000 due on a loan payable to SLK, and record the bonus payable of approximately $6,400,000 to NDBG's CEO for the gain on sale.
(5) To record the increase in income taxes payable on the gain on sale of approximately $15,500,000, calculated using the statutory tax rate of 43% net of the elimination of Equitrade's recorded tax liability.
(6) To record the gain on sale, net of income taxes.

             National Discount Brokers Group, Inc. and Subsidiaries

             Pro Forma Condensed Consolidated Financial Statements

                              Statement of Income

                                        Year Ended May 31, 1996
                         ------------------------------------------------------
                                                                 Pro Forma
                              Condensed                          Condensed
                            Consolidated                       Consolidated
                         Statement of Income Adjustments(1) Statement of Income
                         ------------------- -------------- -------------------
                                              (Unaudited)       (Unaudited)
Revenues:
 Firm securities
  transactions--net.....    $129,177,423      $ (6,486,203)    $122,691,220
 Commission income......      30,723,379                --       30,723,379
 Floor brokerage
  income................      10,955,277       (10,955,277)              --
 Other revenues.........       8,254,108            65,930        8,320,038
                            ------------      ------------     ------------
                             179,110,187       (17,375,550)     161,734,637
                            ------------      ------------     ------------
Expenses:
 Compensation and
  benefits..............      56,954,322        (5,014,411)      51,939,911
 Clearing and related
  charges...............      55,631,233        (1,606,993)      54,024,240
 Other expenses.........      27,678,573        (1,221,248)      26,457,325
                            ------------      ------------     ------------
                             140,264,128        (7,842,652)     132,421,476
                            ------------      ------------     ------------
Income before minority
 interest and
 income taxes...........      38,846,059        (9,532,898)      29,313,161
Income of Equitrade
 allocated to
 minority partners......      (3,628,986)        3,628,986               --
                            ------------      ------------     ------------
 Income before income
  taxes.................      35,217,073        (5,903,912)      29,313,161
 Income taxes...........      15,263,076        (2,538,682)      12,724,394
                            ------------      ------------     ------------
 Net income from
  continuing
  operations............    $ 19,953,997      $ (3,365,230)    $ 16,588,767
                            ============      ============     ============
Net income per share--
 continuing operations
  Basic.................    $       1.57                       $       1.31
                            ============                       ============
  Diluted...............    $       1.51                       $       1.26
                            ============                       ============
Weighted average shares
 outstanding
  Basic.................      12,699,428                         12,699,428
                            ============                       ============
  Diluted...............      13,201,412                         13,201,412
                            ============                       ============

--------
(1) The pro forma condensed consolidated statement of income has been adjusted to eliminate the income and expenses of Equitrade as well as the related income tax at the statutory rate of 43%. An additional adjustment to reduce NDBG's compensation and benefits expense of approximately $1,042,000 has been made to reflect the reduction in the CEO bonus which would have resulted if the net income of Equitrade were not included in the consolidated results of NDBG. Income from continuing operations does not reflect the gain recognized on sale of Equitrade.

             National Discount Brokers Group, Inc. and Subsidiaries

             Pro Forma Condensed Consolidated Financial Statements

                              Statement of Income

                                              Year Ended May 31, 1997
                                      -----------------------------------------
                                                                    Pro Forma
                                       Condensed                    Condensed
                                      Consolidated                 Consolidated
                                      Statement of                 Statement of
                                         Income     Adjustments(1)    Income
                                      ------------  -------------- ------------
                                                     (Unaudited)   (Unaudited)
Revenues:
 Firm securities transactions--net... $122,322,851   $(4,831,893)  $117,490,958
 Commission income...................   32,638,949            --     32,638,949
 Floor brokerage income..............   14,198,251   (14,198,251)            --
 Other revenues......................   11,175,164      (123,257)    11,051,907
                                      ------------   -----------   ------------
                                       180,335,215   (19,153,401)   161,181,814
                                      ------------   -----------   ------------
Expenses:
 Compensation and benefits...........   58,109,668    (5,222,481)    52,887,187
 Clearing and related charges........   57,282,285    (1,569,276)    55,713,009
 Other expenses......................   41,330,531    (1,395,616)    39,934,915
                                      ------------   -----------   ------------
                                       156,722,484    (8,187,373)   148,535,111
                                      ------------   -----------   ------------
 Income before minority interest and
  income taxes.......................   23,612,731   (10,966,028)    12,646,703
 Income of Equitrade allocated to
  minority partners..................   (4,326,095)    4,326,095             --
                                      ------------   -----------   ------------
 Income before income taxes..........   19,286,636    (6,639,933)    12,646,703
 Income taxes........................    9,151,897    (2,855,171)     6,296,726
                                      ------------   -----------   ------------
 Net income from continuing
  operations......................... $ 10,134,739   $(3,784,762)  $  6,349,977
                                      ============   ===========   ============
Net income per share--continuing
 operations
  Basic.............................. $       0.79                 $       0.49
                                      ============                 ============
  Diluted............................ $       0.79                 $       0.49
                                      ============                 ============
Weighted average shares outstanding
  Basic..............................   12,890,926                   12,890,926
                                      ============                 ============
  Diluted............................   12,946,007                   12,946,007
                                      ============                 ============

--------
(1) The pro forma condensed consolidated statement of income has been adjusted to eliminate the income and expenses of Equitrade as well as the related income tax at the statutory rate of 43%. An additional adjustment to reduce NDBG's compensation and benefits expense of approximately $1,172,000 has been made to reflect the reduction in the CEO bonus which would have resulted if the net income of Equitrade were not included in the consolidated results of NDBG. Income from continuing operations does not reflect the gain recognized on sale of Equitrade.

             National Discount Brokers Group, Inc. and Subsidiaries

             Pro Forma Condensed Consolidated Financial Statements

                              Statement of Income

                                           Year Ended May 31, 1998
                               -------------------------------------------------
                                Condensed
                               Consolidated                  Pro Forma Condensed
                               Statement of                     Consolidated
                                  Income     Adjustments (1) Statement of Income
                               ------------  --------------- -------------------
                                               (Unaudited)       (Unaudited)
Revenues:
 Firm securities
  transactions--net..........  $ 99,776,365   $ (9,520,184)     $ 90,256,181
 Commission income...........    37,052,201             --        37,052,201
 Floor brokerage income......    15,941,668    (15,941,668)               --
 Other revenues..............    11,677,766       (174,204)       11,503,562
                               ------------   ------------      ------------
                                164,448,000    (25,636,056)      138,811,944
                               ------------   ------------      ------------
Expenses:
 Compensation and benefits...    54,170,954     (7,673,811)       46,497,143
 Clearing and related
  charges....................    49,765,223     (2,125,672)       47,639,551
 Other expenses..............    35,309,568     (2,373,689)       32,935,879
                               ------------   ------------      ------------
                                139,245,745    (12,173,172)      127,072,573
                               ------------   ------------      ------------
 Income before minority
  interest and income taxes..    25,202,255    (13,462,884)       11,739,371
 Income of Equitrade
  allocated to minority
  partners...................    (5,766,440)     5,766,440                --
                               ------------   ------------      ------------
 Income before income taxes..    19,435,815     (7,696,444)       11,739,371
 Income taxes................     9,358,242     (3,309,471)        6,048,771
                               ------------   ------------      ------------
 Net income from continuing
  operations.................  $ 10,077,573   $ (4,386,973)     $  5,690,600
                               ============   ============      ============
Net income per share--contin-
 uing operations
  Basic......................  $       0.75                     $       0.42
                               ============                     ============
  Diluted....................  $       0.75                     $       0.42
                               ============                     ============
Weighted average shares out-
 standing
  Basic......................    13,432,726                       13,432,726
                               ============                     ============
  Diluted....................    13,501,346                       13,501,346
                               ============                     ============

--------
(1) The pro forma condensed consolidated statement of income has been adjusted to eliminate the income and expenses of Equitrade as well as the related income tax at the statutory rate of 43%. An additional adjustment to reduce NDBG's compensation and benefits expense of approximately $1,358,000 has been made to reflect the reduction in the CEO bonus which would have resulted if the net income of Equitrade were not included in the consolidated results of NDBG. Income from continuing operations does not reflect the gain recognized on sale of Equitrade.

             National Discount Brokers Group, Inc. and Subsidiaries

             Pro Forma Condensed Consolidated Financial Statements

                              Statement of Income

                                        Nine months ended February 28, 1998
                                      -----------------------------------------
                                                                    Pro forma
                                       Condensed                    Condensed
                                      Consolidated                 Consolidated
                                      Statement of                 Statement of
                                         Income     Adjustments(1)    Income
                                      ------------  -------------- ------------
                                      (Unaudited)    (Unaudited)   (Unaudited)
Revenues:
 Firm securities transactions--net... $ 72,526,721   $ (7,042,028) $ 65,484,693
 Commission income...................   27,358,479             --    27,358,479
 Floor brokerage income..............   12,073,144    (12,073,144)           --
 Other revenues......................    8,687,541       (206,189)    8,481,352
                                      ------------   ------------  ------------
                                       120,645,885    (19,321,361)  101,324,524
                                      ------------   ------------  ------------
Expenses:
 Compensation and benefits...........   39,357,852     (5,663,633)   33,694,219
 Clearing and related charges........   38,738,646     (1,582,880)   37,155,766
 Other expenses......................   25,045,058     (1,711,213)   23,333,845
                                      ------------   ------------  ------------
                                       103,141,556     (8,957,726)   94,183,830
                                      ------------   ------------  ------------
 Income before minority interest and
  income taxes.......................   17,504,329    (10,363,635)    7,140,694
 (Income) loss of Equitrade allocated
  to minority partners...............   (4,512,453)     4,512,453            --
                                      ------------   ------------  ------------
 Income before income taxes..........   12,991,876     (5,851,182)    7,140,694
 Income taxes........................    5,858,172     (2,516,008)    3,342,164
                                      ------------   ------------  ------------
 Net income from continuing
  operations......................... $  7,133,704   $ (3,335,174) $  3,798,530
                                      ============   ============  ============
Net income per share--continuing
 operations
  Basic.............................. $       0.54                 $       0.29
                                      ============                 ============
  Diluted............................ $       0.54                 $       0.29
                                      ============                 ============
Weighted average shares outstanding
  Basic..............................   13,168,693                   13,168,693
                                      ============                 ============
  Diluted............................   13,254,140                   13,254,140
                                      ============                 ============

--------
(1) The pro forma condensed consolidated statement of income has been adjusted to eliminate the income and expenses of Equitrade as well as the related income tax at the statutory rate of 43%. An additional adjustment to reduce NDBG's compensation and benefits expense of approximately $1,033,000 has been made to reflect the reduction in the CEO bonus which would have resulted if the net income of Equitrade were not included in the consolidated results of NDBG. Income from continuing operations does not reflect the gain recognized on sale of Equitrade.

             National Discount Brokers Group, Inc. and Subsidiaries

             Pro Forma Condensed Consolidated Financial Statements

                              Statement of Income

                                        Nine Months Ended February 28, 1999
                                      -----------------------------------------
                                       Condensed                    Pro Forma
                                      Consolidated                  Condensed
                                      Statement of                 Consolidated
                                         Income                    Statement of
                                      as Reported   Adjustments(1)    Income
                                      ------------  -------------- ------------
                                                     (Unaudited)   (Unaudited)
Revenues:
 Firm securities transactions--net... $ 96,087,492   $  1,605,348  $ 97,692,840
 Commission income...................   30,992,390             --    30,992,390
 Floor brokerage income..............   13,226,000    (13,226,000)           --
 Other revenues......................   11,954,874        358,709    12,313,583
                                      ------------   ------------  ------------
                                       152,260,756    (11,261,943)  140,998,813
                                      ------------   ------------  ------------
Expenses:
 Compensation and benefits...........   57,729,844     (4,990,621)   52,739,223
 Clearing and related charges........   36,185,916     (1,977,049)   34,208,867
 Other expenses......................   34,465,136     (1,930,193)   32,534,943
                                      ------------   ------------  ------------
                                       128,380,896     (8,897,863)  119,483,033
                                      ------------   ------------  ------------
 Income before minority interest and
  income taxes.......................   23,879,860     (2,364,080)   21,515,780
 (Income) loss of Equitrade allocated
  to
  minority partners..................     (122,574)       122,574            --
                                      ------------   ------------  ------------
 Income before income taxes..........   23,757,286     (2,241,506)   21,515,780
 Income taxes........................   11,037,547       (963,848)   10,073,699
                                      ------------   ------------  ------------
 Net income from continuing opera-
  tions.............................. $ 12,719,739   $ (1,277,658) $ 11,442,081
                                      ============   ============  ============
 Net income per share--continuing op-
  erations:
  Basic.............................. $       0.91                 $       0.82
                                      ============                 ============
  Diluted............................ $       0.90                 $       0.81
                                      ============                 ============
 Weighted average shares outstanding:
  Basic..............................   14,028,253                   14,028,253
                                      ============                 ============
  Diluted............................   14,101,184                   14,101,184
                                      ============                 ============

--------
(1) The pro forma condensed consolidated statement of income has been adjusted to eliminate the income and expenses of Equitrade as well as the related income tax at the statutory rate of 43%. An additional adjustment to reduce NDBG's compensation and benefits expense of approximately $396,000 has been made to reflect the reduction in the CEO bonus which would have resulted if the net income of Equitrade were not included in the consolidated results of NDBG. Income from continuing operations does not reflect the gain recognized on sale of Equitrade.

                       Report of Independent Accountants

To the Board of Directors and Stockholders of National Discount Brokers Group, Inc.

In our opinion, the accompanying consolidated statement of financial condition as of February 28, 1999 and the related consolidated statements of income and comprehensive income, changes in stockholders' equity and cash flows present fairly, in all material respects, the financial position of National Discount Brokers Group, Inc. and its subsidiaries (the "Company") at February 28, 1999, and the results of their operations and their cash flows for the nine months then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

New York, New York
May 7, 1999

                       Report of Independent Accountants

The Board of Directors and Stockholders of
 National Discount Brokers Group, Inc.:

We have audited the accompanying consolidated statements of financial condition of National Discount Brokers Group, Inc. and subsidiaries as of May 31, 1998 and 1997, and the related consolidated statements of income and comprehensive income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended May 31, 1998 and the related financial statement schedule. These consolidated financial statements and related financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of National Discount Brokers Group, Inc. and subsidiaries as of May 31, 1998 and 1997, and the results of their operations and their cash flows for each of the years in the three-year period ended May 31, 1998, in conformity with generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.


KPMG LLP

July 15, 1998

             National Discount Brokers Group, Inc. and Subsidiaries

                 Consolidated Statements of Financial Condition

                                     Assets

                                                  May 31,
                                         ------------------------- February 28,
                                             1997         1998         1999
                                         ------------ ------------ ------------
Cash...................................  $  3,033,818 $  1,039,121 $  1,975,501
Funds segregated for customers.........        29,203           --           --
Receivables:
  Brokers and dealers..................    58,047,183   67,742,508  103,862,826
  Other................................       599,725      727,099    1,167,352
Securities owned, at market value (note
 3)....................................    45,696,436   67,969,111   80,854,888
Securities available-for-sale, at fair
 value.................................            --    2,615,000      100,000
Securities not readily marketable, at
 fair value............................       501,320    1,001,320      501,320
Investment in partnerships.............        12,984           --           --
Loans and notes receivable (note 10)...       830,589      760,409    1,098,654
Furniture, fixtures, equipment and
 leasehold improvements, at cost, net
 of accumulated depreciation and
 amortization (note 5).................    20,263,511   18,011,262   14,945,704
Computer software, at cost, net of
 accumulated amortization of $929,942,
 $1,388,843 and $2,904,399,
 respectively..........................     1,853,693    2,683,635    3,602,039
Intangible assets, net of accumulated
 amortization of $535,853, $1,275,041
 and $1,674,224, respectively..........     6,727,958    5,988,770   15,184,140
Exchange memberships (market value of
 $7,957,750, $9,243,500 and
 $11,467,500, respectively)............     7,416,496    7,416,496    7,416,496
Secured demand notes receivable (note
 8)....................................     3,000,000    3,500,000    3,500,000
U.S. Treasury obligations, at market...     7,815,254    7,667,463    7,702,287
Deferred tax asset (note 7)............     2,220,472      282,886      707,501
Other assets...........................     2,112,083    1,068,534    1,001,198
                                         ------------ ------------ ------------
    Total assets.......................  $160,160,725 $188,473,614 $243,619,906
                                         ============ ============ ============

             National Discount Brokers Group, Inc. and Subsidiaries

                      Liabilities and Stockholders' Equity

                                                May 31,
                                       --------------------------  February 28,
                                           1997          1998          1999
                                       ------------  ------------  ------------
Liabilities:
 Securities sold, not yet purchased,
  at market value (note 3)...........  $ 25,129,290  $ 28,687,486  $ 39,358,930
 Accounts payable and accrued
  expenses, including compensation
  payable to officers and employees
  of $11,831,551, $11,216,667 and
  $18,372,603, respectively (note
  14)................................    31,734,213    20,203,279    32,487,403
 Loan payable........................            --            --    15,000,000
 Subordinated notes payable (note
  8).................................     3,000,000     3,500,000     3,500,000
 Income taxes payable (note 7).......       302,501     2,444,460     2,913,112
 Minority interest in Equitrade......     7,720,236     9,465,741    17,021,118
                                       ------------  ------------  ------------
  Total liabilities..................    67,886,240    64,300,966   110,280,563
                                       ------------  ------------  ------------
Commitments and contingencies (notes
 14 and 16)
Stockholders' equity (notes 9 and 13)
 Preferred stock--$.01 par value;
  1,000,000 shares authorized, none
  issued.............................            --            --            --
 Class A common stock--$.01 par
  value,
  50,000,000 shares authorized at May
  31, 1997,
  none authorized at May 31, 1998 and
  February 28, 1999, none issued.....            --            --            --
 Common stock--$.01 par value;
  50,000,000 shares authorized,
  14,343,201 shares issued...........       143,432       143,432       143,432
 Additional paid-in capital..........    57,189,985    65,050,817    65,522,767
 Accumulated comprehensive income,
  unrealized gain on securities
  available-for-sale, net of
  income tax, as restated (Note 2)...            --     1,359,800       100,000
 Retained earnings...................    47,215,833    59,176,152    71,895,891
                                       ------------  ------------  ------------
                                        104,549,250   125,730,201   137,662,090
 Less: treasury stock, at cost,
  1,648,536 shares, 162,924 shares
  and 362,010 shares, respectively...   (12,274,765)   (1,557,553)   (4,322,747)
                                       ------------  ------------  ------------
  Total stockholders' equity.........    92,274,485   124,172,648   133,339,343
                                       ------------  ------------  ------------
  Total liabilities and stockholders'
   equity............................  $160,160,725  $188,473,614  $243,619,906
                                       ============  ============  ============


          See accompanying notes to consolidated financial statements.

             National Discount Brokers Group, Inc. and Subsidiaries

           Consolidated Statements of Income and Comprehensive Income

                                                                           Nine Months
                                                                              Ended
                                     Years Ended May 31,                  February 28,
                            ---------------------------------------  ------------------------
                                1996          1997         1998         1998         1999
                            ------------  ------------  -----------  -----------  -----------
                                                                     (unaudited)
Revenue:
 Firm securities
  transactions, net........ $129,177,423  $122,322,851  $99,776,365  $72,526,721  $96,087,492
 Commission income.........   30,723,379    32,638,949   37,052,201   27,358,479   30,992,390
 Floor brokerage income....   10,955,277    14,198,251   15,941,668   12,073,144   13,226,000
 Equity income (loss) in
  partnerships.............       40,106       (26,176)       1,299          500          --
 Realized gain on
  securities, net of write-
  off......................          --            --        63,625       63,625    1,753,550
 Interest and dividends....    5,907,779     7,774,806    7,773,383    5,728,192    6,671,042
 Fee income................    1,353,686     2,513,483    3,567,837    2,644,885    3,042,604
 Other.....................      952,537       913,051      271,622      250,339      487,678
                            ------------  ------------  -----------  -----------  -----------
 Total revenues............  179,110,187   180,335,215  164,448,000  120,645,885  152,260,756
                            ------------  ------------  -----------  -----------  -----------
Expenses:
 Compensation and benefits
  (notes 9, 11 and   14)...   56,954,322    58,109,668   54,170,954   39,357,852   57,729,844
 Clearing and related
  brokerage charges........   55,631,233    57,282,285   49,765,223   38,738,646   36,185,916
 Communications............   10,767,515    11,159,958   10,194,681    7,795,447    8,368,028
 Depreciation and
  amortization.............    3,988,767     4,550,796    7,180,689    5,382,613    6,761,554
 Advertising costs.........    1,724,117     2,801,700    2,945,195    1,313,316    4,543,791
 Occupancy costs and
  equipment rental (note
  14)......................    3,165,851     2,681,439    2,589,282    1,810,859    2,442,216
 Professional fees.........    2,243,338     3,533,937    1,579,552    1,910,832    4,729,448
 Travel and entertainment..    1,502,228     1,858,191    1,811,812    1,294,399    1,689,689
 Repairs and maintenance...      553,521       954,072    2,012,389    1,532,558    1,740,812
 Interest..................      320,812       429,378      798,949      595,806      511,717
 Litigation settlement
  (note 16)...................       --      9,187,500          --           --           --
 Other.....................    3,412,424     4,173,560    6,197,019    3,409,228    3,677,881
                            ------------  ------------  -----------  -----------  -----------
 Total expenses............  140,264,128   156,722,484  139,245,745  103,141,556  128,380,896
                            ------------  ------------  -----------  -----------  -----------
Income before minority
 interest and income
 taxes.....................   38,846,059    23,612,731   25,202,255   17,504,329   23,879,860
Income of Equitrade
 allocated to minority
 partners..................   (3,628,986)   (4,326,095)  (5,766,440)  (4,512,453)    (122,574)
                            ------------  ------------  -----------  -----------  -----------
Income from continuing
 operations before
 income taxes..............   35,217,073    19,286,636   19,435,815   12,991,876   23,757,286
Income taxes (note 7)......   15,263,076     9,151,897    9,358,242    5,858,172   11,037,547
                            ------------  ------------  -----------  -----------  -----------
Net income from continuing
 operations................   19,953,997    10,134,739   10,077,573    7,133,704   12,719,739
                            ------------  ------------  -----------  -----------  -----------
Discontinued operations
 (notes 7 and 12)..........
Income (loss) from
 discontinued operations,
 net of taxes..............      177,931      (855,046)    (821,339)    (821,339)         --
Gain on sale of
 discontinued operations,
 net of taxes..............          --            --     2,704,085    2,704,085          --
                            ------------  ------------  -----------  -----------  -----------
                                 177,931      (855,046)   1,882,746    1,882,746          --
                            ------------  ------------  -----------  -----------  -----------
 Net income................   20,131,928     9,279,693   11,960,319    9,016,450   12,719,739
                            ------------  ------------  -----------  -----------  -----------

             National Discount Brokers Group, Inc. and Subsidiaries

                                                                    Nine Months
                                                                       Ended
                                Years Ended May 31,                February 28,
                         -----------------------------------  ------------------------
                            1996        1997        1998         1998         1999
                         ----------- ----------  -----------  -----------  -----------
                                                              (unaudited)
Other comprehensive
 income (loss), before
 tax:
 Unrealized gain (loss)
  on securities
  available-for-sale:
  Unrealized holding
   gains (losses)
   arising during
   period...............          --         --    2,615,000    2,427,600     (159,446)
  Less: reclassification
   adjustment for gains
   included in net
   income...............          --         --           --           --   (2,173,517)
                         ----------- ----------  -----------  -----------  -----------
Other comprehensive
 income (loss), before
 tax....................          --         --    2,615,000    2,427,600   (2,332,963)
Income tax expense
 (benefit) related to
 items of other
 comprehensive income
 (loss).................          --         --    1,255,200    1,116,696   (1,073,163)
                         ----------- ----------  -----------  -----------  -----------
Other comprehensive
 income (loss), net.....          --         --    1,359,800    1,310,904   (1,259,800)
                         ----------- ----------  -----------  -----------  -----------
    Comprehensive
     income............. $20,131,928 $9,279,693  $13,320,119  $10,327,354  $11,459,939
                         =========== ==========  ===========  ===========  ===========
Net income per common
 and potential common
 share:
 Basic:
  Net income from
   continuing
   operations........... $      1.57 $      .79  $       .75  $       .54  $       .91
  Income (loss) from
   discontinued
   operations, net of
   taxes................         .02       (.07)        (.06)        (.06)          --
  Gain on sale of
   discontinued
   operations, net of
   taxes................          --         --          .20          .20           --
                         ----------- ----------  -----------  -----------  -----------
    Net income.......... $      1.59 $      .72  $       .89  $       .68  $       .91
                         =========== ==========  ===========  ===========  ===========
Weighted average common
 shares outstanding.....  12,699,428 12,890,926   13,432,726   13,168,693   14,028,253
                         =========== ==========  ===========  ===========  ===========
Diluted:
 Net income from
  continuing
  operations............ $      1.51 $      .79  $       .75  $       .54  $       .90
 Income (loss) from
  discontinued
  operations, net of
  taxes.................         .01       (.07)        (.06)        (.06)          --
 Gain on sale of
  discontinued
  operations, net of
  taxes.................          --         --          .20          .20           --
                         ----------- ----------  -----------  -----------  -----------
    Net income.......... $      1.52 $      .72  $       .89  $       .68  $       .90
                         =========== ==========  ===========  ===========  ===========
Weighted average common
 shares outstanding.....  13,201,412 12,946,007   13,501,346   13,254,140   14,101,184
                         =========== ==========  ===========  ===========  ===========

          See accompanying notes to consolidated financial statements.

             National Discount Brokers Group, Inc. and Subsidiaries

           Consolidated Statements of Changes in Stockholders' Equity

                            Common Stock                                               Treasury Stock
                         -------------------                                       ------------------------
                                                          Accumulated
                                             Additional      Other
                                               Paid-in   Comprehensive  Retained
                           Shares    Amount    Capital      Income      Earnings     Shares       Amount        Total
                         ---------- -------- ----------- ------------- ----------- ----------  ------------  ------------
Balance at
 May 31, 1996..........  14,343,201 $143,432 $56,958,790  $        --  $37,936,140 (1,313,469) $ (8,468,807) $ 86,569,555
Net income.............          --       --          --           --    9,279,693         --            --     9,279,693
Acquisition of treasury
 stock.................          --       --          --           --           --   (429,094)   (4,462,830)   (4,462,830)
Issuance of treasury
 stock upon exercise of
 options...............          --       --     231,195           --           --     94,027       656,872       888,067
                         ---------- -------- -----------  -----------  ----------- ----------  ------------  ------------
Balance at
 May 31, 1997..........  14,343,201  143,432  57,189,985           --   47,215,833 (1,648,536)  (12,274,765)   92,274,485
Net income.............          --       --          --           --   11,960,319         --            --    11,960,319
Unrealized gain, net of
 income taxes, as
 restated..............          --       --          --    1,359,800           --         --            --     1,359,800
Acquisition of treasury
 stock.................          --       --          --           --           --   (309,146)   (3,757,376)   (3,757,376)
Sale of treasury
 stock.................          --       --   7,023,900           --           --  1,500,000    12,243,600    19,267,500
Issuance of treasury
 stock upon exercise of
 options...............          --       --     836,932           --           --    294,758     2,230,988     3,067,920
                         ---------- -------- -----------  -----------  ----------- ----------  ------------  ------------
Balance at
 May 31, 1998..........  14,343,201  143,432  65,050,817    1,359,800   59,176,152   (162,924)   (1,557,553)  124,172,648
Net income.............          --       --          --           --   12,719,739         --            --    12,719,739
Reversal of
 unrealized gain for
 investments sold......          --       --          --   (1,259,800)          --         --            --    (1,259,800)
Acquisition of treasury
 stock.................          --       --          --           --           --   (244,822)   (3,231,647)   (3,231,647)
Issuance of treasury
 stock upon exercise of
 options...............          --       --     471,950           --           --     45,736       466,453       938,403
                         ---------- -------- -----------  -----------  ----------- ----------  ------------  ------------
Balance at
 February 28, 1999.....  14,343,201 $143,432 $65,522,767  $   100,000  $71,895,891   (362,010) $ (4,322,747) $133,339,343
                         ========== ======== ===========  ===========  =========== ==========  ============  ============


          See accompanying notes to consolidated financial statements.

             National Discount Brokers Group, Inc. and Subsidiaries

                     Consolidated Statements of Cash Flows

                                                                        Nine Months Ended
                                    Years Ended May 31,                   February 28,
                           ---------------------------------------  --------------------------
                                                                        1998
                               1996         1997          1998      (unaudited)       1999
                           ------------  -----------  ------------  ------------  ------------
Cash flows from operating
 activities:
 Net income from
  continuing operations..  $ 19,953,997  $10,134,739  $ 10,077,573  $  7,133,704  $ 12,719,739
 Net income (loss) from
  discontinued
  operations.............       177,931     (855,046)     (821,339)     (821,339)           --
 Non-cash items included
  in net income:
 Equity (income) loss in
  partnerships...........       (40,106)      26,176        (1,299)         (500)           --
 Depreciation and
  amortization...........     4,079,015    4,891,324     7,797,133     5,999,057     6,761,554
 Gain on sale of
  investment securities
  available-for-sale.....            --           --            --            --    (2,173,517)
 (Gain) loss on
  sale/write-off of
  investment securities
  not readily
  marketable.............            --           --       (63,625)      (63,625)      419,967
 Income of Equitrade
  allocated to minority
  partners...............     3,628,986    4,326,095     5,766,440     4,512,453       122,574
 Provision for deferred
  taxes..................            --   (2,220,472)    1,937,586       132,104      (424,615)
 Provision for loss on
  notes receivable.......            --           --            --            --       102,865
 Loss on sale of
  subsidiary.............            --      123,006            --            --            --
 Tax benefit related to
  employee compensation
  arrangements...........     4,490,000           --            --            --            --
 (Increase) decrease in
  operating assets:
 Funds segregated for
  customers..............            --      (29,203)       29,203        29,203            --
 Receivables:
  Brokers and dealers....   (30,825,770)  23,344,762    (9,695,325)  (20,726,461)  (36,120,318)
  Other..................      (265,818)     (78,693)     (266,289)     (593,904)     (440,253)
 Securities owned........     9,595,915   (9,733,796)  (22,272,675)  (15,282,714)   (8,934,558)
 U.S. Treasury
  obligations............        89,337      (32,740)      147,791       236,555       (34,824)
 Other assets............       138,418     (457,385)      900,905       353,899        72,335
 Increase (decrease) in
  operating liabilities:
  Securities sold, not
   yet purchased.........    (5,797,653)   4,790,211     3,558,196    13,786,653     9,322,287
  Accounts payable and
   accrued expenses......     7,138,010    6,814,638   (12,786,419)   (9,400,957)   12,284,124
  Income taxes payable...     3,972,470   (4,987,878)     (322,518)    1,340,889     2,055,277
                           ------------  -----------  ------------  ------------  ------------
   Net cash (used in)
    provided by operating
    activities...........    16,334,732   36,055,738   (16,014,662)  (13,364,983)   (4,267,363)
                           ------------  -----------  ------------  ------------  ------------

             National Discount Brokers Group, Inc. and Subsidiaries

                                                                      Nine Months Ended
                                   Years Ended May 31,                  February 28,
                          ---------------------------------------  ------------------------
                              1996          1997         1998         1998         1999
                          ------------  ------------  -----------  -----------  -----------
                                                                   (unaudited)
Cash flows from
 investing activities:
 Proceeds from sales of
  securities available-
  for-sale..............            --            --           --           --    2,173,517
 Proceeds from sales of
  securities not readily
  marketable............            --            --       63,625       63,625       80,033
 Payment for purchase of
  securities not readily
  marketable............            --      (100,000)    (500,000)    (333,000)          --
 Loans made and notes
  issued to employees
  and officers..........    (1,738,840)     (237,652)     (60,000)     (60,000)    (906,000)
 Principal collected on
  notes receivable......     1,683,617       104,321      233,124       69,975      464,890
 Purchases of furniture,
  fixtures, equipment
  and leasehold
  improvements..........   (12,556,959)  (11,429,602)  (4,949,659)  (3,533,424)  (1,573,104)
 Purchases of computer
  software..............      (537,136)   (1,413,233)  (1,842,745)  (1,572,373)  (2,453,332)
 Acquisition of
  intangible assets.....            --    (4,316,804)          --           --     (450,000)
 Sale (purchase) of
  subsidiaries (net of
  cash, intangibles and
  exchange memberships
  acquired).............            --    (6,311,493)   6,600,000           --           --
 Purchase of exchange
  memberships...........            --    (6,250,000)          --           --           --
 Issuance of
  subordinated notes
  receivable............            --      (500,000)          --           --   (3,500,000)
 Principal collected on
  subordinated notes
  receivable............            --       500,000           --           --      897,938
 Other..................        31,000         5,150      (38,917)     (38,603)      (5,000)
                          ------------  ------------  -----------  -----------  -----------
   Net cash used in
    investing
    activities..........   (13,118,318)  (29,949,313)    (494,572)  (5,403,800)  (5,271,058)
                          ------------  ------------  -----------  -----------  -----------
Cash flows from
 financing activities:
 Proceeds from loan
  payable...............            --            --           --           --   15,000,000
 Sale of treasury
  stock.................            --            --   19,267,500   19,267,500           --
 Purchase of treasury
  stock.................    (2,061,876)   (3,569,937)    (614,281)     (49,760)  (3,231,647)
 Proceeds from exercise
  of options............       635,000            --           --           --      606,978
 Capital contribution by
  minority interest.....        29,575       185,658      275,086      275,086      362,527
 Capital withdrawals by
  minority interest.....    (1,942,273)   (1,849,025)  (4,296,021)  (2,540,302)  (2,263,057)
                          ------------  ------------  -----------  -----------  -----------
   Net cash provided by
    (used in) financing
    activities..........    (3,339,574)   (5,233,304)  14,632,284   16,952,524   10,474,801
                          ------------  ------------  -----------  -----------  -----------
   Net increase
    (decrease) in cash..      (123,160)      873,121   (1,876,950)  (1,816,259)     936,380
Cash acquired due to
 consolidation of:
 Anvil as of January 24,
  1997..................            --        22,740           --           --           --
 SHD Corporation as of
  May 2, 1997...........            --     1,667,644           --           --           --
Cash surrendered on sale
 of MXNet, Inc..........            --            --     (117,747)    (117,747)          --
   Cash at beginning of
    period..............       593,473       470,313    3,033,818    3,033,818    1,039,121
                          ------------  ------------  -----------  -----------  -----------
   Cash at end of
    period..............  $    470,313  $  3,033,818  $ 1,039,121  $ 1,099,812  $ 1,975,501
                          ============  ============  ===========  ===========  ===========

             National Discount Brokers Group, Inc. and Subsidiaries

Supplemental disclosures of cash flow information:

  Income tax payments totaled $6,948,770, $15,946,000 and $7,510,410 during the years ended May 31, 1996, 1997 and 1998, respectively, and $4,160,918 (unaudited) and $9,390,422 during the nine months ended February 28, 1998 and 1999, respectively.

  Interest payments totaled $890,495, $658,276 and $1,129,763 for the years ended May 31, 1996, 1997 and 1998, respectively, and $906,930 (unaudited) and $1,111,496 during the nine months ended February 28, 1998 and 1999, respectively.

Supplemental disclosures of non-cash investing and financing activities:

  During the period from November 1995 through February 1996, certain executives of the Company exercised an aggregate of 670,000 options for the purchase of 670,000 shares of the Company's common stock with an exercise price of $1 per share and 66,000 options for the purchase of 66,000 shares with an exercise price of $3.625 per share. In order to pay for the exercise price and to fund the personal income taxes of $2,602,997 on the gain related to the transaction, the executives remitted to the Company 394,697 shares of the Company's common stock with a market value of $3,487,247.

  As a result of the sale of its subsidiary, Stock Market Index, Inc., during December 1996, the Company wrote off the remaining book value of certain computer software and intangible assets aggregating $255,193. In addition, as part of the sale, the Company received a note in the face amount of $132,187 from the buyer, resulting in a net loss of $123,006.

  On January 24, 1997, the Company acquired, from its joint venture partner at that time, the remaining 51% of Anvil Institutional Services Company (the "Anvil Joint Venture") that it did not previously own. The Company, therefore, became the 100% owner of Anvil Institutional Services Inc. ("Anvil"), a broker-dealer previously owned by the Anvil Joint Venture. Accordingly, the assets, liabilities and stockholder's equity of Anvil were consolidated with those of the Company as of the acquisition date. The increases or decreases in operating assets and liabilities reflected in the consolidated statement of cash flows for the year ended May 31, 1997 exclude amounts for the assets and liabilities of Anvil which were assumed as part of the acquisition.

  During February 1997, an executive of the Company exercised an aggregate of 94,027 options for the purchase of 94,027 shares of the Company's common stock with exercise prices ranging from $7.9375 per share to $9.1875 per share. In order to pay for the exercise price of $838,324 and to reimburse the Company for the personal income taxes of $54,569 on the gain related to the transaction, the executive remitted to the Company 88,187 shares of the Company's common stock with a market value of $892,893. In connection with the exercise of these options, the Company estimated an income tax benefit of $49,743.

  On May 2, 1997, the Company acquired 100% of the common stock of Dresdner-NY Incorporated, subsequently renamed SHD Corporation ("SHD"). Accordingly, the assets, liabilities and stockholder's equity of SHD have been consolidated with those of the Company as of the acquisition date. The increases or decreases in operating assets and liabilities reflected in the consolidated statement of cash flows for the year ended May 31, 1997 exclude amounts for the assets and liabilities of SHD which were assumed as part of the acquisition.

  During September 1997, the Company sold all of the stock of Anvil and received a note in the amount of $102,945 which was subsequently repaid in January 1999.

             National Discount Brokers Group, Inc. and Subsidiaries

  During October 1997 and December 1997, certain executives of the Company exercised an aggregate of 294,758 options for the purchase of 294,758 shares of the Company's common stock with exercise prices ranging from $7.9375 per share to $10.125 per share. In order to pay for the exercise price of $2,701,705 and to reimburse the Company for the personal income taxes of $441,389 on the gain related to the transaction, the executives remitted to the Company 255,450 shares of the Company's common stock with a market value of $3,143,094. In connection with the exercise of these options, the Company estimated an income tax benefit of $366,215.

  During October 1997, Equitrade Partners L.P. entered into a $500,000 subordinated note agreement in the form of a secured demand note receivable with an unrelated party. The note has a stated interest rate of 4% and a maturity date of October 1, 1999.

  During February 1998, the Company sold the remaining net assets of its subsidiary, MXNet, Inc., and received a promissory note for $6,600,000 with interest accrued at 6% from the date of sale. The note was repaid in full in April 1998.

  During February 1998 and May 1998, certain available-for-sale securities appreciated due to the entity's successful initial public offering. As such, the Company has reflected these securities at fair market value on the consolidated statements of financial condition. The cumulative unrealized gains of $1,262,352 and $1,359,800 associated with marking these securities to fair market value, is reflected as a component of accumulated comprehensive income on the consolidated statements of financial condition, net of cumulative income taxes of $1,165,248 and $1,255,200, respectively.

  Between July 1998 and December 1998, Equitrade Partners L.L.C. ("Equitrade") (prior to December 1, 1998, Equitrade Partners, L.P.) loaned RSF Partners L.P. ("RSF") an aggregate of $3,500,000 under nine subordinated notes receivable agreements each with interest payable at 8% per annum and a one-year term. Effective January 1, 1999, Equitrade acquired the trading rights to equity securities in which RSF specialized on The New York Stock Exchange. Equitrade issued a 13% membership interest in exchange for these trading rights which were valued at $9,333,333. Concurrent with this acquisition, Equitrade received from RSF $2,602,062 in net market value of securities ($3,951,219 in securities owned less $1,349,157 in securities sold, not yet purchased) and $897,938 in cash, which was applied against the outstanding balance of the subordinated notes receivable.

  Between December 1998 and February 1999, various employees of the Company exercised an aggregate of 45,736 options for the purchase of 45,736 shares of the Company's common stock with exercise prices ranging from $11.00 per share to $13.50 per share. In connection with the exercise of these options, the Company estimated an income tax benefit of $331,425, which has been used to reduce the Company's current liability for income taxes.

          See accompanying notes to consolidated financial statements.

             National Discount Brokers Group, Inc. and Subsidiaries

                   Notes to Consolidated Financial Statements

1. Organization and Business

  National Discount Brokers Group, Inc. ("NDBG") and its subsidiaries (collectively, the "Company") are engaged in the retail discount brokerage (primarily online), market making and specialist businesses. NDBG's two wholly-owned subsidiaries, Sherwood Securities Corp. ("Sherwood Securities") and Triak Services Corp., doing business as National Discount Brokers or NBD.com ("NDB"), are registered as broker-dealers with the Securities and Exchange Commission ("SEC") and are members of the National Association of Securities Dealers, Inc. ("NASD"). NDBG's 46.845% owned consolidated subsidiary, Equitrade Partners, L.L.C. ("Equitrade"), is also registered as a broker-dealer with the SEC and is a member firm of The New York Stock Exchange, Inc. ("NYSE").

  NDB provides retail discount brokerage services. As a retail broker, NDB executes orders to buy and sell securities for a commission.

  Sherwood Securities is a market maker in equity securities traded on the Nasdaq stock market and over the counter bulletin board. As a market maker, Sherwood Securities maintains firm bid and offer prices in a given security by standing ready to buy or sell at publicly quoted prices and maintains an inventory in the securities in which it makes a market. Sherwood Securities executes transactions for its own account, the accounts of its customers and on behalf of other broker-dealers.

  Equitrade operates as a specialist in equity securities on the NYSE. As a specialist on the NYSE, Equitrade maintains a fair and orderly market in one or more equity securities. As a member firm, Equitrade executes orders on the floor of the exchange for clients and receives floor brokerage income for such services.

  As of December 31, 1998, RSF Partners, L.P. ("RSF") and Equitrade, together with the general partners of RSF, entered into a Contribution Agreement. Pursuant to the Contribution Agreement, RSF contributed its specialist rights to Equitrade in exchange for a 13% membership interest in Equitrade. The Company's membership interest in Equitrade after the transaction with RSF is 46.845%. As a result of this transaction, the NYSE required Equitrade to increase its capital to $55,000,000. In order to increase Equitrade's capital, a $22,000,000 subordinated loan was made to Equitrade by NDBG. NDBG obtained the funds by borrowing $15,000,000 from Spear, Leeds & Kellogg, L.P. ("SLK") with the balance provided by internally generated funds of the Company. In addition, Equitrade received the inventory of securities of RSF, with a fair market value of approximately $2,600,000, to satisfy a portion of the $3,500,000 in subordinated notes receivable from RSF. RSF repaid the remaining balance of approximately $900,000 by a cash transfer to Equitrade.

  Concurrent with the RSF transaction, the allocation of profits of Equitrade was changed so that 100% of First Tier Profits, as defined in the Operating Agreement ($1,129,600 for calendar year 1999), or the pro rata part thereof if less than a period of twelve months, is allocated to NDBG. Net profits in excess of the First Tier Profits and losses, are generally allocated 41.845% to NDBG and 5% to SHD Corporation ("SHD"), a wholly owned subsidiary of NDBG.

  Effective December 1, 1998, Equitrade Partners, L.P. ("Old Equitrade") was converted to a limited liability company, Equitrade L.L.C. Upon conversion, the allocation of profits was changed so that the first $800,000 of net profits, or the pro rata part thereof if less than a period of twelve months, was allocated 100% to NDBG. Net profit in excess of $800,000 or losses, or the pro rata part thereof if less than a period of twelve months, was generally allocated 48.845% to NDBG and 5% to SHD.

             National Discount Brokers Group, Inc. and Subsidiaries

  On May 2, 1997, the Company acquired a further limited partnership interest in Old Equitrade when it contributed to Old Equitrade the net assets, except cash, of SHD.

  In accordance with the terms of the amended and restated partnership agreement dated May 2, 1997, except for certain specialist positions, the net profits and losses of Old Equitrade were allocated to its partners prior to the amortization of restrictive covenants and other partnership intangibles. The first $800,000 of net profits, or the pro rata part thereof if less than a period of twelve months, were allocated 100% to NDBG. Net profits in excess of $800,000 or losses, or the pro rata part thereof if less than a period of twelve months after adjustment for certain specialists positions, were allocated 60% to NDBG. For certain specialist positions of Old Equitrade, NDBG was entitled to 30% of the net profits and net losses and 38.4% of the net profits and net losses of the specialist activities of SHD which were contributed to Old Equitrade.

  On January 24, 1997, the Company acquired, from its joint venture partner at that time, the remaining 51% of Anvil Institutional Services Company (the "Anvil Joint Venture") that it did not previously own. The Company, therefore, became the 100% owner of Anvil Institutional Services Inc. ("Anvil"), a broker-dealer previously owned by the Anvil Joint Venture.

  On September 5, 1997, the Company sold all of the stock of Anvil for $217,000, which approximated book value.

  On February 13, 1998, MXNet, Inc. ("MXNet"), another wholly owned subsidiary of NDBG, was sold. In addition, on February 27, 1998, Sherwood Securities sold its American Stock Exchange ("AMEX") specialist business. See "Note 12-- Discontinued Operations".

2. Summary of Significant Accounting Policies

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

  The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. The Company consolidates its 46.845% owned subsidiary, Equitrade, as the Company exercises significant influence over Equitrade's operations. The Company accounts for a 15% owned investee on the cost method.

  Firm securities transactions (trading gains, net of trading losses), commission income (including order flow rebates), floor brokerage income and related revenues and expenses are recorded on a trade-date basis.

  Interest and dividend income consists of interest earned on the Company's and customer balances held by clearing brokers and dividends earned on securities owned. Interest income is recorded on the accrual basis. Dividend income is recorded on the ex-dividend date.

  Fee income comprises distribution assistance fees and short stock rebates. Fee income is recorded as earned.

             National Discount Brokers Group, Inc. and Subsidiaries

  Receivable from clearing brokers comprises cash in proprietary accounts, cash on deposit with the Company's clearing brokers and commissions and floor brokerage receivable.

  Securities owned and securities sold, not yet purchased, are generally carried at the last "bid" and "ask" prices as quoted by Sherwood Securities, respectively. The difference between cost and market value is included in firm securities transactions in the consolidated statements of income and comprehensive income.

  Securities available-for-sale, held by NDBG, are stated at fair value with unrealized gains and losses included as a separate component of stockholders' equity. Securities not readily marketable are primarily composed of a cost method investment.

  Furniture, fixtures and equipment are depreciated using the straight-line method over their estimated useful lives of three to five years. Leasehold improvements are amortized using the straight-line method over the terms of the leases or the useful lives of the improvements, whichever is less.

  Computer software is amortized using the straight-line method over its estimated useful life of three years.

  Intangible assets consist of acquired rights to specialize in securities, goodwill and covenants not-to-compete. These assets are carried at cost and are amortized using the straight-line method over estimated useful lives of ten to fifteen years.

  Deferred income taxes are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred taxes for a change in tax rates is recognized in income in the period that includes the enactment date.

  Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" ("SFAS 123") amends the current standard used to calculate compensation expense in regard to stock-based compensation, Accounting Principles Board Opinion No. 25 ("APB 25"). Under APB 25, compensation expense would be recorded on the date of an option grant only if the current market price of the underlying stock exceeded the exercise price. SFAS 123 permits an entity to recognize as compensation expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS 123 also allows entities to continue to apply the provisions of APB 25 and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants made in 1995 and future years as if the fair-value-based method defined in SFAS 123 had been applied. The Company has elected to continue to apply the provisions of APB 25 and provide the pro forma disclosures required by SFAS 123.

  Net income per common share is computed using the weighted average number of shares of common stock and potential common stock outstanding. Potential common stock includes stock issuable under stock options. The treasury stock method of accounting is used in computing the potential common stock for the computation of diluted earnings per common share. Basic earnings per share differs from diluted earnings per share in that dilution for potential common stock is excluded.

             National Discount Brokers Group, Inc. and Subsidiaries

  Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"), effective for periods beginning after December 15, 1997, requires that an enterprise (a) classify items of other comprehensive income by their nature in a financial statement and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of the statement of financial condition. SFAS 130 has been implemented by the Company for the nine months ended February 28, 1999.

  In June 1997, the FASB issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"). This standard establishes the criteria for determining an operating segment and the required financial information to be disclosed. SFAS 131 also establishes standards for disclosing related information regarding products and services, geographic areas and major customers. This standard supercedes Statement of Financial Accounting Standards No. 14, "Financial Reporting of Segments for a Business Enterprise". The Company will adopt SFAS 131 as of May 31, 1999. This standard is limited to issues of reporting and presentation and does not address recognition or measurement. Its adoption, therefore, will not have an effect on the Company's earnings, liquidity or capital resources.

  Under the provisions of SFAS 131, the Company expects to have three reportable segments: discount brokerage, market-making and specialist activities. NDB transacts all business that will be reported in the Company's discount brokerage segment. Its revenues are principally in the form of retail commission income, distribution assistance fees from money market funds and interest earned on its customers' balances held at its clearing broker. Sherwood Securities represents the Company's market-making segment, which primarily derives its revenues from the spread between the price paid when a security is bought and the price received when the security is sold. Equitrade, the Company's NYSE specialist, primarily derives its revenues in the form of floor brokerage income. The income and expense from this activity will comprise the specialist segment.

  The accounting policies of the segments will be the same as those described in Note 2. The Company will evaluate the performance of its segments based on profit or loss from operations before income taxes. Information on segment assets will not be disclosed because it will not be used for evaluating segment performance and deciding how to allocate resources to segments. Intersegment revenues and expenses will be eliminated between segments.

  In March 1998, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants issued Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1"). SOP 98-1 provides guidance on accounting for the costs of computer software developed or obtained for internal use and for determining when specific costs should be capitalized and when they should be expensed. SOP 98-1 has been implemented by the Company as of the beginning of fiscal 1999. The adoption of SOP 98-1 did not have a material impact on the Company's consolidated financial statements.

  Certain prior year amounts have been reclassified to conform with the February 28, 1999 presentation. Additionally, the accompanying financial statements for the year ended May 31, 1998 have been restated to include the income tax expense related to items of other comprehensive income. The adjustment had no impact on net income for the year ended May 31, 1998 and had the impact of reducing stockholders' equity and increasing income taxes payable at May 31, 1998 by $1,255,200.

             National Discount Brokers Group, Inc. and Subsidiaries

3. Securities Owned and Sold, not yet Purchased

  Securities owned and sold, not yet purchased consist of the following:

                                                    May 31,
                                            ----------------------- February 28,
                                               1997        1998         1999
                                            ----------- ----------- ------------
Securities owned:
  Corporate equities....................... $40,183,144 $67,969,111 $80,854,888
  U.S. Government obligations..............   5,513,292          --          --
                                            ----------- ----------- -----------
  Total.................................... $45,696,436 $67,969,111 $80,854,888
                                            =========== =========== ===========
Securities sold, not yet purchased:
  Corporate equities....................... $25,129,290 $28,687,486 $39,358,930
                                            =========== =========== ===========

4. Financial Instruments with Off-Balance Sheet Risk and Concentrations of Credit Risk

  In the normal course of business, Sherwood Securities, NDB and Equitrade clear securities transactions through affiliated and unaffiliated clearing brokers on a fully disclosed basis. Pursuant to the terms of the agreements between Sherwood Securities, NDB, Equitrade and their respective clearing brokers, the clearing brokers have the right to recover losses resulting from a counterparty's failure to fulfill its contractual obligations. Sherwood Securities, NDB and Equitrade seek to control the risk associated with their customer activities by making credit inquiries when establishing customer relationships and by monitoring customer trading activity.

  At February 28, 1999, all principal securities positions were in the possession or control of their clearing brokers. Credit exposure may result in the event that Sherwood Securities' or Equitrade's clearing brokers are unable to fulfill their contractual obligations. The subsequent settlement of open positions at February 28, 1999 had no material adverse effect on the financial position of Sherwood Securities or Equitrade.

  During the normal course of business, Sherwood Securities and Equitrade may sell securities which have not yet been purchased, which represent obligations of Sherwood Securities and Equitrade to deliver the specified security at a later date, thereby creating a liability to purchase the security in the market at prevailing prices. Such transactions result in off-balance sheet market risk as Sherwood Securities and Equitrade's ultimate obligation to satisfy the sale of securities sold, but not yet purchased, may exceed the amount recorded on the consolidated statement of financial condition. Sherwood Securities and Equitrade seek to control such market risk through the use of internal monitoring guidelines. Neither Sherwood Securities nor Equitrade engage in any derivative activities.

  Sherwood Securities and Equitrade conduct substantially all of their principal trading activities with broker-dealers based in the New York Metropolitan area.

5. Furniture, Fixtures, Equipment and Leasehold Improvements

  Furniture, fixtures, equipment and leasehold improvements consist of the following:

                                                  May 31,
                                          ----------------------- February 28,
                                             1997        1998         1999
                                          ----------- ----------- ------------
Furniture, fixtures and equipment........ $24,890,287 $26,325,316 $24,912,636
Leasehold improvements...................   3,047,594   3,518,709   4,068,296
                                          ----------- ----------- -----------
                                           27,937,881  29,844,025  28,980,932
Less: accumulated depreciation and
 amortization............................   7,674,370  11,832,763  14,035,228
                                          ----------- ----------- -----------
                                          $20,263,511 $18,011,262 $14,945,704
                                          =========== =========== ===========

             National Discount Brokers Group, Inc. and Subsidiaries

6. Acquisition of SHD Corporation (Formerly Dresdner-NY Incorporated)

  On May 2, 1997, NDBG acquired 100% of the stock of Dresdner-NY Incorporated (subsequently renamed SHD Corporation), a NYSE specialist firm, from Dresdner Bank AG for a purchase price of $15,261,493, which included four NYSE seats with a market value of $4,800,000. The purchase price resulted in an intangible asset amounting to $4,150,000 which is being amortized on a straight line basis over 10 years. The acquisition was accounted for by the purchase method of accounting and, accordingly, the results of operations of SHD are included in the accompanying consolidated statement of income and comprehensive income from the acquisition date.

  Presented below are unaudited pro forma condensed combined results of operations of the Company and Dresdner-NY Incorporated. Amounts presented give effect to the acquisition of Dresdner-NY Incorporated as if the transaction was consummated at the beginning of each of the years presented.

  (In thousands, except share data)

                                                           Years Ended May 31,
                                                         -----------------------
                                                            1996        1997
                                                         ----------- -----------
                                                         (unaudited) (unaudited)
Revenues................................................    $187,071    $182,891
Net income..............................................      20,512       8,406
Net income per common share (diluted)...................        1.55         .65
Shares used in computation..............................  13,201,412  12,946,007

  The unaudited pro forma condensed combined results of operations are presented for comparative purposes only and are not necessarily indicative of the actual results that would have occurred if the acquisition had been consummated at the beginning of the periods presented, or of future operations of the combined companies under the ownership and management of the Company.

7. Income Taxes

  The Company files consolidated Federal and combined state and local income tax returns (inclusive of all subsidiaries except Equitrade). The current Federal, state and local income tax provisions for the years ended May 31, 1996, 1997 and 1998 and the nine months ended February 28, 1998 and 1999 have been provided based on the appropriate tax computation for each jurisdiction.

  Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. At February 28, 1999, the Company had net deferred tax assets which are primarily due to differences in the period in which depreciation and rent expenses are deductible for book and tax purposes. Management of the Company has not established a valuation allowance because they concluded that it is more likely than not that the benefit will be realized.

             National Discount Brokers Group, Inc. and Subsidiaries

  The provisions for income taxes included in the consolidated statements of income and comprehensive income are as follows:

                                                                 Nine Months Ended
                                 Years Ended May 31,               February 28,
                          ----------------------------------  ------------------------
                             1996        1997        1998        1998         1999
                          ----------- ----------  ----------  -----------  -----------
                                                              (unaudited)
Continuing Operations:
 Federal
  Current...............  $12,257,332 $7,672,751  $5,351,081  $4,109,037   $ 7,455,747
  Deferred expense
   (benefit)............           -- (1,203,645)  1,022,050     (97,361)     (302,034)
                          ----------- ----------  ----------  ----------   -----------
                           12,257,332  6,469,106   6,373,131   4,011,676     7,153,713
                          ----------- ----------  ----------  ----------   -----------
State and local:
 Current................    3,005,744  3,699,618   2,069,575   1,617,031     4,006,415
 Deferred expense
  (benefit).............           -- (1,016,827)    915,536     229,465      (122,581)
                          ----------- ----------  ----------  ----------   -----------
                            3,005,744  2,682,791   2,985,111   1,846,496     3,883,834
                          ----------- ----------  ----------  ----------   -----------
                          $15,263,076 $9,151,897  $9,358,242  $5,858,172   $11,037,547
                          =========== ==========  ==========  ==========   ===========
Discontinued operations:
 Federal................
  Current expense
   (benefit)............  $   109,299 $ (447,340) $ (214,648) $ (217,811)  $        --
State and local:
 Current expense
  (benefit).............       26,802      7,424     (13,934)    (12,769)           --
                          ----------- ----------  ----------  ----------   -----------
                          $   136,101 $ (439,916) $ (228,582) $ (230,580)  $        --
                          =========== ==========  ==========  ==========   ===========

  A reconciliation of differences between the income tax provisions included in continuing operations and the amounts computed by applying the statutory Federal income tax rate is as follows:

                                                               Nine Months Ended
                                 Years Ended May 31,             February 28,
                          --------------------------------- -----------------------
                             1996        1997       1998       1998        1999
                          ----------- ---------- ---------- ----------- -----------
                                                            (unaudited)
Statutory provision on
 pretax income..........  $12,325,976 $6,750,323 $6,802,535 $4,547,157  $ 8,315,050
State and local taxes,
 net of Federal tax
 benefit................    1,953,734  1,743,814  1,940,322  1,200,222    2,524,493
Tax effect of disallowed
 expenses...............      193,967    242,785    124,804     82,977      152,686
Other, net..............      789,399    414,975    490,581     27,816       45,318
                          ----------- ---------- ---------- ----------  -----------
  Income tax provision..  $15,263,076 $9,151,897 $9,358,242 $5,858,172  $11,037,547
                          =========== ========== ========== ==========  ===========

8. Subordinated Notes Payable

  Equitrade has three subordinated note agreements in the aggregate amount of $3,000,000 each with a stated interest rate of 5%. Such notes are due on March 23, 2000 and contain yearly automatic roll-over provisions. In connection with these agreements, the lenders pledged marketable securities with a market value of approximately $5,410,000 as collateral for the related secured demand notes receivable.

  On October 1, 1997, Equitrade entered into an additional $500,000 subordinated note agreement with a stated interest rate of 4%. Such note is due on October 1, 1999, and contains a yearly automatic roll-over provision. In connection with this agreement, the lender pledged U.S. Treasury obligations with a market value of approximately $530,000 as collateral for the related secured demand notes receivable.

             National Discount Brokers Group, Inc. and Subsidiaries

9. Common Stock and Stock Options

  On October 24, 1995, the stockholders of the Company approved The Sherwood Group, Inc. 1995 Stock Option Plan (the "1995 Plan") allowing for the issuance of up to 767,200 shares of the Company's common stock pursuant to stock options and permitting the issuance of stock appreciation rights in connection with the issuance of stock options. On October 21, 1997, the stockholders of the Company approved an amendment to the 1995 Plan to increase by 420,000 the number of shares of the Company's common stock for which options and stock appreciation rights may be granted thereunder from 767,200 shares to 1,187,200 shares. The Compensation Committee issued to employees, exercising options under a plan initiated in 1983 (the "1983 Plan") new options (reload options) in an amount equal to the number of shares of common stock the employees used to satisfy the exercise price and the withholding taxes due upon exercise of the options. Generally, reload options granted have provided for vesting six months after the date of grant. Other options granted under the 1995 Plan have provided for vesting ratably over three years after the date of grant. All options granted have exercise prices equal to the fair market value of the Company's common stock on the date of the grant and have a ten year term. At February 28, 1999, 8,099 shares were available for future grant under the 1995 Plan. No stock appreciation rights have been issued. The following table summarizes transactions in stock options granted under the 1983 Plan and the 1995 Plan from May 31, 1995 through February 28, 1999:

                                                         Optioned Shares
                                                   ----------------------------
                                                               Weighted Average
                                                   Number of    Exercise Price
                                                     Shares       Per Share
                                                   ----------  ----------------
Balance at May 31, 1995...........................  1,346,000       $ 1.13
 Options exercised................................ (1,346,000)        1.13
 Options granted--reload options..................    394,697         8.84
                                                   ----------
Balance at May 31, 1996...........................    394,697         8.84
 Options exercised................................    (94,027)        8.92
 Options granted (including 88,187 reload
  options)........................................    165,187        10.63
                                                   ----------
Balance at May 31, 1997...........................    465,857         9.45
 Options exercised................................   (294,758)        9.17
 Options granted (including 255,450 reload
  options)........................................    539,600        12.94
 Options cancelled................................    (68,214)       11.77
                                                   ----------
Balance at May 31, 1998...........................    642,485        12.26
 Options exercised................................    (45,736)       13.27
 Options granted--original........................    182,750        22.64
 Options cancelled................................    (34,919)       13.02
                                                   ----------
Balance at February 28, 1999......................    744,580        14.71
                                                   ==========

             National Discount Brokers Group, Inc. and Subsidiaries

  The following table summarizes information about stock options outstanding and exercisable, at February 28, 1999.

                    Options Outstanding                              Options Exercisable
---------------------------------------------------------------- ----------------------------
   Range of                    Weighted-Average Weighted-Average             Weighted-Average
   Exercise          Number       Remaining      Exercise Price    Number     Exercise Price
    Prices         Outstanding Contractual Life    Per Share     Exercisable    Per Share
------------------ ----------- ---------------- ---------------- ----------- ----------------
 $ 8.81 -   $12.69   368,041         8.2             $11.42        348,373        $11.43
  13.25 -    13.50   193,789         8.7              13.49         46,469         13.45
  22.50 -    24.25   182,750         9.9              22.64             --            --
                     -------                                       -------
   8.81 -    24.25   744,580         8.7              14.71        394,842         11.67
                     =======                                       =======

  The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants under the option plan during the years ended May 31, 1996, 1997 and 1998 and the nine months ended February 28, 1998 and 1999, respectively.

                                                                Nine Months
                                                                   Ended
                                      Years Ended May 31,       February 28,
                                      ----------------------  ----------------
Weighted-Average Assumptions           1996    1997    1998      1998     1999
----------------------------          ------  ------  ------  ----------- ----
                                                              (unaudited)
Dividend yield.......................      0%      0%      0%       0%       0%
Expected volatility..................   37.3%   34.5%   37.0%    37.0%    57.0%
Risk-free interest rate..............   5.30%   6.20%   5.61%    5.61%    4.48%
Expected lives (in years)............      3       3       3        3        3

  The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

  Had the Company accounted for its stock-based compensation plans based on the fair value of awards at grant date in a manner consistent with the methodology of SFAS 123, the Company's net income and income per common share would have decreased as indicated in the table below. For purposes of pro forma disclosures, the estimated fair value of stock-based compensation plans and other options is amortized to expense primarily over the vesting period.

             National Discount Brokers Group, Inc. and Subsidiaries

                                                                  Nine Months Ended
                                Years Ended May 31,                 February 28,
                         ------------------------------------  ------------------------
                            1996         1997        1998         1998         1999
                         -----------  ----------  -----------  -----------  -----------
                                                               (Unaudited)
Net income:
 As reported............ $20,131,928  $9,279,693  $11,960,319  $9,016,450   $12,719,739
 SFAS 123 fair value
  adjustment............    (362,666)   (346,631)    (672,646)   (610,614)     (424,144)
                         -----------  ----------  -----------  ----------   -----------
 Pro forma.............. $19,769,262  $8,933,062  $11,287,673  $8,405,836   $12,295,595
                         -----------  ----------  -----------  ----------   -----------
Net income per common
 share:
Basic
 As reported............ $      1.59  $      .72  $       .89  $      .69   $       .91
 SFAS 123 fair value
  adjustment............        (.03)       (.03)        (.05)       (.05)         (.03)
                         -----------  ----------  -----------  ----------   -----------
 Pro forma.............. $      1.56  $      .69  $       .84  $      .64   $       .88
                         -----------  ----------  -----------  ----------   -----------
Diluted:
 As reported............ $      1.52  $      .72  $       .89  $      .68   $       .90
 SFAS 123 fair value
  adjustment............        (.02)       (.03)        (.05)       (.05)         (.03)
                         -----------  ----------  -----------  ----------   -----------
 Pro forma.............. $      1.50  $      .69  $       .84  $      .63   $       .87
                         -----------  ----------  -----------  ----------   -----------

  The effects of applying SFAS 123 for providing pro forma disclosures during the initial phase-in period may not be representative of the effects on reported net income for future years.

  The weighted-average fair value of options granted under the 1995 Plan during the years ended May 31, 1996, 1997 and 1998 and the nine months ended February 28, 1998 and 1999 were $2.65, $3.32, $3.93, $3.93 (unaudited) and $10.03, respectively.

10. Related Party Transactions

  Included in notes receivable at May 31, 1997 and 1998 are amounts due from an officer of the Company aggregating to approximately $379,000 and $339,000, respectively. This note was repaid in full in February 1999.

  The Company has, from time to time, entered into short-term borrowing facilities with SLK for the purpose of financing trading positions. On December 31, 1998, NDBG borrowed $15,000,000, at an interest rate of 6% per annum and a six-month maturity, from SLK in order to increase the capital of Equitrade as a result of Equitrade's acquisition of RSF.

  Equitrade clears its securities transactions through SLK. SLK also served as the clearing broker for securities transactions in the Sherwood Securities' AMEX specialist book until its sale in February 1998. For the years ended May 31, 1996, 1997 and 1998 and the nine months ended February 28, 1998 and 1999, the clearing fees paid to SLK were $905,157, $940,347, $1,884,010, $1,421,897
(unaudited) and $1,735,565, respectively.

  On December 8, 1997, the Company sold 1,500,000 shares of its common stock held in treasury to IAT Reinsurance Syndicate Ltd., an affiliate of Peter R. Kellogg, a managing director of SLK.

             National Discount Brokers Group, Inc. and Subsidiaries

11. Employee Benefit Plans

  The Company has a 401(k) profit-sharing plan (the "Plan"). Under the provisions of the Plan, employees of the Company (except Equitrade) are eligible to participate once they have completed six months of service and attain age 21. The Company makes annual matching contributions to the Plan on a discretionary basis as determined by the Board of Directors of NDBG. For the years ended May 31, 1996, 1997 and 1998 and the nine months ended February 28, 1998 and 1999, there were discretionary Company contributions to the Plan of $48,029, $63,699, $82,013, $82,013 (unaudited) and $93,115, respectively, which are included in compensation and benefits in the consolidated statements of income and comprehensive income.

  Equitrade sponsors, for its eligible employees, the Equitrade Partners 401(k) Savings Plan, wherein Equitrade contributes a matching contribution equal to one-half of the first 4% of an employee's contribution. In July 1997, Equitrade formed a second plan, the Equitrade Discretionary Contribution Plan, whereby Equitrade contributes an additional 3% of the employee's compensation for all employees regardless of whether the employee participates in the Equitrade Partners 401(k) Savings Plan. To be eligible, the employee must complete six months of service. Equitrade's contributions vest 20% per year for each of 5 years. For the years ended May 31, 1996, 1997 and 1998 and the nine months ended February 28, 1998 and 1999, Equitrade contributed a total of $43,011, $46,749, $165,780, $125,310 (unaudited) and $136,102, respectively.

12. Discontinued Operations

  Pursuant to Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations--Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions", the consolidated financial statements of the Company have been reclassified to reflect the dispositions of MXNet and Sherwood Securities' AMEX specialist business.

   On February 13, 1998, NDBG sold 100% of the common stock of its subsidiary, MXNet, to IPC Information Systems, Inc. for cash proceeds amounting to $6,600,000. In addition, during February 1998, Sherwood Securities sold its AMEX specialist business for $325,000. The aggregate net gain on the aforementioned sales was $2,704,000, net of $2,353,000 of applicable income taxes and other expenses directly related to the sales. Revenues and expenses for the year ended May 31, 1996 applicable to these discontinued operations were $1,075,021 and $760,989, respectively; for the year ended May 31, 1997 were $733,762 and $2,028,724, respectively; and for the year ended May 31, 1998 were $1,324,114 and $2,374,035, respectively.

13. Net Capital and Customer Reserve Requirements

  Sherwood Securities and NDB execute all customer transactions through a clearing broker and do not maintain custody of customer funds or securities. Accordingly, Sherwood Securities and NDB have been granted exemptions by the National Association of Securities Dealers, Inc. ("NASD") from the computation for determination of reserve requirements for broker-dealers under subparagraph
(k)(2)(ii) of the SEC Rule 15c3-3. Sherwood Securities and NDB were in compliance with the conditions of this exemption during the years ended May 31, 1996, 1997 and 1998 and the nine months ended February 28, 1998 (unaudited) and 1999.

             National Discount Brokers Group, Inc. and Subsidiaries

  As registered broker-dealers, Sherwood Securities, NDB and Equitrade are subject to SEC Uniform Net Capital Rule 15c3-1 (the "Rule"). As of February 28, 1999, the net capital of Sherwood Securities, NDB and Equitrade exceeded their SEC required net capital by approximately $52,287,000, $4,128,000 and $51,746,000, respectively.

  The Rule also provides that equity capital may not be withdrawn or cash dividends paid if the resulting net capital of a broker-dealer would be less than the amount required under the Rule. Accordingly, at February 28, 1999, the payment of dividends and advances to the Company by Sherwood Securities, NDB and Equitrade is limited to approximately $52,087,000, $4,078,000 and $51,696,000, respectively, under the most restrictive of these requirements. The SEC may, by order, restrict the withdrawal of equity capital on a net basis if the SEC determines that such withdrawal would be detrimental to the financial integrity of the broker-dealer or the financial community.

  The NYSE has the authority to set minimum levels of capitalization for specialists on the NYSE, including Equitrade. The NYSE has imposed a minimum capital requirement on Equitrade of $55,000,000 as a result of its transaction with RSF Partners, L.P. Equitrade's adjusted net capital, for NYSE purposes, was $55,672,956 as of February 28, 1999.

14. Commitments

  The Company has non-cancelable operating leases for rental of office space at its various locations. All leases are subject to escalation for increases in taxes, fuel and other costs.

  Commitments for minimum lease payments under non-cancelable operating leases as of February 28, 1999 are as follows, exclusive of escalation charges:

Period from March 1, 1999 through May 31, 1999..................... $   607,430
Fiscal year ending May 31,
  2000.............................................................   2,506,425
  2001.............................................................   2,616,976
  2002.............................................................   2,611,597
  2003.............................................................   2,505,592
  2004.............................................................   2,532,552
  Thereafter.......................................................   8,238,611
                                                                    -----------
                                                                    $21,619,183
                                                                    ===========

  The Company has free rent periods which are being amortized over the lives of the leases.

  Included in occupancy costs and equipment rental expenses are office rental expenses of approximately $2,729,000, $2,535,000, $2,255,000, $1,456,000
(unaudited), $1,598,000, for the years ended May 31, 1996, 1997 and 1998, and nine months ended February 28, 1998 and 1999 respectively.

  NDBG has an employment contract with Arthur Kontos as the Chief Executive Officer ("CEO") of NDBG with a term ending on May 31, 2000 with certain rights of extension of the term and earlier termination. Remuneration under these contracts consisted of base salary and a cash bonus based on the Company's Income. Income is defined as consolidated income before taxes and the payment or accrual of the CEO's annual cash bonus. The CEO's cash bonus is paid pursuant to The Sherwood Group, Inc. 1996 CEO Bonus Plan (the "CEO Plan"). The CEO Plan provides for an annual cash bonus

             National Discount Brokers Group, Inc. and Subsidiaries payout equal to 10% of the first $10,000,000 of income (as defined) and 15% of income over $10,000,000. Included in accounts payable and accrued liabilities is approximately $1,251,000, $1,836,000 and $2,133,000 due to the CEO at May 31, 1997, May 31, 1998 and February 28, 1999, respectively. In connection with this agreement and the CEO Plan, approximately $6,137,000, $3,061,000, $2,724,000, $2,053,000 (unaudited) and $3,604,000 is reflected in compensation and benefits for the years ended May 31, 1996, 1997 and 1998 and the nine months ended February 28, 1998 and 1999, respectively. Additionally, for the nine months ended February 28, 1998 (unaudited) and for the year ended May 31, 1998, $755,000 of the CEO's bonus was netted against the gain on sale of discontinued operations on the consolidated statements of income and comprehensive income.

  During the fiscal year ended May 31, 1997, NDBG established The Sherwood Group, Inc. 1996 Executive Incentive Award Plan (the "Executive Plan"). The Executive Plan allowed for the creation of a compensation pool at an amount equal to 4.25% of Net Income, which was defined as consolidated pre-tax income of the Company subject to adjustment for unusual, infrequent, or extraordinary items and not taking into account payments or accruals under the Executive Plan. The Executive Plan was terminated by the Company's Board of Directors during the year ended May 31, 1998, effective June 1, 1997. Under the Executive Plan, bonuses for the Company's executives were to be determined at the discretion of the Compensation Committee of the Board of Directors.

  Included in accounts payable and accrued liabilities is approximately $1,147,000 due to participants in the Executive Plan at May 31, 1997. In determining Net Income, the Compensation Committee determined not to reduce Net Income for the expenses of a litigation settlement, including associated professional fees paid, (net of the reduction in the CEO bonus computation).

15. Estimated Fair Value of Financial Instruments

  The Company's securities owned, U.S. Treasury obligations and securities sold, not yet purchased are carried at market value. Management estimates that the fair values of other financial instruments recognized on the consolidated statements of financial condition (including receivables, payables and accrued expenses, loan payable and secured demand notes payable) are approximated by their carrying values, as such financial instruments are short-term in nature, bear interest at current market rates or are subject to frequent repricing.

16. Contingencies and Legal Matters

  NDBG's subsidiaries, and in some cases NDBG, have been named as defendants in lawsuits and arbitrations and are the subject of investigations, that allege, among other things, violations of Federal and state securities and related laws and other laws.

  As part of a global settlement involving more than 25 Nasdaq market-making firms, Sherwood Securities has settled proceedings brought against it in connection with the investigation by the SEC captioned In the Matter of Certain Market-Making Activities on NASDAQ, HO-2974. In connection with the settlement, Sherwood Securities consented to the entry of certain Orders by the SEC instituting proceedings, making findings and imposing sanctions. Sherwood Securities neither admitted nor denied the substantive allegations set forth in the Orders. As part of the settlement, Sherwood Securities paid a civil penalty of $1,000,000 in January 1999 to the SEC and the sum of $8,138 in disgorgement. Sherwood Securities' results for the year ended May 31, 1998 reflect a non-tax deductible charge to establish a reserve for the SEC's investigation.

             National Discount Brokers Group, Inc. and Subsidiaries

  On July 16, 1996, Sherwood Securities entered into a Stipulation and Order resolving a civil complaint filed in the United States District Court for the Southern District of New York (the "Complaint") by the United States Department of Justice ("DOJ") alleging that Sherwood Securities and 23 other NASDAQ market makers violated Section 1 of the Sherman Act in connection with certain market making practices. The relief sought in the Complaint was a declaration that the defendants have violated Section 1 of the Sherman Act, as well as injunctive relief and such other relief as the court deemed appropriate. In entering into the Stipulation and Order, Sherwood Securities did not admit that the DOJ's allegations were correct, but agreed that it would not engage in certain types of activities in connection with its NASDAQ market making and it undertook specified steps to assure compliance with the agreement.

  On April 9, 1997, Sherwood Securities entered into a settlement agreement (the "Settlement Agreement") in the class action litigation Re: NASDAQ Market-Makers Antitrust Litigation, 94 Civ. 3996(RWS) currently pending in the United States District Court for the Southern District of New York (the "Court"). The Settlement Agreement provided for payment by Sherwood Securities of $4,375,000 per percentage point of its market share of the "Defendants' Market." Sherwood Securities' agreed market share of the Defendants' Market was set in the Settlement Agreement, as amended, at 2.10% which resulted in a total principal payment obligation of $9,187,500. The Settlement Agreement provided for the payment of the verified amount in two installments. On April 23, 1997, Sherwood Securities made an installment payment in the amount of $4,593,750. The remaining balance of $4,926,797, including $333,047 of interest, was paid on April 9, 1998. The Settlement Agreement has been granted final approval by the Court and judgement has been entered. The judgement has been appealed to the United States Court of Appeals for the Second Circuit by certain class members. No argument has been scheduled.

17. Subsequent Events

  Weiss, Peck & Greer, L.L.C. ("WPG") has filed a Statement of Claim dated March 22, 1999 in an arbitration before the NASD titled In the Matter of the Arbitration of Weiss, Peck & Greer, L.L.C., Claimant against Sherwood Securities Corp., Respondent. In the Statement of Claim, WPG alleges that Sherwood Securities contravened standards of "commercial reasonableness" and "just and equitable principles of trade" in connection with trades of approximately 1.5 million shares of Amazon.com, Inc. from Carnegie, Childs & Co., L.L.C. ("Carnegie") on January 8, 1999. WPG was Carnegie's clearing broker. WPG alleges that the trades resulted in Carnegie having a net short position in Amazon.com, Inc. of 1,462,000 shares. WPG covered the short position on January 11, 1999 and alleges it sustained losses in excess of $11,000,000. WPG has requested relief of compensatory damages in excess of $11,000,000 plus consequential damages and interest, WPG's costs and attorneys' fees and such other relief as the arbitration panel deems just and appropriate. Management of Sherwood Securities intends to vigorously defend against these claims and, after consultation with counsel believes it has valid defenses to these claims and intends to assert counterclaims, including a claim of approximately $1,300,000 for losses it suffered in connection with trades in Amazon.com, Inc. shares executed by Sherwood Securities for Carnegie on January 8, 1999.

  On April 21, 1999, the Company's Board of Directors approved a new stock option plan (the "1999 Plan") allowing for the issuance of up to 1,000,000 shares of the Company's common stock pursuant to stock options and approved the grant of options to purchase 750,000 shares at an exercise price of $60.0625 per share. All options granted have exercise prices equal to the fair market value of the stock on the date of the grant, a 10 year term and vest ratably over a three year period commencing on the date of grant.

             National Discount Brokers Group, Inc. and Subsidiaries

  On May 7, 1999, the Company entered into a definitive agreement to sell its 46.845% membership interest in Equitrade to a subsidiary of SLK. The Company will receive approximately $82,400,000 in cash for its membership interest (consisting of gain on sale, return of capital and net repayment of notes and interest receivable). The Company will record an after-tax gain of approximately $20,500,000, accrued income taxes payable of approximately $15,500,000 (calculated at the statutory rate of 43%) and a bonus to its chief executive officer of approximately $6,400,000. In connection with execution of this agreement, the Company and SLK agreed to defer repayment of the $15,000,000 loan due to SLK until closing of the sale. If the sale agreement is terminated without a closing, the loan will mature 18 months from such termination.

18. Quarterly Financial Information (unaudited)

                             First       Second        Third       Fourth
                          -----------  -----------  -----------  -----------
                           (In thousands, except per common share data)
1999
Revenues................  $    29,543  $    54,481  $    68,236
Expenses................       34,092       41,319       52,969
Minority interest.......        2,522       (2,664)          19
                          -----------  -----------  -----------
Income (loss) from
 continuing operations
 before taxes...........  $    (2,027) $    10,498  $    15,286
                          -----------  -----------  -----------
Net income (loss).......  $    (1,335) $     5,883  $     8,172
                          -----------  -----------  -----------
Net income (loss) per
 common share--basic....  $      (.09) $       .42  $       .58
                          -----------  -----------  -----------
Net income (loss) per
 common share--diluted..  $      (.09) $       .42  $       .58
                          -----------  -----------  -----------
1998
Revenues................  $    40,420  $    42,535  $    37,691  $    43,802
Expenses................       33,963       36,410       32,770       36,103
Minority interest.......       (1,142)      (2,009)      (1,363)      (1,252)
                          -----------  -----------  -----------  -----------
Income from continuing
 operations before
 taxes..................  $     5,315  $     4,116  $     3,558  $     6,447
                          -----------  -----------  -----------  -----------
Loss from discontinued
 operations.............  $      (238) $      (228) $      (355) $        --
                          -----------  -----------  -----------  -----------
Gain on sale of
 discontinued
 operations.............  $        --  $        --  $     2,704  $        --
                          -----------  -----------  -----------  -----------
Net income..............  $     2,708  $     2,087  $     4,221  $     2,944
                          -----------  -----------  -----------  -----------
Net income per common
 share--basic...........  $       .21  $       .16  $       .30  $       .21
                          -----------  -----------  -----------  -----------
Net income per common
 share--diluted.........  $       .21  $       .16  $       .30  $       .21
                          -----------  -----------  -----------  -----------
1997
Revenues................  $    42,725  $    40,861  $    51,860  $    44,889
Expenses................       36,577       34,230       49,011       36,904
Minority interest.......          (14)        (739)      (2,114)      (1,459)
                          -----------  -----------  -----------  -----------
Income from continuing
 operations before
 taxes..................  $     6,134  $     5,892  $       735  $     6,526
                          -----------  -----------  -----------  -----------
Loss from discontinued
 operations.............  $       (87) $      (245) $      (288) $      (235)
                          -----------  -----------  -----------  -----------
Net income (loss).......  $     3,003  $     3,295  $      (242) $     3,224
                          -----------  -----------  -----------  -----------
Net income (loss) per
 common share...........  $       .23  $       .25  $      (.02) $       .25
                          -----------  -----------  -----------  -----------
1996
Revenues................  $    39,453  $    34,955  $    46,995  $    57,707
Expenses................       31,579       30,768       37,851       40,066
Minority interest.......         (801)        (486)        (995)      (1,347)
                          -----------  -----------  -----------  -----------
Income from continuing
 operations before
 taxes..................  $     7,073  $     3,701  $     8,149  $    16,294
                          -----------  -----------  -----------  -----------
Gain (loss) from
 discontinued
 operations.............  $        57  $       (16) $        30  $       107
                          -----------  -----------  -----------  -----------
Net income..............  $     4,468  $     3,173  $     5,141  $     7,350
                          -----------  -----------  -----------  -----------
Net income per common
 share..................  $       .33  $       .24  $       .39  $       .56
                          -----------  -----------  -----------  -----------

             National Discount Brokers Group, Inc. and Subsidiaries

                     Index to Financial Statement Schedule

      Report of Independent Accountants...................................   S-2
      Condensed Financial Statements of the Registrant (Parent)........... S-3-8

                       Report of Independent Accountants

To the Board of Directors and Stockholders of National Discount Brokers Group, Inc.

In connection with our audit of the consolidated financial statements of National Discount Brokers Group, Inc. and its subsidiaries as of February 28, 1999 and for the nine months then ended, which financial statements are included in the Registration Statement, we have also audited the financial statement schedule listed in Item 16(b) herein.

In our opinion, the information set forth in the accompanying financial statement schedule, when read in conjunction with the consolidated financial statements from which it has been derived, is fairly stated in all material respects in relation thereto.

PricewaterhouseCoopers LLP

New York, New York
May 7, 1999

             National Discount Brokers Group, Inc. and Subsidiaries

                          Financial Statement Schedule

           Condensed Financial Statements of the Registrant (Parent)

                       Statements of Financial Condition

                                     ASSETS

                                                   May 31,
                                          ------------------------- February 28,
                                              1997         1998         1999
                                          ------------ ------------ ------------
Cash....................................  $     86,323 $    221,328 $    212,855
Receivables.............................       637,220   14,117,784    1,583,064
Notes receivable........................       511,230      568,710    1,028,482
Securities available for sale, at market
 value..................................            --    2,438,438      100,000
Securities not readily marketable, at
 fair value.............................       401,320      401,320      401,320
Investment in, less net amounts due to,
 subsidiaries and affiliates............    67,000,227   81,751,054   98,765,938
Investment in partnerships..............    11,842,014   13,775,483   15,680,460
Furniture, net..........................            --        2,374        1,609
Intangible asset, net...................       130,873           20      422,010
Subordinated and secured demand notes
 receivable.............................    16,250,000   16,000,000   38,000,000
U.S. Treasury obligations, pledged......     5,481,820    5,223,882    5,151,581
Other assets............................       624,185      444,951      508,715
                                          ------------ ------------ ------------
  Total assets..........................  $102,965,212 $134,945,344 $161,856,034
                                          ============ ============ ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable, accrued expenses and
 other liabilities (including income
 taxes payable).........................  $  5,113,478 $  5,467,903 $  8,516,691
Subordinated note payable...............     5,250,000    5,000,000    5,000,000
Loan payable............................            --           --   15,000,000
                                          ------------ ------------ ------------
                                            10,363,478   10,467,903   28,516,691
                                          ------------ ------------ ------------
Stockholders' equity
 Common stock...........................       143,432      143,432      143,432
 Retained earnings and other equity.....    92,458,302  124,334,009  133,195,911
                                          ------------ ------------ ------------
                                            92,601,734  124,477,441  133,339,343
                                          ------------ ------------ ------------
  Total liabilities and stockholders'
   equity...............................  $102,965,212 $134,945,344 $161,856,034
                                          ============ ============ ============

         See accompanying notes to the condensed financial statements.

             National Discount Brokers Group, Inc. and Subsidiaries

                          Financial Statement Schedule

     Condensed Financial Statements of the Registrant (Parent)--(Continued)

                 Statements of Income and Comprehensive Income

                                                                   Nine Months Ended
                                  Years Ended May 31,                February 28,
                          ------------------------------------  ------------------------
                             1996        1997         1998         1998         1999
                          ----------- -----------  -----------  -----------  -----------
                                                                (unaudited)
Revenues:
 Equity income in
  partnerships..........  $ 5,546,428 $ 6,163,136  $ 5,852,353  $ 4,469,583  $ 1,302,174
 Interest...............    1,101,129   1,446,341    1,980,535    1,335,540    1,767,566
 Realized gain on
  securities available-
  for-sale..............           --          --           --           --    2,173,517
 Service fees paid by
  subsidiaries
  eliminated in
  consolidation.........    4,675,000   5,640,015    4,233,345    3,198,345    3,105,000
 Other..................      114,126      (5,346)     142,500      106,875      113,319
                          ----------- -----------  -----------  -----------  -----------
                           11,436,683  13,244,146   12,208,733    9,110,343    8,461,576
                          ----------- -----------  -----------  -----------  -----------
Expenses:
 Compensation and
  benefits..............    7,408,107   4,675,853    4,016,895    2,277,926    6,695,103
 Interest...............           --          --       35,033       31,288      152,828
 Other, net.............      403,816   1,403,486    1,299,167      960,293    1,840,252
                          ----------- -----------  -----------  -----------  -----------
                            7,811,923   6,079,339    5,351,095    3,269,507    8,688,183
                          ----------- -----------  -----------  -----------  -----------
Income (loss) from
 continuing operations
 before equity in income
 of subsidiaries and
 income taxes...........    3,624,760   7,164,807    6,857,638    5,840,836     (226,607)
Equity in income of
 subsidiaries...........   18,471,286   5,650,335    8,837,016    6,491,313   13,111,734
                          ----------- -----------  -----------  -----------  -----------
Income from continuing
 operations before
 income taxes...........   22,096,046  12,815,142   15,694,654   12,332,149   12,885,127
Income tax expense......    1,964,118   3,208,199    3,029,674    2,572,543      165,388
                          ----------- -----------  -----------  -----------  -----------
  Net income from
   continuing
   operations...........   20,131,928   9,606,943   12,664,980    9,759,606   12,719,739
Discontinued operations,
 net of taxes...........           --          --     (727,116)    (727,116)          --
                          ----------- -----------  -----------  -----------  -----------
  Net income............   20,131,928   9,606,943   11,937,864    9,032,490   12,719,739
Other comprehensive
 income (loss), net of
 taxes..................           --          --    1,359,800    1,310,904   (1,259,800)
                          ----------- -----------  -----------  -----------  -----------
  Comprehensive income..  $20,131,928 $ 9,606,943  $13,297,664  $10,343,394  $11,459,939
                          =========== ===========  ===========  ===========  ===========

         See accompanying notes to the condensed financial statements.

             National Discount Brokers Group, Inc. and Subsidiaries

                          Financial Statement Schedule

     Condensed Financial Statements of the Registrant (Parent)--(Continued)

                            Statements of Cash Flows

                                                                        Nine Months
                                                                           Ended
                                  Years Ended May 31,                  February 28,
                         ---------------------------------------  ------------------------
                             1996         1997          1998         1998         1999
                         ------------  -----------  ------------  -----------  -----------
                                                                  (unaudited)
Cash flows from
 operating activities:
 Net income from
  continuing
  operations............ $ 20,131,928  $ 9,606,943  $ 12,664,980  $ 9,759,606  $12,719,739
 Non-cash items included
  in net income:
 Net equity in gain of
  subsidiaries..........  (18,471,286)  (5,650,335)   (8,837,016)  (6,491,313) (13,111,734)
 Equity income in
  partnerships..........   (5,546,428)  (6,163,136)   (5,852,353)  (4,469,583)  (1,302,174)
 Loss on sale of
  subsidiary............           --      123,006            --           --           --
 Depreciation and
  amortization..........      207,877      265,658       144,494      142,989       28,775
 Allocated tax benefit
  related to the
  exercise of options...    4,490,000           --            --           --           --
 Decrease (increase) in
  operating assets:
  Receivables...........   (4,816,300)   4,298,488   (13,480,564) (18,432,039)  12,534,720
  U.S. Treasury
   obligations,
   pledged..............   (5,154,471)     (52,141)      257,938      333,197       72,301
  Other assets..........    4,879,003     (258,429)      179,234       63,695     (63,766)
  (Decrease) increase
   in operating
   liabilities
  Accounts payable,
   accrued expenses and
   other liabilities....    1,344,002   (3,731,976)   (3,464,080)  (2,242,344)   4,635,415
                         ------------  -----------  ------------  -----------  -----------
   Net cash provided by
    (used in) operating
    activities..........   (2,935,675)  (1,561,922)  (18,387,367) (21,335,792)  15,513,276
                         ------------  -----------  ------------  -----------  -----------
Cash flows from
 investing activities:
 Investment in
  partnerships..........     (242,790)    (320,437)     (444,068)    (444,068)    (602,803)
 Distribution from
  partnerships..........    3,041,010    3,771,646     4,362,952    4,362,952           --
 Loans made to employees
  and officers..........   (1,622,765)    (137,652)           --           --     (900,000)
 Principal collected on
  notes receivable......    1,662,765       44,967        45,465       45,465      440,228
 Purchase of
  subsidiaries, net of
  cash acquired.........           --  (15,763,434)           --           --           --
 Return of capital from
  subsidiary............           --    2,409,659     3,538,554    3,538,554           --
 Payment for purchase of
  identified intangible
  asset.................           --     (188,780)           --           --     (450,000)
 Additional capital
  contributed to
  subsidiaries..........      (25,100)          --            --           --           --
 Issuance of
  subordinated notes
  receivable............           --   (6,000,000)           --           --  (22,000,000)
                         ------------  -----------  ------------  -----------  -----------
   Net cash (used in)
    provided by
    investing
    activities..........    2,813,120  (16,184,031)    7,502,903    7,502,903  (23,512,575)
                         ------------  -----------  ------------  -----------  -----------
Cash flows from
 financing activities:
 Sale of treasury
  stock.................           --           --    19,267,500   19,267,500           --
 Purchase of treasury
  stock.................   (2,061,876)  (3,569,937)     (614,281)     (49,760)  (3,231,647)
 Proceeds from exercise
  of options............           --           --            --           --      606,978
 Proceeds from loan
  payable...............      635,000           --            --           --   15,000,000
 Net receipts
  (disbursements) on
  intercompany
  borrowings............    1,587,445   21,341,380    (7,633,750)  (5,184,988)  (4,384,505)
                         ------------  -----------  ------------  -----------  -----------
   Net cash provided by
    financing
    activities..........      160,569   17,771,443    11,019,469   14,032,752    7,990,826
                         ------------  -----------  ------------  -----------  -----------
Net (decrease) increase
 in cash................       38,014       25,490       135,005      199,863       (8,473)
   Cash at beginning of
    period..............       22,819       60,833        86,323       86,323      221,328
                         ------------  -----------  ------------  -----------  -----------
   Cash at end of
    period..............      $60,833  $    86,323  $    221,328  $   286,186  $   212,855
                         ============  ===========  ============  ===========  ===========

             National Discount Brokers Group, Inc. and Subsidiaries

                          Financial Statement Schedule

     Condensed Financial Statements of the Registrant (Parent)--(Continued)

                     Statements of Cash Flows--(Continued)

Supplemental disclosures of cash flow information:

  Income tax payments aggregated $5,732,131, $14,077,485 and $6,287,938 during the years ended May 31, 1996, 1997 and 1998, respectively, and $3,407,836 (unaudited) and $7,358,685 during the nine months ended February 28, 1998 and 1999, respectively.

  Interest payments aggregated $0, $52,991 and $35,033 during the years ended May 31, 1996, 1997 and 1998, respectively, and $31,288 (unaudited) and $87,828 during the nine months ended February 28, 1998 and 1999, respectively.

Supplemental disclosures of non-cash investing and financing activities:

  During July 1995, National Discount Brokers Group, Inc. ("NDBG") contributed an additional $250,000, in the form of U.S. Treasury securities with a face value of $246,562, which were included in other assets at May 31, 1997 and 1996, to Anvil Institutional Services Company ("Anvil Joint Venture").

  During the period from November 1995 through February 1996, certain executives of NDBG and its subsidiaries (collectively the "Company") exercised an aggregate of 670,000 options for the purchase of 670,000 shares of NDBG's common stock with an exercise price of $1 per share and 66,000 options for the purchase of 66,000 shares with an exercise price of $3.625 per share. In order to pay for the exercise price and to fund the personal income taxes of $2,602,997 on the gain related to the transaction, the executives remitted to NDBG 394,697 shares of NDBG's common stock with a market value of $3,487,247.

  As a result of the sale of its subsidiary, Stock Market Index, Inc., during December 1996, NDBG wrote off the remaining book value of certain computer software and intangible assets aggregating $225,193. In addition, as part of the sale, NDBG received a note in the face amount of $132,187 from the buyer, resulting in a net loss of $123,006.

  On January 24, 1997, NDBG acquired, from its joint venture partner at that time, the remaining 51% of the Anvil Joint Venture that it did not previously own. NDBG, therefore, became the 100% owner of Anvil Institutional Services, Inc. ("Anvil"). Accordingly, the assets, liabilities and stockholder's equity of Anvil were consolidated with those of NDBG as of the acquisition date. The increases or decreases in operating assets and liabilities reflected in the statement of cash flows for the year ended May 31, 1997 exclude amounts for the assets and liabilities of Anvil which were assumed as part of the acquisition.

  During February 1997, an executive of NDBG exercised an aggregate of 94,027 options for the purchase of 94,027 shares of NDBG's common stock with exercise prices ranging from $7.9375 per share to $9.1875 per share. In order to pay for the exercise price $838,324 and to fund the personal income taxes of $54,569 on the gain related to the transaction, the executive remitted to NDBG 88,187 shares of NDBG's common stock with a market value of $892,893. In connection with the exercise of these options, the Company estimated an income tax benefit of $49,743.

  On May 2, 1997, NDBG acquired 100% of the common stock of Dresdner-NY Incorporated, subsequently renamed SHD. Accordingly, the assets, liabilities and stockholder's equity of SHD have been consolidated with those of NDBG as of the acquisition date. The increases or decreases in operating assets and liabilities reflected in the consolidated statement of cash flows for the year ended May 31, 1997 exclude amounts for the assets and liabilities of SHD which were assumed as part of the acquisition.

             National Discount Brokers Group, Inc. and Subsidiaries

                          Financial Statement Schedule

     Condensed Financial Statements of the Registrant (Parent)--(Continued)

                     Statements of Cash Flows--(continued)

  During September 1997, NDBG sold all of the stock of Anvil and received a note in the amount of $102,945, which was repaid in full in January 1999.

  During October 1997 and December 1997, certain executives of the Company exercised an aggregate of 294,758 options for the purchase of 294,758 shares of NDBG's common stock with exercise prices ranging from $7.9375 per share to $10.125 per share. In order to pay for the exercise price of $2,701,705 and to fund the personal income taxes of $441,389 on the gain related to the transaction, the executives remitted to NDBG 255,450 shares of NDBG's common stock with a market value of $3,143,094. In connection with the exercise of these options, NDBG estimated an income tax benefit of $366,215.

  During February 1998, NDBG sold the remaining net assets of its subsidiary, MXNet, Inc., and received a promissory note for $6,600,000 with interest accrued at 6% from the date of sale. The note was repaid in full in April 1998.

  During February 1998 and May 1998, certain available-for-sale securities appreciated due to the entity's successful initial public offering. As such, the Company has reflected these securities at fair market value on the consolidated statements of financial condition. The cumulative unrealized gains of $1,262,352 and $1,359,800 associated with marking these securities to fair market value, is reflected as a component of accumulated comprehensive income on the consolidated statements of financial condition, net of cumulative income taxes of $1,165,248 and $1,255,200, respectively.

  Between December 1998 and February 1999, various employees of the Company exercised an aggregate of 45,736 options for the purchase of 45,736 shares of NDBG's common stock with exercise prices ranging from $11.00 per share to $13.50 per share. In connection with the exercise of these options, NDBG estimated an income tax benefit of $331,425, which has been used to reduce NDBG's current liability for income taxes.



         See accompanying notes to the condensed financial statements.

             National Discount Brokers Group, Inc. and Subsidiaries

                          Financial Statement Schedule
      Condensed Financial Statements of the Registrant (Parent)--Continued

                    Notes to Condensed Financial Statements

The condensed financial statements of the registrant should be read in conjunction with the consolidated financial statements and notes to consolidated financial statements which are included elsewhere herein.

Investment in, less net amounts due to, subsidiaries and affiliates represents NDBG's investment in its subsidiary companies after deducting net amounts owed to several subsidiaries primarily related to the funding of NDBG's cash flow needs by its operating subsidiaries. Income and losses of the subsidiaries are recognized using the equity method accounting.

During the year ended May 31, 1995, NDBG entered into two subordination agreements with Old Equitrade. The first note has a stated interest rate of 0% and matures on February 28, 2000. In connection with this agreement, NDBG has pledged U.S. Treasury securities with a market value in excess of $5,000,000. The second note has a stated interest rate of 8% and matures on February 28, 2000. In connection with this agreement, NDBG loaned Old Equitrade $5,000,000.

During the year ended May 31, 1997, NDBG entered into two subordination agreements with Triak Services Corp. ("NDB"). The first note has a stated interest rate of "broker call" and matures on December 31, 2000. The second note also has a stated interest rate of "broker call" and matures on March 31, 2001. The weighted average broker call rate was 6.9% for the nine months ended February 28, 1999. In connection with each of these subordination agreements, NDBG loaned NDB $3,000,000.

On December 31, 1998, NDBG entered into a subordination agreement with Equitrade. The note has a stated interest rate of 6% and matures on December 31, 1999. In connection with this agreement, NDBG loaned Equitrade $22,000,000.

No dividends were paid to NDBG by its wholly owned subsidiaries during the nine months ended February 28, 1999 and 1998 (unaudited), and the years ended May 31, 1998, 1997 and 1996.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                2,600,000 Shares

                                     [LOGO]

                                  Common Stock

                               ----------------

                                   PROSPECTUS

                               ----------------

                                 BT Alex. Brown

                           U.S. Bancorp Piper Jaffray

                            Deutsche Bank Securities

                                  May   , 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

  The following table sets forth the expenses (other than underwriting compensation expected to be incurred) in connection with this offering. All of such amounts (except the SEC registration fee and the NASD filing fee) are estimated.

      SEC registration fee.......................................... $43,846.86
      NYSE listing fee..............................................     *
      NASD filing fee...............................................  16,222
      Blue Sky fees and expenses....................................     *
      Printing and engraving costs..................................     *
      Legal fees and expenses.......................................     *
      Accounting fees and expenses..................................     *
      Transfer Agent and Registrar fees and expenses................     *
      Miscellaneous.................................................     *
                                                                     ----------
        Total....................................................... $    *
                                                                     ==========

     --------
     * To be completed by amendment.

Item 15. Indemnification of Directors and Officers.

  Our Restated Certificate of Incorporation, as amended, limits the personal liability of directors and officers for monetary damages for breach of their fiduciary duties as directors and officers, except in certain circumstances involving certain wrongful acts, such as a breach of the director's duty of loyalty or acts of omission which involve intentional misconduct or a knowing violation of law.

  Section 145 of the Delaware General Corporation Law (the "DGCL") permits us to indemnify officers, directors or employees against expenses (including attorney's fees), judgments, fines and amounts paid in settlement in connection with legal proceedings if the officer, director or employee acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal act or proceeding, he had no reasonable cause to believe his conduct was unlawful. Indemnification is not permitted as to any matter as to which the person is adjudged to be liable unless, and only to the extent that, the court in which such action or suit was brought upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Individuals who successfully defend such an action are entitled to indemnification against expenses reasonably incurred in connection therewith.

  We have also entered into indemnification agreements with its directors and executive officers which obligate the Company to indemnify the directors or officers for all expenses (including attorney fees) and costs, judgments, fines and settlement amounts paid or incurred by them in connection with claims, actions and proceedings in which they are parties, witnesses and subjects as a result of their activities on behalf of the Company, including, but not limited to, their activities as directors and officers of the Company and its subsidiaries. Pursuant to the agreements, the directors will be indemnified to the extent permitted under Delaware law. The agreements cover all indemnified claims and proceedings brought within ten years after the resignation of the director or executive officer from all positions held as a director, officer or otherwise on behalf of the Company. The agreements may provide indemnity to or limit liability of directors or executive officers for events that occurred prior to the date of the agreement. However, the enforceability of these retroactive provisions has not been determined under Delaware law.

Item 16. Exhibits and Financial Statement Schedules.

  (a) Exhibits

 1*    Form of Underwriting Agreement
 5*    Opinion of Gibbons, Del Deo, Dolan, Griffinger & Vecchione, a
       Professional Corporation
 23.1* Consent of Gibbons, Del Deo, Dolan, Griffinger & Vecchione, a
       Professional Corporation (Included in Exhibit 5)
 23.2  Consent of KPMG LLP
 23.3  Consent of PricewaterhouseCoopers LLP
 24    Power of Attorney (Included on Signature Page)

--------
* To be filed by amendment

  (b) Financial Statement Schedules

  The following schedule is filed as part of this Registration Statement, but not included in the Prospectus:

Schedule Number      Description
---------------      -----------
       1         Condensed Financial
                 Statements of the
                 Registrant (Parent)

  All other financial statement schedules are omitted because they are inapplicable or the requested information is shown in the consolidated financial statements of National Discount Brokers Group, Inc. or related notes thereto.

Item 17. Undertakings.

  The undersigned registrant hereby undertakes as follows:

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered by this Prospectus, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance on Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it is declared effective.

  For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item

15 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jersey City, the State of New Jersey, on the 10th day of May, 1999.

                                          NATIONAL DISCOUNT BROKERS GROUP,
                                          INC.

                                          By: /s/ Arthur Kontos
                                            -------------------------
                                            Name: Arthur Kontos
                                            Title: Chief Executive Officer

                                          By: /s/ Denise S. Isaac
                                            -------------------------

                                            Name: Denise S. Isaac
                                            Title: Executive Vice President
                                                and Treasurer (Principal
                                                Accounting Officer)

                               POWERS OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Arthur Kontos and Frank E. Lawatsch, Jr., and each of them, with full power to act without the other, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement, any and all amendments thereto (including post-effective amendments), any subsequent Registration Statements pursuant to Rule 462 of the Securities Act of 1933, as amended, and any amendments thereto and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                Signature                            Title                   Date
                ---------                            -----                   ----

          /s/ James H. Lynch, Jr.          Chairman of the Board      May 10, 1999
 ________________________________________
           (James H. Lynch, Jr.)

             /s/ Arthur Kontos             Director and Chief         May 10, 1999
 ________________________________________  Executive Officer
              (Arthur Kontos)

         /s/ Charles Kirk Kellogg          Director                   May 10, 1999
 ________________________________________
          (Charles Kirk Kellogg)

             /s/ Dennis Marino             Director                   May 10, 1999
 ________________________________________
              (Dennis Marino)

            /s/ Thomas Neumann             Director                   May 10, 1999
 ________________________________________
             (Thomas Neumann)

             /s/ John P. Duffy             Director                   May 10, 1999
 ________________________________________
              (John P. Duffy)

             /s/ Ralph Del Deo             Director                   May 10, 1999
 ________________________________________
              (Ralph Del Deo)

           /s/ Stephen DiLascio            Director                   May 10, 1999
 ________________________________________
            (Stephen DiLascio)